Exhibit 4.2

REORGANIZATION AGREEMENT

dated as of

December 8, 2009

among

COBALT INTERNATIONAL ENERGY, L.P.,

COBALT INTERNATIONAL ENERGY, INC.,

COBALT MERGERSUB, INC.

and

THE OTHER PARTIES SIGNATORY HERETO

		PAGE

	Article 1
	DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional and Interpretative Provisions	2

	Article 2
	PRE-IPO GRANT OF CLASS C AND D INTERESTS

Section 2.01.	Outstanding Class B and C Interests	3
Section 2.02.	Class C and D Interests to be Granted in Connection with IPO	3
Section 2.03.	Grant of Class C and D Interests	4
Section 2.04.	Certain Other Matters	4

	Article 3
	THE CORPORATE REORGANIZATION

Section 3.01.	The Contributions	4
Section 3.02.	The Exchange	5
Section 3.03.	The Merger	5
Section 3.04.	Newco Charter and Bylaws	7
Section 3.05.	Termination of Rig Guarantees	7
Section 3.06.	PEP, L.P	7
Section 3.07.	Newco LTIP	7
Section 3.08.	Other Agreements	7
Section 3.09.	Post-IPO Exchanges	8
Section 3.10.	Tax Withholdings	8

	Article 4
	REPRESENTATIONS AND WARRANTIES

Section 4.01.	Existence and Power	8
Section 4.02.	Binding Agreement	9
Section 4.03.	Governmental Authorization	9
Section 4.04.	Non-contravention	9
Section 4.05.	Additional Representations and Warranties	9

	Article 5
	COVENANTS

Section 5.01.	Reasonable Best Efforts	11
Section 5.02.	Public Announcements	11
Section 5.03.	Further Assurances	11
Section 5.04.	Intended Tax Treatment	11

Schedules and Exhibits

Schedule 3.01	Pre-IPO Capital Contribution

Exhibit A	Forms of Restricted Stock Award Agreements and Deferred Compensation Plan
Exhibit B	Partnership Agreement
Exhibit C	Certificate of Incorporation and Bylaws
Exhibit D	Long Term Incentive Plan
Exhibit E	Forms of Employment, Severance and Commitment Agreements
Exhibit F	Form of Stockholders Agreement
Exhibit G	Form of Registration Rights Agreement
Exhibit H	Form of Directors’ Indemnification Agreement
Exhibit I	Form of Contribution Agreement

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REORGANIZATION AGREEMENT

REORGANIZATION AGREEMENT (this “Agreement”) dated as of December 8, 2009 among Cobalt International Energy, L.P., a Delaware limited partnership (the “Partnership”), Cobalt International Energy, Inc., a Delaware corporation and wholly-owned subsidiary of the Partnership (“Newco”), Cobalt MergerSub, Inc., a Delaware corporation and wholly-owned subsidiary of Newco (“Merger Subsidiary”), and the other parties signatory hereto.

W I T N E S S E T H :

WHEREAS, the parties hereto intend that (i) the exchange contemplated by Section 3.02, (ii) the receipt of Newco common stock pursuant to the merger contemplated by Section 3.03 (other than restricted shares as to which an election under Section 83(b) of the Code will not be made) and (iii) the issuance of Newco common stock in the IPO shall be treated as exchanges qualifying under Section 351 of the Code;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.  Definitions.  (a) As used herein, the following terms have the following meanings:

“affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.

“Code” means the Internal Revenue Code of 1986.

“Delaware Law” means the General Corporation Law of the State of Delaware and/or the Delaware Revised Uniform Limited Partnership Act, as applicable.

“Governmental Authority” means any government, court, tribunal, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether domestic or foreign, federal, state or local, multinational or supranational.

“IPO” means the underwritten public offering of shares of Newco common stock pursuant to Registration Statement No. 333-161734 on Form S-1 filed with the Securities and Exchange Commission.

“Law” means all laws (including common and civil law), statutes, ordinances, codes, rules and regulations of any Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Cobalt International Energy, L.P. dated as of February 6, 2009.

“person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“subsidiary” means, with respect to any person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such person and (ii) any entity that does not have a board of directors or other persons performing similar functions in which such person owns directly or indirectly general partnership interests, management rights or other interests that permit such person to control such entity.

(b)                       Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Class D Interests	2.02
Contribution	3.01
Effective Time	3.03
Exchange	3.02
Guarantee Release Agreement	3.05
LTIP	3.07
Merger	3.03
Merger Subsidiary	Preamble
Newco	Preamble
Partnership	Preamble
Public Offering Price	3.02
Special Purpose Holdco	3.02
Special Purpose Holdco Shared Subsidiary	3.02
Surviving Entity	3.03

(c)                        Capitalized terms defined in the Partnership Agreement and used but not otherwise defined herein are used as therein defined.

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  All terms defined in this Agreement and used but not otherwise defined in any Exhibit or Schedule or any other document made or delivered pursuant hereto shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to

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be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any person include the successors and permitted assigns of that person.

ARTICLE 2

PRE-IPO GRANT OF CLASS C AND D INTERESTS

Section 2.01.  Outstanding Class B and C Interests.  All of the Class B Interests consisting of 100,000 Class B Units and 25% of the Class C Interests consisting of 25,000 of the 100,000 Class C Units (after giving effect to a split of each existing Unit into 100 Units effective as of the date hereof) have been granted prior to the date hereof.  Except as specifically provided in an applicable restricted stock award agreement, all shares or restricted shares issued with respect to such Partnership Interests in the Merger that are vested at the Effective Time or become vested at any time thereafter will not, from and after the date of vesting, be subject to forfeiture (including in the case of a termination by Newco for cause).  All such Partnership Interests that are unvested as of the Effective Time will, as of the Effective Time, be modified so that the terms and conditions to be applicable to the restricted shares to be issued with respect to such Partnership Interests in the Merger will be as set forth on Exhibit A-1 in the case of the Class B Interests and Exhibit A-2 in the case of the Class C Interests.

Section 2.02.  Class C and D Interests to be Granted in Connection with IPO.

(a)                        The terms and conditions of the Class C Interests that have not been granted prior to the date hereof are hereby amended so that the terms and conditions to be applicable to the restricted shares to be issued with respect to such Partnership Interests in the Merger will be as set forth on Exhibit A-2.

(b)                       A new class of limited partnership interests (the “Class D Interests”) is hereby created pursuant to Section 3.5 of the Partnership Agreement, which shall be subject to the same terms and conditions as the Class C Interests as set forth in the Partnership Agreement as in effect immediately prior to the date hereof, except that

(i)                       the total number of Class D Units shall be 100,000;

(ii)                    the term “Tier 3 Promote Fraction” as used with respect to the Class D Interests shall mean a fraction, the numerator of which is the aggregate amount of the “Total Capital Call” as set forth on Schedule II, and the denominator of which is the aggregate Capital Contributions;

(iii)                 the definition of “Tier 4 Promote Fraction” shall be revised to read as follows:  “Tier 4 Promote Fraction” means a fraction, the numerator of which is the

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amount by which the aggregate Capital Contributions exceed the sum of (a) $1,021,171,276.85 plus (b) all amounts contributed to the Partnership pursuant to the Equity Commitment Letter plus (c) the aggregate amount of the “Total Capital Call” as set forth on Schedule II of the Reorganization Agreement, and the denominator of which is the aggregate Capital Contributions; and

(iv)                the terms and conditions to be applicable to the restricted shares to be issued with respect to such Partnership Interests in the Merger will be as set forth on Exhibit A-3.

(c)                        Except as specifically provided in an applicable restricted stock award agreement, all restricted shares issued with respect to Class C or D Interests in the Merger that become vested at any time after the Effective Time will not, from and after the date of vesting, be subject to forfeiture (including in the case of a termination by Newco for cause).

Section 2.03.  Grant of Class C and D Interests.  The Class C Interests that have not been granted prior to the date hereof (or 75,000 Class C Units) and up to 75% of the Class D Interests (or 75,000 Class D Units) will be granted by the Partnership immediately prior to the Effective Time to the individuals, in the amounts and subject to the terms and conditions as shall be approved by the Board of Directors of the Partnership.  The grants will be deemed made immediately prior to the Effective Time without any further action on the part of any person.

Section 2.04.  Certain Other Matters.  In addition to and without limiting the rights of the Kern Investor, Kern Investor-2, Kern Investor-3 or Kern Investor-4 under the Partnership Agreement, Section 3.6(b) of the Partnership Agreement is amended to allow the Assignment of Partnership Interests, Equity Commitment Amounts and Unpaid Commitment Amounts held by the KERN Investor, the KERN Investor-2, the KERN Investor-3 and the Kern Investor-4 or their respective or collective Affiliates, prior to and in connection with the Exchange and IPO, to one or more Special Purpose Holdcos that transfer their Class A Interests to Newco pursuant to Section 3.02 or to one or more Special Purpose Holdcos that are transferred to Newco pursuant to Section 3.02, in either case whether directly or in two or more steps; provided that each such Special Purpose Holdco must become a party to the Partnership Agreement as a Substituted Limited Partner with all the rights and obligations of the relevant Assigning party.

ARTICLE 3

THE CORPORATE REORGANIZATION

Section 3.01.  The Contributions.  Prior to the Exchange, each Class A Limited Partner, or the permitted assignees or successors of such Class A Limited Partner, shall make a Capital Contribution (the “Contribution”), pursuant to Section 4.2(e) of the Partnership Agreement, to the Partnership in the amount set forth opposite the name of such partner in the “Total Capital Call” column on Schedule 3.01 (such amounts will be paid in cash except for the amounts set forth in the “Deferred” column which have previously been deducted from the individual’s compensation pursuant to the Partnership’s deferred compensation plan and will be treated for all purposes of the Partnership Agreement as part of the individual’s Contribution pursuant to this Section and deducted from the individual’s deferred compensation account as provided in

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Schedule 3.01).  After the Contribution and prior to the Effective Time, the Class A Limited Partners or their affiliates that hold the shares of CIP GP Corp., a Delaware corporation and the general partner of the Partnership, shall transfer all of such shares to Newco for no consideration.

Section 3.02.  The Exchange.  After the Contribution and prior to the Effective Time, each Investor will transfer or cause to be transferred (including through a direct or indirect transfer of an Investor) to Newco all of its Class A Interests or all of the equity or other ownership interests in one or more Special Purpose Holdcos that holds its Class A Interests so that Newco will become the owner directly or indirectly of all such Class A Interests; provided that only entities that are signatories to a Contribution Agreement may transfer Class A Interests or ownership interests in Special Purpose Holdcos to Newco.  The Class A Interests transferred directly or indirectly to Newco will be exchanged (the “Exchange”) for the number of shares of Newco common stock (rounded to the nearest whole share) that such Class A Interests would be converted into in connection with a Qualified Public Offering as provided in Section 8.14 of the Partnership Agreement based on the price at which the Publicly Offered Securities (as defined in the Partnership Agreement) are initially sold by the underwriters (the “Public Offering Price”).  All such transfers to Newco will be made pursuant to a Contribution Agreement substantially in the form set forth on Exhibit I.  For purposes of this Agreement, “Special Purpose Holdco” means an entity the sole assets of which are Class A Interests (or in the case of Section 3.09, Newco common stock) held directly by such entity or indirectly (i) through one or more wholly-owned subsidiaries of such entity or (ii) through one or more entities wholly owned by such entity (or its wholly owned subsidiary) together with one or more other such entities (or their wholly owned subsidiaries) being contributed to Newco in the Exchange (each entity owned directly or indirectly by more than one Special Purpose Holdco, a “Special Purpose Holdco Shared Subsidiary”).  Notwithstanding anything in this Agreement to the contrary, following the determination of the Public Offering Price and the execution and delivery of the underwriting agreement in connection with the IPO, each Investor may cause the Company promptly to effect the Exchange and deliver the shares of Newco common stock to which such Investor is entitled.

Section 3.03.  The Merger.  (a) Immediately after the Exchange and simultaneously with the closing of the IPO, Merger Subsidiary shall merge (the “Merger”) with and into the Partnership in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Partnership shall be the surviving entity (the “Surviving Entity”).  The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as is specified in such certificate, which shall be done so that the Effective Time shall be simultaneous with the closing of the IPO.  From and after the Effective Time, the Surviving Entity shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Partnership and Merger Subsidiary, all as provided under Delaware Law.

(b)                       At the Effective Time:

(i)                       Except as otherwise provided in (ii) below, each Class A, B, C and D Interest outstanding at the Effective Time shall be converted into the right to receive the number of shares of Newco common stock (rounded to the nearest whole share) that such Partnership Interests would be converted into in connection with a Qualified Public

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Offering as provided in Section 8.14 of the Partnership Agreement based on the Public Offering Price; provided that

(x)                                   the holders of Class D Interests shall be entitled to receive 75% (or such lesser percentage of the Class D Units as shall have been granted prior to the Effective Time pursuant to Section 2.03) of the number of shares otherwise attributable to the Class D Interests as provided above, and the remaining shares attributable to the Class D Interests shall not be issued and shall be reserved for issuance under the LTIP;

(y)                                 the shares issuable upon conversion of unvested Class B, C and D Interests shall (i), to the extent unvested as of the Effective Time, be restricted shares issued pursuant to awards under the LTIP, subject to the terms set forth on Exhibits A-1 through A-3 and (ii) shall be subject to the terms of any applicable employment agreement, severance agreement or commitment agreement in the forms set forth on Exhibits E-1 through  E-3, with certain of the individuals granted Class C or D Interests pursuant to Section 2.03 as approved by the Board of Directors of the Partnership; and

(z)                                   the shares otherwise issuable upon conversion of Class A Interests attributable to the amounts set forth on Schedule 3.01 under the “Deferred” column that are treated as part of the individual’s Contribution pursuant to Section 3.01 shall be issued pursuant to the terms of the Deferred Compensation Plan set forth on Exhibit A-4.

As of the Effective Time, all such Partnership Interests shall no longer be outstanding, shall automatically be canceled and retired, shall cease to exist and shall thereafter represent only the right to receive the shares as provided above.

(ii)                    Each Class A Interest owned directly or indirectly by Newco at the Effective Time after giving effect to the transactions contemplated by Section 3.02 shall be canceled and converted into new limited partnership interests in the Surviving Entity.  Each such new limited partnership interest shall represent the same economic ownership interest in the Surviving Entity as the corresponding canceled Class A Interests represented in the Partnership immediately prior to the Effective Time.

(iii)                 Each share of Merger Subsidiary common stock outstanding at the Effective Time shall be canceled and converted into new limited partnership interests in the Surviving Entity.  Such new limited partnership interests shall represent the same economic ownership interest in the Surviving Entity as the partnership interests canceled pursuant to (i) above represented in the Partnership immediately prior to the Effective Time.

(iv)                Each share of stock of Newco outstanding at the Effective Time (other than the shares of Newco common stock issued pursuant to Section 3.02 or 3.03) shall be canceled, and no consideration shall be paid with respect thereto.

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(c)        At the Effective Time, the Partnership Agreement shall be amended and restated in its entirety as set forth on Exhibit B.

Section 3.04.  Newco Charter and Bylaws.  Prior to the closing of the IPO, the certificate of incorporation and bylaws of Newco shall be amended and restated in their entirety as set forth on Exhibits C-1 and C-2.

Section 3.05.  Termination of Rig Guarantees.  A release agreement between ENSCO Offshore Company and the relevant Class A Limited Partners (or their respective affiliates or co-investors) (the “Guarantee Release Agreement”) in a form to be reasonably agreed upon by such Class A Limited Partners or such respective affiliates or co-investors which provides for the unconditional release, effective simultaneously with the closing of the IPO, of the obligations of the guarantors pursuant to the Irrevocable Contract Guarantee dated as of May 5, 2008 shall be executed and delivered simultaneously with the closing of the IPO.  Simultaneously with and conditional on the closing of the IPO and the effectiveness of the Guarantee Release Agreement, the Equity Commitment Letter dated as of December 12, 2008 between the Class A Limited Partners and the Partnership shall be automatically terminated and be of no further force or effect.

Section 3.06.  PEP, L.P..  Promptly after the closing of the IPO, the shares or restricted shares of Newco common stock issued in connection with the conversion of the Class B Interests held by PEP, L.P. shall be distributed to the individuals holding limited partnership interests in PEP, L.P., and PEP, L.P. shall be dissolved.

Section 3.07.  Newco LTIP.  The Long Term Incentive Plan of Newco (the “LTIP”) in the form set forth on Exhibit D has been duly adopted and approved by the directors and stockholders of Newco.

Section 3.08.  Other Agreements.

(a)        Prior to and conditional upon the closing of the IPO, Newco shall enter into:

(i)            an employment agreement substantially in the form set forth on Exhibit E-1, severance agreement substantially in the form set forth on Exhibit E-2 or commitment agreement substantially in the form set forth on Exhibit E-3, with certain of the individuals granted Class C or D Interests pursuant to Section 2.03 as approved by the Board of Directors of the Partnership; and

(ii)           an indemnification agreement substantially in the form set forth on Exhibit H with each of the individuals who will be directors of Newco immediately after the closing of the IPO.

(b)        Immediately following the determination of the Public Offering Price Newco shall enter into:

(i)            a stockholders agreement substantially in the form set forth on Exhibit F with certain former Class A Limited Partners; and

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(ii)           a registration rights agreement substantially in the form set forth on Exhibit G with certain former Class A Limited Partners and/or certain affiliates of such persons.

Section 3.09.  Post-IPO Exchanges.  Each Investor and any affiliate of an Investor that owns a Special Purpose Holdco that holds Newco common stock received in the Exchange may, upon 10 business days written notice to the Company, transfer to Newco at any time after the Effective Time all of the equity or other ownership interests in such Special Purpose Holdco in exchange for the number of shares of Newco common stock held by such Special Purpose Holdco at such time, provided that (i) Newco reasonably determines that such transfer will not have a more than de minimis adverse effect on Newco and its subsidiaries (taking into account the likelihood of any circumstances that may give rise to such adverse effect and any indemnities or other similar agreements provided by the transferor or an affiliate) and (ii) at the time of such transfer, such transferor or an affiliate enters into agreements with Newco that are reasonably satisfactory to Newco, including making representations substantially to the effect set forth in Article 4 of this Agreement at the time of such transfer.  Newco shall be entitled to withhold from the shares of Newco common stock that it is required to deliver pursuant to this Section 3.09 such number of shares as it is required to deduct and withhold with respect thereto under any provision of federal, state or foreign tax law.  In the event that Newco intends to withhold any shares under this Section 3.09, it shall notify the transferor as promptly as practicable after making such determination.  If Newco so withholds any shares, such shares shall be treated for purposes of this Section 3.09 as having been delivered to the person in respect of which such deduction and withholding were made.

Section 3.10.  Tax Withholdings.  Notwithstanding any provision contained herein to the contrary, each of the Surviving Entity and Newco shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to Section 3.02 or 3.03 such amounts as it is required to deduct and withhold with respect thereto under any provision of federal, state, local or foreign tax law; provided that, if the Surviving Entity or Newco, as the case may be, intends to withhold an amount under this Section 3.10, it shall notify the applicable person as promptly as practicable after making such determination.  If the Surviving Entity or Newco, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each of the parties signatory hereto severally and not jointly represents and warrants to each other party signatory hereto that:

Section 4.01.  Existence and Power.  If such party is not an individual, such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

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Section 4.02.  Binding Agreement.  This Agreement has been duly executed and delivered and constitutes a valid and binding agreement of such party.

Section 4.03.  Governmental Authorization.  The execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the Securities Act of 1933 and any other applicable state or federal securities laws and (iii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party.

Section 4.04.  Non-contravention.  The execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby do not and will not (i) violate the organizational documents of such party if such party is not an individual, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable Law or any judgment, injunction, order or decree of any Governmental Authority with competent jurisdiction, (iii) require any consent or other action by any person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such party is entitled under any provision of any agreement or other instrument binding upon such party or (iv) result in the creation or imposition of any Lien on any asset of such party or any of its subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party.

Section 4.05.  Additional Representations and Warranties.  (a) Each Investor causing a direct transfer of Class A Interests to Newco in the Exchange contemplated by Section 3.02 will cause the applicable transferor to represent and warrant in the applicable Contribution Agreement as of the effective time of the Exchange that:

(i)            Such transferor has good and valid title in and to the Class A Interests held by such person, free and clear of all Liens; and

(ii)           Upon consummation of the exchange, Newco will have acquired good and valid title in and to such Class A Interests, free and clear of all Liens.

(b)       Each Investor causing the direct or indirect transfer of all of the equity or other ownership interests in one or more Special Purpose Holdcos to Newco in the Exchange contemplated by Section 3.02 will cause the applicable transferor to represent and warrant in the applicable Contribution Agreement as of the effective time of the Exchange that:

(i)            Each such Special Purpose Holdco and each of its subsidiaries, if any, and each Special Purpose Holdco Shared Subsidiary that is partially owned directly or indirectly by such Special Purpose Holdco, if any, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and

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all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted;

(ii)           Other than pursuant to the Partnership Agreement, the Equity Commitment Letter and the Rig Guarantee, there are no liabilities with respect to any such Special Purpose Holdco or any of its subsidiaries or any Special Purpose Holdco Shared Subsidiary that is partially owned directly or indirectly by such Special Purpose Holdco, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability;

(iii)          Each such Special Purpose Holdco and each of its direct or indirect subsidiaries, if any, and each Special Purpose Holdco Shared Subsidiary that is partially owned directly or indirectly by such Special Purpose Holdco, if any, has no assets other than Class A Interests and the interests in such subsidiaries, if any, and the interests in each such Special Purpose Holdco Shared Subsidiary, if any;

(iv)          Except as set forth in a schedule to the applicable Contribution Agreement that is reasonably acceptable to Newco, each such Special Purpose Holdco is a domestic corporation for U.S. federal income tax purposes, and each wholly owned subsidiary thereof is a domestic wholly-owned entity that is disregarded for U.S. federal income tax purposes, and each Special Purpose Holdco Shared Subsidiary that is partially owned directly or indirectly by such Special Purpose Holdco is a domestic entity treated as a partnership for U.S. federal income tax purposes;

(v)           Each such Special Purpose Holdco that directly owns Class A Interests has good and valid title in and to the Class A Interests held by such entity, free and clear of all Liens;

(vi)          With respect to each such Special Purpose Holdco that indirectly owns Class A Interests through one or more subsidiaries, such Special Purpose Holdco has, directly or indirectly, good and valid title in and to all of the equity or other ownership interests of each such subsidiary, free and clear of all Liens and each such subsidiary holding Class A Interests has good and valid title in and to the Class A Interests held by such entity, free and clear of all Liens;

(vii)         With respect to each Special Purpose Holdco that indirectly owns Class A Interests through one or more Special Purpose Holdco Shared Subsidiaries, (i) such Special Purpose Holdco (or its wholly owned subsidiary) has good and valid title in and to all of the equity or other ownership interests of each such Special Purpose Holdco Shared Subsidiary held directly or indirectly by such Special Purpose Holdco, free and clear of all Liens and (ii) each such Special Purpose Holdco Shared Subsidiary holding Class A Interests has good and valid title in and to the Class A Interests held by such entity, free and clear of all Liens; and

(viii)        Upon consummation of the Exchange, Newco will have acquired good and valid title in and to all of the outstanding equity or other ownership interests in each

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such Special Purpose Holdco and its subsidiaries, and to all of the equity or other ownership interests in each Special Purpose Holdco Shared Subsidiary, if any, free and clear of all Liens.

ARTICLE 5

COVENANTS

The parties hereto agree that:

Section 5.01.  Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

Section 5.02.  Public Announcements.  The parties hereto shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and, except in respect of any public statement or press release as may be required by applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement before such consultation.

Section 5.03.  Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the Partnership or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Partnership or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets of the Partnership acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger.

Section 5.04.  Intended Tax Treatment.  (a) Each party hereto agrees that (i) the Exchange contemplated by Section 3.02, (ii) the receipt of shares of Newco common stock pursuant to the Merger (other than restricted shares as to which an election under Section 83(b) of the Code will not be made) and (iii) the issuance of shares of Newco common stock in the IPO are intended collectively to be treated as exchanges qualifying under Section 351 of the Code, and that it will not take any position on any tax return or other action inconsistent with such intended treatment.

(b)        Newco agrees that it will comply with the reporting requirements of Treasury Regulation Section 1.351-3(b) with respect to the transactions described herein.

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(c)        Newco and the Surviving Entity each hereby acknowledge that one or more Class A Limited Partners or affiliates of such Class A Limited Partners may be required to make certain tax filings with respect to Section 897 of the Code and related provisions to receive nonrecognition treatment with respect to a transfer of Class A Interests or an entity by such person to Newco pursuant to Section 3.02 or 3.09 of this Agreement, and each of Newco and the Surviving Entity agree to reasonably cooperate with such person in the making of such tax filings.

ARTICLE 6

CONDITIONS TO THE MERGER; TERMINATION

Section 6.01.  Conditions to the Obligations of Each Party.  The obligations of the parties to consummate the transactions contemplated by Article 2 and Article 3 are subject to the satisfaction of the following conditions:

(a)        the closing of the IPO will be completed simultaneously with the consummation of the transactions contemplated by Article 2 and Article 3 that are to be consummated simultaneously with the IPO; and

(b)        there is no applicable Law or judgment, injunction, order or decree of any Governmental Authority with competent jurisdiction prohibiting or otherwise making illegal the consummation of the transactions contemplated hereby.

Section 6.02.  Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time by the Partnership with the approval of the Investor Majority and Executive Board Approval and shall be terminated if the IPO is abandoned or has not been closed within three months after the date hereof.

Section 6.03.  Effect of Termination.  If this Agreement is terminated pursuant to Section 6.02, this Agreement shall become void and of no effect without liability of any party hereto (or any limited partner, member, stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, and the Partnership Agreement will be automatically amended to reverse all of the amendments to the Partnership Agreement effected by this Agreement (including the creation of the Class D Interests and the amendments described in Sections 2.02 and 2.04).  The provisions of this Section 6.03 and Sections 7.04, 7.05 and 7.06 shall survive any termination hereof pursuant to Section 6.02.

ARTICLE 7

MISCELLANEOUS

Section 7.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

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if to the Partnership, Newco or Merger Subsidiary, to:

Cobalt International Energy, L.P.
Two Post Oak Central
1980 Post Oak Blvd., Suite 1200
Houston, TX 77056
Attention: Joseph H. Bryant
Facsimile No.: (713) 579-9184
E-mail: joe.bryant@cobaltintl.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Christopher Mayer
Richard D. Truesdell, Jr.
Facsimile No.:	(212) 701-5338
(212) 701-5674
E-mail:	chris.mayer@davispolk.com
richard.truesdell@davispolk.com

if to a Class A Limited Partner, to such address(es) as set forth in the Partnership Agreement.

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention:	Robert C. Schwenkel
Murray Goldfarb
Facsimile No.:	(212) 859-4000
E-mail:	robert.schwenkel@friedfrank.com
murray.goldfarb@friedfrank.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 7.02.  Amendments and Waivers.  (a) Prior to the Effective Time, any provision of this Agreement may be amended or waived by the Partnership with the written approval of the Investor Majority and Executive Board Approval; provided that any amendment or waiver to this Agreement that is reasonably likely to result in a non-pro rata material adverse effect on any

13

Investor vis-à-vis the other Investors will require the consent of such affected Investor (such consent not to be unreasonably withheld or delayed).  Following the Effective Time, any provision of this Agreement may be amended or waived with the written approval of Newco and each party hereto that would be adversely affected by such amendment or waiver.

(b)        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 7.03.  Binding Effect; Benefit; Assignment.  (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

(b)        No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that (i) Newco or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their affiliates at any time; provided that such transfer or assignment shall not relieve Newco or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto and (ii) any Investor can may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to any person that the Investor is permitted to assign any portion of its Partnership Interests pursuant to the terms of the Partnership Agreement as amended hereby; provided that such transfer or assignment shall not relieve such Investor of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto.

Section 7.04.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 7.05.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.01 shall be deemed effective service of process on such party.

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Section 7.06.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.07.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.08.  Entire Agreement.  This Agreement and the agreements referenced herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 7.09.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.10.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.11.  Expenses.  The Investors and their affiliates have incurred and will incur out-of-pocket expenses for legal fees and expenses for counsel in connection with the IPO and the negotiation of this Agreement and the agreements to be entered into in connection with the IPO.  Newco and the Partnership agree to pay to reimburse each Investor (together with its affiliates) for the reasonable amount of all such expenses.

Section 7.12.  Consent of Limited Partners.  Each party to this Agreement who is a Limited Partner of the Partnership hereby consents as a Limited Partner to all of the provisions of this Agreement.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

15

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

COBALT INTERNATIONAL
ENERGY, L.P.

By:	/s/ Samuel H. Gillespie III
	Name:	Samuel H. Gillespie III
Title:

COBALT INTERNATIONAL
ENERGY, INC.

By:	/s/ Samuel H. Gillespie III
	Name:	Samuel H. Gillespie III
Title:

COBALT MERGERSUB, INC.

By:	/s/ Samuel H. Gillespie III
	Name:	Samuel H. Gillespie III
Title:

[Signature Pages to the Reorganization Agreement]

INVESTORS:

C/R COBALT INVESTMENT PARTNERSHIP, L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

C/R ENERGY COINVESTMENT II, L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

RIVERSTONE ENERGY COINVESTMENT III, L.P.

By:	RIVERSTONE COINVESTMENT GP, LLC

By:	RIVERSTONE HOLDINGS, LLC

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

[Signature Pages to the Reorganization Agreement]

CARLYLE ENERGY COINVESTMENT III, L.P.

By:	CARLYLE ENERGY COINVESTMENT
III GP, L.L.C.,
its general partner

By:	TCG HOLDINGS, L.L.C.
its sole member

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Managing Director

C/R ENERGY III COBALT
PARTNERSHIP, L.P.

By:	CARLYLE/RIVERSTONE ENERGY
PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

CARLYLE/RIVERSTONE GLOBAL
ENERGY AND POWER FUND III, L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

[Signature Pages to the Reorganization Agreement]

GSCP V COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS V FUND, L.P.,
its sole member

By:	GSCP V ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP V OFFSHORE COBALT
HOLDINGS, LLC

By:	GSCP V OFFSHORE COBALT
HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS V OFFSHORE
FUND, L.P.,
its general partner

By:	GSCP V OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

[Signature Pages to the Reorganization Agreement]

GSCP V INSTITUTIONAL COBALT HOLDINGS, LLC

By:	GSCP V INSTITUTIONAL
COBALT HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS V
INSTITUTIONAL, L.P.,
its general partner

By:	GS ADVISORS V, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP V GMBH COBALT HOLDINGS, LLC

By:	GSCP V GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP V GmbH Cobalt Holdings,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

[Signature Pages to the Reorganization Agreement]

GSCP VI COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS VI FUND, L.P.,
its sole member

By:	GSCP VI ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP VI OFFSHORE COBALT
HOLDINGS, LLC

By:	GSCP VI OFFSHORE COBALT
HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS VI OFFSHORE
FUND, L.P.,
its general partner

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

[Signature Pages to the Reorganization Agreement]

GSCP VI PARALLEL COBALT
HOLDINGS, LLC

By:	GSCP VI PARALLEL
COBALT HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS VI
PARALLEL, L.P.,
its general partner

By:	GS ADVISORS VI, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP VI GMBH COBALT HOLDINGS, LLC

By:	GSCP VI GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP VI GmbH Cobalt Holdings,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

[Signature Pages to the Reorganization Agreement]

KERN COBALT CO-INVEST PARTNERS LP

By:	KERN Cobalt Group LLC,
its general partner

By:	/s/ Jeffrey van Steenbergen
Name: Jeffrey van Steenbergen
Title: Director

KERN COBALT CO-INVEST
PARTNERS II LP

By:	KERN Cobalt Group II LLC,
its general partner

By:	/s/ Jeffrey van Steenbergen
Name: Jeffrey van Steenbergen
Title: Director

KERN COBALT CO-INVEST
PARTNERS III LP

By:	KERN Cobalt Group III LLC,
its general partner

By:	/s/ Jeffrey van Steenbergen
Name: Jeffrey van Steenbergen
Title: Director

KERN COBALT CO-INVEST
PARTNERS IV LP

By:	KERN Cobalt Group IV LLC,
its general partner

By:	/s/ Jeffrey van Steenbergen
Name: Jeffrey van Steenbergen
Title: Director

[Signature Pages to the Reorganization Agreement]

FIRST RESERVE FUND XI, L.P.

By:	First Reserve GP XI, L.P.,
its general partner

By:	First Reserve GP XI, Inc.,
its general partner

By:	/s/ J. Hardy Murchison
Name: J. Hardy Murchison
Title: Managing Director

FR COBALT HOLDINGS LLC

By:	First Reserve GP XI, L.P.,
its manager

By:	First Reserve GP XI, Inc.,
its general partner

By:	/s/ J. Hardy Murchison
Name: J. Hardy Murchison
Title: Managing Director

[Signature Pages to the Reorganization Agreement]

EXECUTIVE MANAGEMENT:

/s/ Joseph H. Bryant
Joseph H. Bryant

/s/ Samuel H. Gillespie, III
Samuel H. Gillespie, III

/s/ James W. Farnsworth
James W. Farnsworth

/s/ James H. Painter
James H. Painter

/s/ Van P. Whitfield
Van P. Whitfield

/s/ Richard A. Smith
Richard A. Smith

/s/ John P. Wilkirson
John P. Wilkirson

/s/ Rodney L. Gray
Rodney L. Gray

[Signature Pages to the Reorganization Agreement]

CARLYLE/RIVERSTONE ENERGY PARTNERS II, L.P.

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

[Signature Pages to the Reorganization Agreement]

Schedule 3.01

Cobalt International Energy, L.P.

Pre-IPO Capital Contribution

Capital Called                   $186,229,413.79

	Deferred(1)	Cash		Total
	To 12/14/2009	Amount		Capital Call
C/R Cobalt Investment Partnership, LP.	$0.00	$19,572,858.12		$19,572,858.12
C/R Energy Coinvestment II, LP.	$0.00	$1, 828,105.02		$1,828,105.02
Riverstone Energy Coinvestment III, LP.	$0.00	$887,013.59		$887,013.59
Carlyle Energy Coinvestment III, L.P.	$0.00	$194,026.27		$194,026.27
C/R Energy III Cobalt Partnership, LP.	$0.00	$9,340,695.91		$9,340,695.91
Carlyle/Riverstone Global Energy and Power Fund III, L.P.	$0.00	$21,679,708.50		$21,679,708.50
Total Carlyle/Riverstone	$0.00	$53,502,407.41		$53,502,407.41

GSCPV Cobalt Holdings, LLC	$0.00	$5,889,789.40		$5,889,789.40
GSCPV Offshore Cobalt Holdings, LLC	$0.00	$3,042,419.23		$3,042,419.23
GSCPV Institutional Cobalt Holdings, LLC	$0.00	$2,019,689.59		$2,019,689.59
GSCPV GmbH Cobalt Holdings, LLC	$0.00	$233,510.29		$233,510.29
GSCPVI Cobalt Holdings, LLC	$0.00	$19,753,181.32		$19,753,181.32
GSCPVI Offshore Cobalt Holdings, LLC	$0.00	$16,430,000.99		$16,430,000.99
GSCPVI Parallel Cobalt Holdings, LLC	$0.00	$5,431,788.22		$5,431,788.22
GSCPVI GmbH Cobalt Holdings, LLC	$0.00	$702,028.37		$702,028.37
Total GSCP(2)	$0.00	$53,502,407.41		$53,502,407.41

KERN Cobalt Co-Invest Partners LP	$0.00	$0.00		$0.00
KERN Cobalt Co-Invest Partners II LP	$0.00	$0.00		$0.00
KERN Cobalt Co-Invest Partners III LP	$0.00	$0.00		$0.00
KERN Cobalt Co-Invest Partners IV LP	$0.00	$22,862,390.58		$22,862,390.58
Total KERN Partners	$0.00	$22,862,390.58		$22,862,390.58

First Reserve Fund XI, L.P.	$0.00	$40,100,820.72		$40,100,820.72
FR Cobalt Holdings LLC	$0.00	$13,401,586.69		$13,401,586.69
Total First Reserve	$0.00	$53,502,407.41		$53,502,407.41

Bryant	$983,788.51	$400,470.69		$1,384,259.20
Gillespie	$49,250.00	$0.00		$49,250.00
Farnsworth	$116,628.15	$33,389.32		$150,017.47
Painter	$235,469.14	$93,828.20		$329,297.34
Whitfield	$256,966.18	$95,852.40		$352,818.58
Smith	$0.00	$160,212.39		$160,212.39
Wilkirson	$0.00	$128,169.91		$128,169.91
Gray	$186,739.80	$119,036.30	(3)	$305,776.10
Total Executive Management	$1,828,841.78	$1,030,959.20		$2,859,800.98

Total All Investors	$1,828,841.78	$184,400,572.01		$186,229,413.79

(1)   The amounts set forth below represent deferred compensation that has been deducted from the executive’s compensation prior to the date hereof, together with interest thereon as contemplated by the deferred compensation plan. In connection with the Capital Contributions to be made by the Class A Limited Partners pursuant to Section 3.01, these amounts will be treated as part of the executive’s Capital contribution and deducted from the executive’s deferred compensation account, except in the case of Mr. Gray, where the amount to be deducted will be $287,292.

(2)   The amounts to be contributed by the various GSCPV and GSCPVI entities to be agreed, provided that the aggregate amount contributed by all such entities equals $53,502,407.41.

(3)   Mr. Gray will make a cash contribution in the amount of $183,132.77 which, for the purposes of determining his Class A Interests, will be valued at $119,036.30.

EXHIBIT A-1

COBALT INTERNATIONAL ENERGY, INC.

LONG TERM INCENTIVE PLAN

Restricted Stock Award Agreement

IPO Award — Class B Interests

You have been granted restricted stock (this “Award”) on the following terms and subject to the provisions of Attachment A and the Cobalt Energy International, Inc. Long Term Incentive Plan (the “Plan”).  Unless defined in this Award agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[Full name]

Number of Shares Underlying Award	[•] Shares (to the extent not vested as of any applicable date, the “Restricted Shares”)

Grant Date	[Date of closing of IPO]

Vesting

Subject to Section 3 of Attachment A, the Restricted Shares shall [vest 60% upon the three year anniversary of the Participant’s date of hire and the remaining 40% upon the four year anniversary of the Participant’s date of hire (each such date, a “Scheduled Vesting Date”) if the Participant does not experience a Termination of Service at any time prior to the applicable Scheduled Vesting Date (the “Service Condition”).](1)

(1) If the initial 60% has vested prior to the grant date, the bracketed language should be replaced with the language set forth below and certain conforming changes made in the rest of the agreement:

“fully vest on the four year anniversary of the Participant’s date of hire (the “Scheduled Vesting Date”) if the Participant does not experience a Termination of Service at any time prior to the Scheduled Vesting Date (the “Service Condition”).”

Attachment A

Restricted Stock Award Agreement

Terms and Conditions

Grant to:  [Full name]

Section 1.  Grant of Restricted Stock Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants Restricted Stock to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A.  This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2.  Issuance of Shares.

(a)                                  The Restricted Shares shall be evidenced by book-entry registration; provided, however, that the Committee may determine that the Restricted Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a stock certificate or certificates.  In the event that any stock certificate is issued in respect of the Restricted Shares, such certificate shall (i) be registered in the name of the Participant, (ii) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares and (iii) be held in custody by the Company.

(b)                                 Voting Rights.  The Participant shall have voting rights with respect to the Restricted Shares.

(c)                                  Dividends.  All cash and other dividends and distributions, if any, that are paid with respect to any Restricted Shares shall be withheld by the Company and paid to the Participant, without interest, only when, and if, the Restricted Shares become vested in accordance with this Agreement.

(d)                                 Transferability.  Unless and until the Restricted Shares become vested in accordance with this Agreement, the Restricted Shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant.

(e)                                  Section 83(b) Election.  If the Participant chooses, the Participant may make an election under Section 83(b) of the Code with respect to the Restricted Shares, which would cause the Participant currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the fair market value of the Restricted Shares (determined as of the Grant Date) over the amount, if any, that the Participant paid for the Restricted Shares, which excess will be subject to U.S. federal income tax.  The form for making a Section 83(b) election is attached as Attachment B.  The Participant acknowledges that (i) the Participant is solely responsible for the decision whether or not to make a Section 83(b) election, and the Company is not

2

making any recommendation with respect thereto, (ii) it is his or her sole responsibility to timely file the Section 83(b) election within 30 days after the Grant Date, if the Participant decides to make such election, and (iii) if the Participant does not make a valid and timely Section 83(b) election, the Participant will be required to recognize ordinary income at the time of vesting on any future appreciation on the Restricted Shares.

(f)                                    Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) that becomes due with respect to the Restricted Shares (or any dividend or distribution thereon), and the Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements.  Notwithstanding the foregoing, the Committee may permit, in its sole discretion, the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require, effective as of the date on which a withholding obligation arises, a number of vested Shares owned and designated by the Participant having an aggregate fair market value as of such date that is equal to the minimum amount required to be withheld.  If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the fair market value of the Shares transferred to the Company as provided above.

Section 3.  Vesting of Restricted Shares.

(a)                                  Termination of Service.

(i)                                     Death or Disability.  In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, the Restricted Shares shall fully vest as of the date of such termination.

(ii)                                  Any Other Termination of Service.  In the event of the Participant’s Termination of Service at any time for any reason (other than due to the Participant’s death or Disability), the Restricted Shares shall be forfeited in their entirety as of the date of such termination without any payment to the Participant.  [[If the Participant is subject to a lock up of fewer than five years:] Notwithstanding the foregoing, if the restrictions contained in the Lock Up Agreement entered into by the Participant with respect to Shares or Restricted Shares issued to the Participant in connection with the initial public offering of Shares (the “IPO”) expired on or prior to the date of such termination, the Restricted Shares shall fully vest; provided that such vested Shares may not be Transferred (as defined below) until the Scheduled Vesting Date applicable to such Shares and shall be subject to forfeiture if the Participant materially breaches the non-competition agreement entered into by the Participant as of the date hereof

3

and attached hereto as Attachment C.  “Transfer” means (a) offer, sell, pledge or hypothecate any legal or beneficial interest, including the grant of an option or other right, or otherwise transfer or enter into an agreement to do so or (b) enter into any hedge, swap or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership (whether such transaction is settled by delivery of cash, shares or otherwise).]

Notwithstanding the foregoing, in the event of the Participant’s Termination of Service other than by the Company for Cause, the Committee may, in its sole discretion, accelerate the vesting or waive any term or condition (including the Service Condition) of this Agreement, subject to such terms and conditions as the Committee deems appropriate, with respect to all or a portion of the Restricted Shares.

(b)                                 Change in Control.  If a Change in Control occurs at any time, the Restricted Shares shall fully vest as of the date of such Change in Control.

(c)                                  Committee’s Failure to Grant Specified Awards.  The Restricted Shares shall fully vest as of the third anniversary of the IPO if, during the period commencing on the Grant Date and ending on the third anniversary of the IPO, the Committee has not granted Awards under the Plan with terms substantially similar to the terms set forth in the form of restricted stock award agreement appended to the Reorganization Agreement as Exhibit A-3 (other than Section 4(c) of such agreement) with respect to [insert number equal to 95% of the excess of the total number of Shares issuable with respect to 100,000 Class D Units less the number of Shares issued to Class D holders upon the IPO] Shares in the aggregate.  For the avoidance of doubt, IPO Awards granted under the Plan shall not constitute Awards granted for purposes of this Section 4(c)).

(d)                                 Effect of Vesting.  Subject to the provisions of this Agreement, upon the vesting of Restricted Shares, the restrictions under this Award with respect to such Shares shall lapse, and subject to any applicable Lock Up Agreement, such Shares shall be fully assignable, saleable and transferable by the Participant, and the Company shall deliver such Shares, along with any dividends and other distributions that were paid with respect to such Shares but withheld pending vesting, to the Participant.  Subject to any applicable Lock Up Agreement, such Shares shall be delivered by transfer to the Depository Trust Company for the benefit of the Participant or by delivery of a stock certificate registered in the Participant’s name.

Section 4.  Miscellaneous Provisions.

(a)                                  Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

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if to the Company, to:

Cobalt International Energy, Inc.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Attention: [General Counsel]

Facsimile: [number]

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b)                                 Entire Agreement.  This Agreement, the Plan, and any other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)                                  Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify the Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)                                 Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e)                                  Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended

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to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)                                    Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)                                 Participant Undertaking.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Restricted Shares pursuant to the provisions of this Agreement.

(h)                                 Plan.  The Participant acknowledges and understands that material definitions and provisions concerning the Restricted Shares and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of the Plan.

(i)                                     Governing Law.  The Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

(j)                                     Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on each party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4(a) shall be deemed effective service of process on such party.

(k)                                  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

[Name of Participant]

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Attachment B

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)     The taxpayer performing the services is:

Name:

Address:

Social Security Number:

(2)     The property with respect to which the election is being made is                      shares (the “Restricted Shares”) of common stock, par value $.01 per share, of Cobalt International Energy, Inc. (the “Company”)

(3)     The Restricted Shares were transferred on                                                       .

(4)     The taxable year in which the election is being made is the calendar year                    .

(5)     The Restricted Shares are not transferable and are subject to a substantial risk of forfeiture within the meaning of Section 83(c)(1) of the Internal Revenue Code until and unless specified conditions are satisfied or a specified event occurs, in each case as set forth in the Company’s Long Term Incentive Plan and the Restricted Stock Award Agreement pursuant to which the Restricted Shares were issued.

(6)     The fair market value of the Restricted Shares at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $                     per share.

(7)     The amount paid by the taxpayer for the Restricted Shares is $                     per share.

(8)     A copy of this statement has been furnished to the Company, for whom the taxpayer will be performing services underlying the transfer of the Restricted Shares.

(9)     This statement is executed on                                                             .

Spouse (if any)	Taxpayer

This statement must be filed with the Internal Revenue Service Center with which you filed your last U.S. federal income tax return within 30 days after the grant date of the Restricted Stock Award Agreement.  This filing should be made by registered or certified mail, return receipt requested.  You are also required to (i) deliver a copy of this statement to the Company and (ii) attach a copy of this statement to your federal income tax return for the taxable year that includes the grant date (and may also be required to attach a copy of this statement to your state income tax return for such year).  You should also retain a copy of this statement for your records.

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Attachment C

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”) dated as of [•], 20   , is made by and between COBALT INTERNATIONAL ENERGY, INC., a Delaware corporation (together with its subsidiaries, the “Company”), and [•] (“Employee”).

RECITALS

WHEREAS, pursuant to a restricted stock award agreement (the “Restricted Stock Award Agreement”), dated as of the date hereof, and the Company’s Long Term Incentive Plan (the “LTIP”), the Company has granted to Employee [•] Restricted Shares (as defined in the Restricted Stock Award Agreement); and

WHEREAS, the Company and Employee agree to the restrictions set forth in this Agreement for the consideration set forth in Section 1(a) and for the Company’s agreement to vest the Restricted Shares upon Employee’s Termination of Service (as defined in the LTIP) pursuant to Section 3(a)(ii) of the Restricted Stock Award Agreement (from the date of such termination through the applicable Scheduled Vesting Date, such Restricted Shares are referred to as the “Non-Competition Shares”).

Unless defined in this Agreement, capitalized terms will have the meanings assigned to them in the Restricted Stock Award Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the Company and Employee agree as follows:

Section 1.  Non-Competition and Non-Solicitation.

(a)           Employee and the Company agree to the restrictive covenants contained in this Agreement:  (i) in consideration for the confidential information provided by the Company to Employee during the course of his or her employment with the Company; (ii) as part of the consideration for the Restricted Shares issued to Employee in connection with the IPO; (iii) to protect the (A) trade secrets and confidential information of the Company disclosed or entrusted to Employee by the Company and (B) business goodwill of the Company developed through the efforts of Employee and/or the business opportunities disclosed or entrusted to Employee by the Company; and (iv) as an additional incentive for the Company to enter into the Restricted Stock Award Agreement.

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(b)           Subject to the exceptions set forth in the last sentence of this Section 1(b), Employee shall not at any time during the period (the “Restricted Period”) commencing on the date of his or her Termination of Service and ending on the final Scheduled Vesting Date, directly or indirectly engage in, have any equity interest in, be affiliated with, or manage or operate any person, firm, corporation, partnership, entity or business (whether as director, officer, employee, agent, representative, partner, member, security holder, consultant or otherwise) that engages in any business that competes with any Business (as defined below) of the Company in the states within the United States (or District of Columbia, if applicable) and in the geographic regions outside of the United States (i) in which the Company conducts operations or (ii) with respect to which the Company devotes more than de minimis resources in the furtherance of the Business; provided, however, that Employee shall be permitted to acquire a passive stock interest in such a business if the stock acquired is publicly traded and is not more than two percent of the outstanding interest in such business.  Notwithstanding the foregoing or anything to the contrary in this Agreement, it shall not be a violation of this Section 1 for Employee to (i) provide services to any person or entity engaged in the Business if Employee is not involved, directly or indirectly, in the management, supervision or operations of the Business (including by reason of any individual reporting to Employee) and the gross revenues generated by the Business do not constitute more than 33% of the consolidated gross revenues of such person or entity and its affiliates and (ii) provide services to or otherwise be affiliated with a venture capital or private equity firm that holds investments in entities engaged in the Business if Employee is not involved, directly or indirectly, in the identification, evaluation, recommendation, acquisition, management, operation, supervision or disposition of such investments, and the gross revenues generated by such Business do not constitute more than the 33% of the consolidated gross revenues of such firm and its affiliates.  “Business” means the exploration for, and the development and production of, oil and natural gas and the acquisition of leases and other real property in connection therewith, as such business may be expanded or altered by the Company during the period of Employee’s employment with the Company; provided that any business or endeavor shall cease to be the “Business” if the Company is not or ceases to be engaged in such business or endeavor.

(c)           During the Restricted Period, Employee shall not, directly or indirectly, recruit or otherwise solicit or induce any employee of the Company, except on behalf of the Company, to (i) terminate his or her employment with the Company or (ii) establish any relationship with Employee or any of his or her affiliates for any business purpose competitive with the Business of the Company, provided, however, that a general solicitation of the public for employment shall not constitute a solicitation hereunder so long as such general solicitation is not designed to target any employee of the Company.

(d)           Employee and the Company agree that the foregoing restrictions are reasonable under the circumstances, are necessary to protect the Company’s legitimate business interests and that any breach of such restrictions would cause

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irreparable injury to the Company.  Employee understands that the foregoing restrictions may limit his or her ability to engage in certain businesses anywhere in the United States and outside the United States during the Restricted Period but acknowledges that he or she will receive sufficiently high remuneration and other benefits from the Company to justify such restrictions.  Further, Employee acknowledges that his or her skills are such that he or she can be gainfully employed in non-competitive employment, and that the agreement not to compete will not prevent him or her from earning a living.  Nevertheless, in the event that any of the foregoing restrictions shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(e)           Employee hereby represents to the Company that he or she has read and understands, and agrees to be bound by, the foregoing restrictions.  Employee acknowledges that the geographic scope and duration of the foregoing restrictions are the result of arm’s-length bargaining and are fair and reasonable in light of (i) the nature and wide geographic scope of the Company’s operations of, and in, the Business, (ii) Employee’s level of control over and contact with the Company’s operations of, and in, the Business in all jurisdictions in which it is conducted, (iii) the geographic breadth in which the Company conducts the Business and (iv) the amount of consideration (including confidential information and trade secrets) that Employee is receiving from the Company.

(f)            In consideration of the Company’s promises herein, during the Restricted Period, Employee promises to disclose to the Company any employment, consulting or other service relationship that her or she enters into after the termination of his or her employment with the Company for any reason.  Such disclosure shall be made within seven business days after Employee enters into such employment, consulting or other service relationship.  Employee expressly consents to and authorizes the Company to disclose both the existence and terms of this Agreement to any future employer or recipient of Employee’s services and to take any steps the Company deems necessary to enforce this Agreement.

Section 2.  Nondisclosure of Confidential and Proprietary Information.

(a)           Except in connection with the faithful performance of Employee’s duties for the Company or pursuant to Section 2(c) or (d), Employee shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, (i) use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity, any (A) confidential or proprietary information or trade secrets of or relating to the Company (including, without

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limitation, intellectual property in the form of patents, trademarks and copyrights and applications therefor, ideas, inventions, works, discoveries, improvements, information, documents, formulae, practices, processes, methods, developments, source code, modifications, technology, techniques, data, programs, other know-how or materials, in each case, that are confidential and/or proprietary and owned, developed or possessed by the Company, whether in tangible or intangible form) or (B) confidential or proprietary information with respect to the Company’s operations, processes, products, inventions, business practices, strategies, business plans, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, prospects and compensation paid to employees or other terms of employment or (ii) deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets.  The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and materially affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

(b)           Upon the termination of Employee’s employment with the Company for any reason, Employee will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents and electronically stored information, in each case, that are confidential or proprietary to the Company, or any other confidential or proprietary documents (including electronically stored information) concerning the Company’s customers, business plans, strategies, products or processes.

(c)           Employee may respond to a lawful and valid subpoena or other legal process relating to the business of the Company or the performance of his or her duties on behalf of the Company but shall (i) give the Company prompt notice thereof, (ii) make available to the Company and its counsel the documents and other information sought that are not subject to a binding confidentiality agreement and (iii) assist such counsel at Company’s expense in resisting or otherwise responding to such process.

(d)           Nothing in this Agreement shall prohibit Employee from (i) disclosing information and documents when required by law, subpoena, court order or legal process, (ii) disclosing information and documents to his or her immediate family members or, for the purpose of securing legal or tax advice, attorney or tax adviser (provided that the persons to whom such disclosures are made shall be informed of their obligation to maintain the strict confidentiality of any information provided to them), (iii) disclosing the post-employment restrictions in this Agreement in confidence to any potential new employer or person or entity to whom he or she may provide consulting services, or (iv) retaining, at any time, his or her personal correspondence and rolodex or address

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book and documents related to his or her own personal benefits, entitlements and obligations.

Section 3.  Inventions.  All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the business of the Company, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Employee may discover, invent or originate during the period of his or her employment with the Company, either alone or with others and whether or not during working hours or by the use of the facilities of the Company (“Inventions”), shall be the exclusive property of the Company.  Employee shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem reasonably necessary to protect or perfect its rights therein, and shall assist the Company, upon reasonable request and at the Company’s expense, in obtaining, defending and enforcing the Company’s rights therein.  Employee hereby appoints the Company as his or her attorney-in-fact to execute on his or her behalf any assignments or other documents reasonably deemed necessary by the Company to protect or perfect its rights to any Inventions.

Section 4.  Non-Disparagement.  During Employee’s employment with the Company and following termination of his or her employment with the Company for any reason, (i) Employee agrees not to disparage in any material respect the Company any of its products or practices, or any of its directors, officers, agents, representatives, members, partners or stockholders, either orally or in writing, and (ii) the Company agrees that it will (x) not make any formal statements that disparage in any material respect Employee and (y) use commercially reasonable efforts to advise its directors and officers not to disparage in any material respect Employee.

Section 5.  Remedy for Breach.  In the event of Employee’s material breach of the restrictions contained in this Agreement, the Non-Competition Shares (other than any such shares that prior to such material breach were transferred pursuant to Section 6) shall be forfeited in their entirety without any payment to Employee; it being understood that the Company shall have no other remedy in the event of Employee’s breach of such restrictions.  For the avoidance of doubt, in the event of Employee’s material breach of the restrictions contained in this Agreement, any of the Restricted Shares that would have vested upon a Scheduled Vesting Date that occurred prior to the date of such material breach had Employee’s employment with the Company continued through such Scheduled Vesting Date shall not be subject to forfeiture.

Section 6.  Withholding and Taxes.  The Company shall permit Employee to satisfy any withholding obligation that becomes due with respect to the vesting of the Non-Competition Shares (or any dividend or distribution thereon) in connection with Employee’s Termination of Service, if applicable, by transferring to the Company pursuant to such procedures as the Company may require, effective as of the date on which such withholding obligation arises, a number of

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the Non-Competition Shares having an aggregate fair market value as of such date that is equal to the minimum amount required to be withheld.  The Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of Employee, an amount of cash withholding equal to the fair market value of such number of the Non-Competition Shares so transferred to the Company.  In addition, to the extent that the amount of the income taxes arising from such vesting of the Non-Competition Shares (or any dividend or distribution thereon) exceeds the amount withheld upon such vesting, Employee shall be permitted to transfer a number of the Non-Competition Shares having an aggregate fair market value as of the date of such transfer equal to such excess.

Section 7.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

EMPLOYEE

By:
Name:
Title:

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

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EXHIBIT A-2

COBALT INTERNATIONAL ENERGY, INC.

LONG TERM INCENTIVE PLAN

Restricted Stock Award Agreement

IPO Award — Class C Interests

You have been granted restricted stock (this “Award”) on the following terms and subject to the provisions of Attachment A and the Cobalt Energy International, Inc. Long Term Incentive Plan (the “Plan”).  Unless defined in this Award agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[Full name]

Number of Shares Underlying Award	[•] Shares (the “Restricted Shares”)

Grant Date	[Date of closing of IPO]

Vesting

Subject to Section 3 of Attachment A, the Restricted Shares shall fully vest on [January 1, 2013](1) [fifth anniversary of closing of IPO](2) (the “Scheduled Vesting Date”) if the Participant does not experience a Termination of Service at any time prior to the Scheduled Vesting Date (the “Service Condition”).

(1) For Class C Interests currently outstanding.

(2) For Class C Interests available for grant in connection with IPO.

Attachment A

Restricted Stock Award Agreement

Terms and Conditions

Grant to:  [Full name]

Section 1.  Grant of Restricted Stock Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants Restricted Stock to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A.  This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2.  Issuance of Shares.

(a)                                  The Restricted Shares shall be evidenced by book-entry registration; provided, however, that the Committee may determine that the Restricted Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a stock certificate or certificates.  In the event that any stock certificate is issued in respect of the Restricted Shares, such certificate shall (i) be registered in the name of the Participant, (ii) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares and (iii) be held in custody by the Company.

(b)                                 Voting Rights.  The Participant shall have voting rights with respect to the Restricted Shares.

(c)                                  Dividends.  All cash and other dividends and distributions, if any, that are paid with respect to any Restricted Shares shall be withheld by the Company and paid to the Participant, without interest, only when, and if, the Restricted Shares become vested in accordance with this Agreement.

(d)                                 Transferability.  Unless and until the Restricted Shares become vested in accordance with this Agreement, the Restricted Shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant.(3)

(3) With the consent of the Compensation Committee, the following language may be added at the end of Section 2(d) in individual cases, “except that the Restricted Shares may be transferred by gift to a spouse, lineal ancestor, lineal descendant, legally adopted child, sibling or lineal descendant or legally adopted child of a sibling of the Participant or a trust or other entity for the primary benefit of the Participant or any such persons if the transferee agrees in writing to be bound by the provisions of this Agreement.”

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(e)                                  Section 83(b) Election.  If the Participant chooses, the Participant may make an election under Section 83(b) of the Code with respect to the Restricted Shares, which would cause the Participant currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the fair market value of the Restricted Shares (determined as of the Grant Date) over the amount, if any, that the Participant paid for the Restricted Shares, which excess will be subject to U.S. federal income tax.  The form for making a Section 83(b) election is attached as Attachment B.  The Participant acknowledges that (i) the Participant is solely responsible for the decision whether or not to make a Section 83(b) election, and the Company is not making any recommendation with respect thereto, (ii) it is his or her sole responsibility to timely file the Section 83(b) election within 30 days after the Grant Date, if the Participant decides to make such election, and (iii) if the Participant does not make a valid and timely Section 83(b) election, the Participant will be required to recognize ordinary income at the time of vesting on any future appreciation on the Restricted Shares.

(f)                                    Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) that becomes due with respect to the Restricted Shares (or any dividend or distribution thereon), and the Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements.  Notwithstanding the foregoing, the Committee may permit, in its sole discretion, the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require, effective as of the date on which a withholding obligation arises, a number of vested Shares owned and designated by the Participant having an aggregate fair market value as of such date that is equal to the minimum amount required to be withheld.  If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the fair market value of the Shares transferred to the Company as provided above.

Section 3.  Vesting of Restricted Shares.

(a)                                  Termination of Service.

(i)                                     Death or Disability.  In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, the Restricted Shares shall fully vest as of the date of such termination.

(ii)                                  Any Other Termination of Service.  In the event of the Participant’s Termination of Service at any time for any reason (other than due to the Participant’s death or Disability), the Restricted Shares shall be forfeited in their entirety as of the date of such termination without any

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payment to the Participant.  [[If the Participant is subject to a lock up of fewer than five years:] Notwithstanding the foregoing, if the restrictions contained in the Lock Up Agreement entered into by the Participant with respect to Shares or Restricted Shares issued to the Participant in connection with the initial public offering of Shares (the “IPO”) expired on or prior to the date of such termination, the Restricted Shares shall fully vest; provided that such vested Shares may not be Transferred (as defined below) until the Scheduled Vesting Date and shall be subject to forfeiture if the Participant materially breaches the non-competition agreement entered into by the Participant as of the date hereof and attached hereto as Attachment C.  “Transfer” means (a) offer, sell, pledge or hypothecate any legal or beneficial interest, including the grant of an option or other right, or otherwise transfer or enter into an agreement to do so or (b) enter into any hedge, swap or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership (whether such transaction is settled by delivery of cash, shares or otherwise).]

Notwithstanding the foregoing, in the event of the Participant’s Termination of Service other than by the Company for Cause, the Committee may, in its sole discretion, accelerate the vesting or waive any term or condition (including the Service Condition) of this Agreement, subject to such terms and conditions as the Committee deems appropriate, with respect to all or a portion of the Restricted Shares.

(b)                                 Change in Control.  If a Change in Control occurs at any time, the Restricted Shares shall fully vest as of the date of such Change in Control.

(c)                                  Committee’s Failure to Grant Specified Awards.  The Restricted Shares shall fully vest as of the third anniversary of the IPO if, during the period commencing on the Grant Date and ending on the third anniversary of the IPO, the Committee has not granted Awards under the Plan with terms substantially similar to the terms set forth in the form of restricted stock award agreement appended to the Reorganization Agreement as Exhibit A-3 (other than Section 4(c) of such agreement) with respect to [•] Shares in the aggregate.  For the avoidance of doubt, IPO Awards granted under the Plan shall not constitute Awards granted for purposes of this Section 4(c)).

(d)                                 Effect of Vesting.  Subject to the provisions of this Agreement, upon the vesting of Restricted Shares, the restrictions under this Award with respect to such Shares shall lapse, and subject to any applicable Lock Up Agreement, such Shares shall be fully assignable, saleable and transferable by the Participant, and the Company shall deliver such Shares, along with any dividends and other distributions that were paid with respect to such Shares but withheld pending vesting, to the Participant.  Subject to any applicable Lock Up Agreement, such Shares shall be delivered by transfer to the Depository Trust Company for the benefit of the Participant or by delivery of a stock certificate registered in the Participant’s name.

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Section 4.  Miscellaneous Provisions.

(a)                                  Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Cobalt International Energy, Inc.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Attention: [General Counsel]

Facsimile: [number]

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b)                                 Entire Agreement.  This Agreement, the Plan, and any other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)                                  Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify the Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

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(d)                                 Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e)                                  Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)                                    Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)                                 Participant Undertaking.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Restricted Shares pursuant to the provisions of this Agreement.

(h)                                 Plan.  The Participant acknowledges and understands that material definitions and provisions concerning the Restricted Shares and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of the Plan.

(i)                                     Governing Law.  The Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

(j)                                     Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on each party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of

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process on such party as provided in Section 4(a) shall be deemed effective service of process on such party.

(k)                                  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

[Name of Participant]

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Attachment B

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)     The taxpayer performing the services is:

Name:

Address:

Social Security Number:

(2)     The property with respect to which the election is being made is                      shares (the “Restricted Shares”) of common stock, par value $.01 per share, of Cobalt International Energy, Inc. (the “Company”)

(3)     The Restricted Shares were transferred on                          .

(4)     The taxable year in which the election is being made is the calendar year                    .

(5)     The Restricted Shares are not transferable and are subject to a substantial risk of forfeiture within the meaning of Section 83(c)(1) of the Internal Revenue Code until and unless specified conditions are satisfied or a specified event occurs, in each case as set forth in the Company’s Long Term Incentive Plan and the Restricted Stock Award Agreement pursuant to which the Restricted Shares were issued.

(6)     The fair market value of the Restricted Shares at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $                     per share.

(7)     The amount paid by the taxpayer for the Restricted Shares is $                     per share.

(8)     A copy of this statement has been furnished to the Company, for whom the taxpayer will be performing services underlying the transfer of the Restricted Shares.

(9)     This statement is executed on                                    .

Spouse (if any)	Taxpayer

This statement must be filed with the Internal Revenue Service Center with which you filed your last U.S. federal income tax return within 30 days after the grant date of the Restricted Stock Award Agreement.  This filing should be made by registered or certified mail, return receipt requested.  You are also required to (i) deliver a copy of this statement to the Company and (ii) attach a copy of this statement to your federal income tax return for the taxable year that includes the grant date (and may also be required to attach a copy of this statement to your state income tax return for such year).  You should also retain a copy of this statement for your records.

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Attachment C

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”) dated as of [•], 20    , is made by and between COBALT INTERNATIONAL ENERGY, INC., a Delaware corporation (together with its subsidiaries, the “Company”), and [•] (“Employee”).

RECITALS

WHEREAS, pursuant to a restricted stock award agreement (the “Restricted Stock Award Agreement”), dated as of the date hereof, and the Company’s Long Term Incentive Plan (the “LTIP”), the Company has granted to Employee [•] Restricted Shares (as defined in the Restricted Stock Award Agreement); and

WHEREAS, the Company and Employee agree to the restrictions set forth in this Agreement for the consideration set forth in Section 1(a) and for the Company’s agreement to vest the Restricted Shares upon Employee’s Termination of Service (as defined in the LTIP) pursuant to Section 3(a)(ii) of the Restricted Stock Award Agreement (from the date of such termination through the Scheduled Vesting Date, such Restricted Shares are referred to as the “Non-Competition Shares”).

Unless defined in this Agreement, capitalized terms will have the meanings assigned to them in the Restricted Stock Award Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the Company and Employee agree as follows:

Section 1.  Non-Competition and Non-Solicitation.

(a)           Employee and the Company agree to the restrictive covenants contained in this Agreement:  (i) in consideration for the confidential information provided by the Company to Employee during the course of his or her employment with the Company; (ii) as part of the consideration for the Restricted Shares issued to Employee in connection with the IPO; (iii) to protect the (A) trade secrets and confidential information of the Company disclosed or entrusted to Employee by the Company and (B) business goodwill of the Company developed through the efforts of Employee and/or the business opportunities disclosed or entrusted to Employee by the Company; and (iv) as an additional incentive for the Company to enter into the Restricted Stock Award Agreement.

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(b)           Subject to the exceptions set forth in the last sentence of this Section 1(b), Employee shall not at any time during the period (the “Restricted Period”) commencing on the date of his or her Termination of Service and ending on the Scheduled Vesting Date, directly or indirectly engage in, have any equity interest in, be affiliated with, or manage or operate any person, firm, corporation, partnership, entity or business (whether as director, officer, employee, agent, representative, partner, member, security holder, consultant or otherwise) that engages in any business that competes with any Business (as defined below) of the Company in the states within the United States (or District of Columbia, if applicable) and in the geographic regions outside of the United States (i) in which the Company conducts operations or (ii) with respect to which the Company devotes more than de minimis resources in the furtherance of the Business; provided, however, that Employee shall be permitted to acquire a passive stock interest in such a business if the stock acquired is publicly traded and is not more than two percent of the outstanding interest in such business.  Notwithstanding the foregoing or anything to the contrary in this Agreement, it shall not be a violation of this Section 1 for Employee to (i) provide services to any person or entity engaged in the Business if Employee is not involved, directly or indirectly, in the management, supervision or operations of the Business (including by reason of any individual reporting to Employee) and the gross revenues generated by the Business do not constitute more than 33% of the consolidated gross revenues of such person or entity and its affiliates and (ii) provide services to or otherwise be affiliated with a venture capital or private equity firm that holds investments in entities engaged in the Business if Employee is not involved, directly or indirectly, in the identification, evaluation, recommendation, acquisition, management, operation, supervision or disposition of such investments, and the gross revenues generated by such Business do not constitute more than the 33% of the consolidated gross revenues of such firm and its affiliates.  “Business” means the exploration for, and the development and production of, oil and natural gas and the acquisition of leases and other real property in connection therewith, as such business may be expanded or altered by the Company during the period of Employee’s employment with the Company; provided that any business or endeavor shall cease to be the “Business” if the Company is not or ceases to be engaged in such business or endeavor.

(c)           During the Restricted Period, Employee shall not, directly or indirectly, recruit or otherwise solicit or induce any employee of the Company, except on behalf of the Company, to (i) terminate his or her employment with the Company or (ii) establish any relationship with Employee or any of his or her affiliates for any business purpose competitive with the Business of the Company, provided, however, that a general solicitation of the public for employment shall not constitute a solicitation hereunder so long as such general solicitation is not designed to target any employee of the Company.

(d)           Employee and the Company agree that the foregoing restrictions are reasonable under the circumstances, are necessary to protect the Company’s legitimate business interests and that any breach of such restrictions would cause

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irreparable injury to the Company.  Employee understands that the foregoing restrictions may limit his or her ability to engage in certain businesses anywhere in the United States and outside the United States during the Restricted Period but acknowledges that he or she will receive sufficiently high remuneration and other benefits from the Company to justify such restrictions.  Further, Employee acknowledges that his or her skills are such that he or she can be gainfully employed in non-competitive employment, and that the agreement not to compete will not prevent him or her from earning a living.  Nevertheless, in the event that any of the foregoing restrictions shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(e)           Employee hereby represents to the Company that he or she has read and understands, and agrees to be bound by, the foregoing restrictions.  Employee acknowledges that the geographic scope and duration of the foregoing restrictions are the result of arm’s-length bargaining and are fair and reasonable in light of (i) the nature and wide geographic scope of the Company’s operations of, and in, the Business, (ii) Employee’s level of control over and contact with the Company’s operations of, and in, the Business in all jurisdictions in which it is conducted, (iii) the geographic breadth in which the Company conducts the Business and (iv) the amount of consideration (including confidential information and trade secrets) that Employee is receiving from the Company.

(f)            In consideration of the Company’s promises herein, during the Restricted Period, Employee promises to disclose to the Company any employment, consulting or other service relationship that her or she enters into after the termination of his or her employment with the Company for any reason.  Such disclosure shall be made within seven business days after Employee enters into such employment, consulting or other service relationship.  Employee expressly consents to and authorizes the Company to disclose both the existence and terms of this Agreement to any future employer or recipient of Employee’s services and to take any steps the Company deems necessary to enforce this Agreement.

Section 2.  Nondisclosure of Confidential and Proprietary Information.

(a)           Except in connection with the faithful performance of Employee’s duties for the Company or pursuant to Section 2(c) or (d), Employee shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, (i) use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity, any (A) confidential or proprietary information or trade secrets of or relating to the Company (including, without

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limitation, intellectual property in the form of patents, trademarks and copyrights and applications therefor, ideas, inventions, works, discoveries, improvements, information, documents, formulae, practices, processes, methods, developments, source code, modifications, technology, techniques, data, programs, other know-how or materials, in each case, that are confidential and/or proprietary and owned, developed or possessed by the Company, whether in tangible or intangible form) or (B) confidential or proprietary information with respect to the Company’s operations, processes, products, inventions, business practices, strategies, business plans, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, prospects and compensation paid to employees or other terms of employment or (ii) deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets.  The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and materially affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

(b)           Upon the termination of Employee’s employment with the Company for any reason, Employee will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents and electronically stored information, in each case, that are confidential or proprietary to the Company, or any other confidential or proprietary documents (including electronically stored information) concerning the Company’s customers, business plans, strategies, products or processes.

(c)           Employee may respond to a lawful and valid subpoena or other legal process relating to the business of the Company or the performance of his or her duties on behalf of the Company but shall (i) give the Company prompt notice thereof, (ii) make available to the Company and its counsel the documents and other information sought that are not subject to a binding confidentiality agreement and (iii) assist such counsel at Company’s expense in resisting or otherwise responding to such process.

(d)           Nothing in this Agreement shall prohibit Employee from (i) disclosing information and documents when required by law, subpoena, court order or legal process, (ii) disclosing information and documents to his or her immediate family members or, for the purpose of securing legal or tax advice, attorney or tax adviser (provided that the persons to whom such disclosures are made shall be informed of their obligation to maintain the strict confidentiality of any information provided to them), (iii) disclosing the post-employment restrictions in this Agreement in confidence to any potential new employer or person or entity to whom he or she may provide consulting services, or (iv) retaining, at any time, his or her personal correspondence and rolodex or address

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book and documents related to his or her own personal benefits, entitlements and obligations.

Section 3.  Inventions.  All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the business of the Company, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Employee may discover, invent or originate during the period of his or her employment with the Company, either alone or with others and whether or not during working hours or by the use of the facilities of the Company (“Inventions”), shall be the exclusive property of the Company.  Employee shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem reasonably necessary to protect or perfect its rights therein, and shall assist the Company, upon reasonable request and at the Company’s expense, in obtaining, defending and enforcing the Company’s rights therein.  Employee hereby appoints the Company as his or her attorney-in-fact to execute on his or her behalf any assignments or other documents reasonably deemed necessary by the Company to protect or perfect its rights to any Inventions.

Section 4.  Non-Disparagement.  During Employee’s employment with the Company and following termination of his or her employment with the Company for any reason, (i) Employee agrees not to disparage in any material respect the Company any of its products or practices, or any of its directors, officers, agents, representatives, members, partners or stockholders, either orally or in writing, and (ii) the Company agrees that it will (x) not make any formal statements that disparage in any material respect Employee and (y) use commercially reasonable efforts to advise its directors and officers not to disparage in any material respect Employee.

Section 5.  Remedy for Breach.  In the event of Employee’s material breach of the restrictions contained in this Agreement, the Non-Competition Shares (other than any such shares that prior to such material breach were transferred pursuant to Section 6) shall be forfeited in their entirety without any payment to Employee; it being understood that the Company shall have no other remedy in the event of Employee’s breach of such restrictions.

Section 6.  Withholding and Taxes.  The Company shall permit Employee to satisfy any withholding obligation that becomes due with respect to the vesting of the Non-Competition Shares (or any dividend or distribution thereon) in connection with Employee’s Termination of Service, if applicable, by transferring to the Company pursuant to such procedures as the Company may require, effective as of the date on which such withholding obligation arises, a number of the Non-Competition Shares having an aggregate fair market value as of such date that is equal to the minimum amount required to be withheld.  The Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of Employee, an amount of cash withholding equal to the fair market value of such number of the Non-Competition Shares so transferred to

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the Company.  In addition, to the extent that the amount of the income taxes arising from such vesting of the Non-Competition Shares (or any dividend or distribution thereon) exceeds the amount withheld upon such vesting, Employee shall be permitted to transfer a number of the Non-Competition Shares having an aggregate fair market value as of the date of such transfer equal to such excess.

Section 7.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

Name:

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

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EXHIBIT A-3

COBALT INTERNATIONAL ENERGY, INC.

LONG TERM INCENTIVE PLAN

Restricted Stock Award Agreement

IPO Award — Class D Interests

You have been granted restricted stock (this “Award”) on the following terms and subject to the provisions of Attachment A and the Cobalt Energy International, Inc. Long Term Incentive Plan (the “Plan”).  Unless defined in this Award agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[Full name]

Number of Shares Underlying Award	[•] Shares (the “Restricted Shares”)

Grant Date	[Date of closing of IPO]

Vesting	Subject to Section 3 of Attachment A, the Restricted Shares shall fully vest on [fifth anniversary of closing of IPO] (the “Scheduled Vesting Date”) if each of the following conditions is satisfied:

• the Participant does not experience a Termination of Service at any time prior to the Scheduled Vesting Date (the “Service Condition”); and

•

the average of the volume weighted average price of a Share for each trading day during the 90-day period ending on the day before the Scheduled Vesting Date equals or exceeds $[price to public in IPO] (the “Value Condition”). The “volume weighted average price” of a Share shall be computed based on composite trading between 9:30 a.m. and 4:00 p.m. New York City time on the applicable date (i) as reported by The Bloomberg Professional Service on the Company’s page under the “VWAP” field, at 4:00 p.m. on such date; or (ii) if the volume weighted average price is not available from The Bloomberg Professional Service in such manner, as reported from a different third party source to which the Company has access on such date or, if the Company does not have access to such a third party source, the high and low sale prices (regular way) of a Share on such date.

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Attachment A

Restricted Stock Award Agreement

Terms and Conditions

Grant to:  [Full name]

Section 1.  Grant of Restricted Stock Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants Restricted Stock to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A.  This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2.  Issuance of Shares.

(a)                                  The Restricted Shares shall be evidenced by book-entry registration; provided, however, that the Committee may determine that the Restricted Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a stock certificate or certificates.  In the event that any stock certificate is issued in respect of the Restricted Shares, such certificate shall (i) be registered in the name of the Participant, (ii) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares and (iii) be held in custody by the Company.

(b)                                 Voting Rights.  The Participant shall have voting rights with respect to the Restricted Shares.

(c)                                  Dividends.  All cash and other dividends and distributions, if any, that are paid with respect to any Restricted Shares shall be withheld by the Company and paid to the Participant, without interest, only when, and if, the Restricted Shares become vested in accordance with this Agreement.

(d)                                 Transferability.  Unless and until the Restricted Shares become vested in accordance with this Agreement, the Restricted Shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant.(1)

(1) With the consent of the Compensation Committee, the following language may be added at the end of Section 2(d) in individual cases, “except that the Restricted Shares may be transferred by gift to a spouse, lineal ancestor, lineal descendant, legally adopted child, sibling or lineal descendant or legally adopted child of a sibling of the Participant or a trust or other entity for the primary benefit of the Participant or any such persons if the transferee agrees in writing to be bound by the provisions of this Agreement.”

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(e)                                  Section 83(b) Election.  If the Participant chooses, the Participant may make an election under Section 83(b) of the Code with respect to the  Restricted Shares, which would cause the Participant currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the fair market value of the Restricted Shares (determined as of the Grant Date) over the amount, if any, that the Participant paid for the Restricted Shares, which excess will be subject to U.S. federal income tax.  The form for making a Section 83(b) election is attached as Attachment B.  The Participant acknowledges that (i) the Participant is solely responsible for the decision whether or not to make a Section 83(b) election, and the Company is not making any recommendation with respect thereto, (ii) it is his or her sole responsibility to timely file the Section 83(b) election within 30 days after the Grant Date, if the Participant decides to make such election, and (iii) if the Participant does not make a valid and timely Section 83(b) election, the Participant will be required to recognize ordinary income at the time of vesting on any future appreciation on the Restricted Shares.

(f)                                    Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) that becomes due with respect to the Restricted Shares (or any dividend or distribution thereon), and the Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements.  Notwithstanding the foregoing, the Committee may permit, in its sole discretion, the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require, effective as of the date on which a withholding obligation arises, a number of vested Shares owned and designated by the Participant having an aggregate fair market value as of such date that is equal to the minimum amount required to be withheld.  If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the fair market value of the Shares transferred to the Company as provided above.

Section 3.  Vesting of Restricted Shares.

(a)                                  Termination of Service.

(i)                                     Death or Disability.  In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, (x) the Service Condition shall be deemed to be satisfied as of the date of such termination and (y) if the Value Condition is satisfied as of the Scheduled Vesting Date, the Restricted Shares shall fully vest as of such date.

(ii)                                  Any Other Termination of Service.  In the event of the Participant’s Termination of Service at any time for any reason (other than

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due to the Participant’s death or Disability), the Restricted Shares shall be forfeited in their entirety as of the date of such termination without any payment to the Participant.

Notwithstanding the foregoing, in the event of the Participant’s Termination of Service other than by the Company for Cause, the Committee may, in its sole discretion, accelerate the vesting or waive any term or condition (including the Service Condition and/or Value Condition) of this Agreement, subject to such terms and conditions as the Committee deems appropriate, with respect to all or a portion of the Restricted Shares.

(b)                                 Change in Control.  If a Change in Control occurs at any time and the Value Condition is satisfied as of the date of such Change in Control (as described below), the Restricted Shares shall fully vest as of the date of such Change in Control; provided that if prior to the date of such Change in Control, the Company or the acquirer requests in writing that the Participant continue to provide services to the Company (or the successor or surviving entity) for a specified period not to exceed 12 months after such Change in Control, the Restricted Shares shall vest as of the earliest of (x) the last day of such requested period, (y) the Scheduled Vesting Date or (z) the date, if any, of the Participant’s Termination of Service by the Company (or the successor or surviving entity) without Cause, by the Participant for Good Reason or due to the Participant’s death or Disability (such earliest date, the “Change in Control Vesting Date”).  The Restricted Shares shall be forfeited in their entirety without any payment to the Participant upon his or her Termination of Service by the Company (or the successor or surviving entity) for Cause or by the Participant without Good Reason at any time prior to the Change in Control Vesting Date.  If a Change in Control occurs at any time and the Value Condition is not satisfied as of the date of such Change in Control, the Restricted Shares shall be forfeited in their entirety as of the date of such Change in Control without any payment to the Participant.

If a Change in Control results from the occurrence of an event within the meaning of:

(i)                                     clause (i) or (iii) of the definition of “Change in Control,” the Value Condition shall be deemed to be satisfied as of the date of such Change in Control if the price or implied price per Share in such Change in Control equals or exceeds $[price to public in IPO]; or

(ii)                                  clause (ii) of the definition of “Change in Control,” the Value Condition shall be deemed to be satisfied if the average of the volume weighted average price of a Share for each trading day during the 90-day period ending on the day before such Change in Control equals or exceeds $[price to public in IPO].

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(c)                                  Committee’s Failure to Grant Specified Awards.  The Restricted Shares shall fully vest as of the third anniversary of the IPO if, during the period commencing on the Grant Date and ending on the third anniversary of the IPO, the Committee has not granted Awards under the Plan with terms substantially similar to the terms set forth in this Agreement (other than this Section 4(c)) with respect to [insert number equal to 95% of the excess of the total number of Shares issuable with respect to 100,000 Class D Units less the number of Shares issued to Class D holders upon the IPO] Shares in the aggregate.  For the avoidance of doubt, IPO Awards granted under the Plan shall not constitute Awards granted for purposes of this Section 4(c)).

(d)                                 Effect of Vesting.  Subject to the provisions of this Agreement, upon the vesting of Restricted Shares, the restrictions under this Award with respect to such Shares shall lapse, and subject to any applicable Lock Up Agreement, such Shares shall be fully assignable, saleable and transferable by the Participant, and the Company shall deliver such Shares, along with any dividends and other distributions that were paid with respect to such Shares but withheld pending vesting, to the Participant.  Subject to any applicable Lock Up Agreement, such Shares shall be delivered by transfer to the Depository Trust Company for the benefit of the Participant or by delivery of a stock certificate registered in the Participant’s name.

Section 4.  Miscellaneous Provisions.

(a)                                  Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Cobalt International Energy, Inc.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Attention: [General Counsel]

Facsimile: [number]

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

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(b)                                 Entire Agreement.  This Agreement, the Plan, and any other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)                                  Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify the Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)                                 Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e)                                  Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)                                    Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)                                 Participant Undertaking.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Restricted Shares pursuant to the provisions of this Agreement.

(h)                                 Plan.  The Participant acknowledges and understands that material definitions and provisions concerning the Restricted Shares and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of the Plan.

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(i)                                     Governing Law.  The Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

(j)                                     Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on each party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4(a) shall be deemed effective service of process on such party.

(k)                                  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

[Name of Participant]

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Attachment B

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer performing the services is:

Name: _____________________________________________________
Address: ___________________________________________________
Social Security Number: ______________________________________

(2)	The property with respect to which the election is being made is shares (the “Restricted Shares”) of common stock, par value $.01 per share, of Cobalt International Energy, Inc. (the “Company”)

(3)	The Restricted Shares were transferred on .

(4)	The taxable year in which the election is being made is the calendar year .

(5)

The Restricted Shares are not transferable and are subject to a substantial risk of forfeiture within the meaning of Section 83(c)(1) of the Internal Revenue Code until and unless specified conditions are satisfied or a specified event occurs, in each case as set forth in the Company’s Long Term Incentive Plan and the Restricted Stock Award Agreement pursuant to which the Restricted Shares were issued.

(6)	The fair market value of the Restricted Shares at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid by the taxpayer for the Restricted Shares is $ per share.

(8)	A copy of this statement has been furnished to the Company, for whom the taxpayer will be performing services underlying the transfer of the Restricted Shares.

(9)	This statement is executed on .

	Spouse (if any)	Taxpayer

This statement must be filed with the Internal Revenue Service Center with which you filed your last U.S. federal income tax return within 30 days after the grant date of the Restricted Stock Award Agreement.  This filing should be made by registered or certified mail, return receipt requested.  You are also required to (i) deliver a copy of this statement to the Company and (ii) attach a copy of this statement to your federal income tax return for the taxable year that includes the grant date (and may also be required to attach a copy of this statement to your state income tax return for such year).  You should also retain a copy of this statement for your records.

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EXHIBIT A-4

COBALT INTERNATIONAL ENERGY, L.P.

DEFERRED COMPENSATION PLAN

(Amended and Restated as of October 22, 2009)

SECTION 1.  Purpose.  Cobalt International Energy, L.P. adopted the Deferred Compensation Plan (the “Plan”), effective as of December 31, 2008, to allow certain of its executives to defer receipt of a portion of their compensation and to encourage and promote the profitable growth of the Company.  Cobalt International Energy, L.P. desires to amend and restate the Plan to provide that no additional deferrals will be permitted under the Plan and to clarify the treatment of amounts deferred under the Plan on and following the IPO (as defined in Section 2(j)).  This document supersedes the document implementing the terms of the Plan as in effect prior to the date of this amendment and restatement (the “Prior Plan Document”); it being understood that nothing in this document shall be deemed to provide for distributions with respect to amounts deferred under the Plan at any times or upon any events other than as provided under the Prior Plan Document.

SECTION 2.  Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means (i) the Board or (ii) the person or persons appointed by the Board to serve as the Administrator pursuant to Section 11.

(b)           “Account” means an account maintained by the Company for a Participant to document the amounts deferred by such Participant under the Plan.

(c)           “Annual Bonus” means the cash bonus, if any, awarded to a Participant by the Company in 2009 for performance with respect to 2009.

(d)           “Beneficiary” means a person entitled to receive a payment under the Plan in the event of a Participant’s death.  If no such person is named by such Participant, or if no Beneficiary designated by such Participant is eligible to receive a payment under the Plan upon his death, such Participant’s Beneficiary shall be his estate.

(e)           “Board” means the board of directors of the Company.

(f)            “Change in Control” at any time (i) prior to the IPO shall have the meaning assigned to it in the Partnership Agreement; provided that clause (iii) of such definition shall not apply for purposes of the Plan, and (ii) on or following the IPO, shall have the meaning assigned to it in the LTIP.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and guidance promulgated thereunder.

(h)           “Company” means (i) prior to the closing of the IPO, Cobalt International Energy, L.P., and (ii) on and after the closing of the IPO, Cobalt International Energy, Inc.

(i)            “Disability” means, with respect to a Participant, that such Participant is:

(i)            unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(ii)           by reason of any medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(j)            “IPO” means the underwritten public offering of shares of the common stock of Cobalt International Energy, Inc. pursuant to Registration Statement No. 333-161734 on Form S-1 filed with the Securities and Exchange Commission.

(k)           “LTIP” means the Cobalt International Energy, Inc. Long Term Incentive Plan.

(l)            “Plan” means this Cobalt International Energy, L.P. Deferred Compensation Plan, as amended from time to time.

(m)          “Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Cobalt International Energy, L.P. dated as of February 6, 2009.

(n)           “Reorganization Agreement” means the Reorganization Agreement to be entered into prior to the IPO among Cobalt International Energy, L.P., Cobalt International Energy, Inc. and the other parties signatory thereto.

(o)           “Salary” means the base salary paid by the Company to a Participant in 2009 for personal services to the Company.

(p)           “Separation from Service” means, with respect to a Participant, the (i) cessation of all services performed by such Participant for the Company or (ii) permanent decrease in the level of services performed by such Participant for the Company (whether as an employee or as an independent contractor) to no more than 20 percent of the average level of services performed (whether as an

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employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company, if such Participant has been providing services to the Company for less than 36 months).

(q)           “Share” means one share of common stock of Cobalt International Energy, Inc.

Part I

Participation and Deferrals

SECTION 3.  Participation.  As of the date of this amendment and restatement of the Plan, the participants in the Plan are the individuals whose names are set forth on Appendix A (the “Participants”).  No additional individuals shall be permitted to participate in the Plan.

SECTION 4.  Deferrals.  Appendix A indicates the amount of his Salary and/or Bonus that each Participant irrevocably elected to defer under the Plan.  An Account has been established for each Participant, which has been credited with the amount of deferred Salary through the date of this amendment and restatement of the Plan and which shall be credited with the amount of deferred Salary and/or Bonus following such date.

Part II

Account Investments

SECTION 5.  Account Investments Prior to the Closing of the IPO.  Each Account merely provides a record of the bookkeeping entries relating to the Plan and thus reflects a mere unsecured promise to pay amounts in the future.  Prior to the closing of the IPO, Accounts shall be deemed to be invested in the JPMorgan Prime Money Market Fund or such other investment reference as determined by the Administrator in good faith (the “Investment Reference”).  Accounts shall be deemed to have realized applicable investment earnings and losses based on the performance of the Investment Reference, which shall be credited or debited to the Account of each Participant as of the end of each calendar quarter.  The Administer may, but shall not be obligated to, determine the value of the Accounts more frequently than quarterly.

SECTION 6.  Account Investments from the Closing of the IPO.  If the closing of the IPO occurs prior to the date on which the amounts credited to a Participant’s Account are distributed pursuant to Section 10, then on and following the closing of the IPO such amounts shall be deemed to be invested in the number of Shares that otherwise would have been issuable to such Participant pursuant to the Reorganization Agreement upon conversion of his Class A Interests in Cobalt International Energy, L.P. attributable to the amounts set forth on Schedule II of the Reorganization Agreement under the “Deferred” column

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that are treated as part of his Capital Contribution pursuant to Section 3.01 of the Reorganization Agreement.

SECTION 7.  Dividends.  On and after the closing of the IPO, whenever a cash dividend or any other distribution is paid with respect to Shares, each Account will be credited with an additional number of notional Shares, equal to the number of Shares, including fractional Shares (computed to the second decimal place), that could have been purchased had such dividend or other distribution been paid to the Account on the payment date of such dividend or distribution based on the number of notional Shares in such Account as of such date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Shares.  Such additional notional Shares shall be deemed to be purchased at the average of the high and low quoted sale price of a Share, as reported on the New York Stock Exchange Composite Transaction Tape on the payment date for such dividend or other distribution.  The value of any distribution in property will be determined by the Administrator.

SECTION 8.  Adjustments.  In the event that, at any time following the closing of the IPO, the Administrator determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall adjust equitably the number of notional Shares credited to each Participant’s Account.

Part III

Vesting and Distributions

SECTION 9.  Vesting.  Each Participant shall have a 100% non-forfeitable and vested interest in his Account at all times.

SECTION 10.  Distributions.

(a)           Scheduled Distribution Date.  Unless earlier distribution is required pursuant to this Section 10, the amounts credited to a Participant’s Account shall be distributed to such Participant in January 2012.  Under no circumstances shall a Participant be permitted to defer distribution of any amounts credited to his Account beyond January 2012.

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(b)           Death.  In the event of a Participant’s death, the amounts credited to such Participant’s Account shall be distributed to his Beneficiary as soon as practicable following his death but in no event later than 90 days thereafter.

(c)           Disability or Separation from Service.  In the event of a Participant’s Disability or Separation from Service other than due to his death, the amounts credited to his Account shall be distributed to him on the last day of the calendar quarter following such Disability or Separation from Service; provided that if the Administrator considers such Participant to be one of the Company’s “specified employees,” as defined in Section 409A of the Code, as of the date of such Disability or Separation from Service, such distribution shall be made on the date that is six months after the date of such Disability or Separation from Service, except to the extent that earlier distribution would not result in such Participant incurring additional tax or interest under Section 409A of the Code.

(d)           Change in Control.  Upon, or within 60 days following, a Change in Control, the amounts credited to a Participant’s Account shall be distributed to such Participant; provided that upon any such Change in Control that would not constitute a change in control, as defined in the Prior Plan Document, the amounts credited to such Participant’s Account shall not be distributed to him; provided further that upon any change in control, as defined in the Prior Plan Document, that would not constitute a Change in Control, the amounts credited to such Participant’s Account shall be distributed to him upon, or within 60 days following, such change in control.

(e)           Form of Distribution; Fractional Shares.  In the event that a Participant (or Beneficiary) becomes entitled to a distribution pursuant to this Section 10 at any time:

(i)            prior to the closing of the IPO, the amounts credited to such Participant’s Account shall be distributed in cash in a lump sum; or

(ii)           on or following the closing of the IPO, the amounts credited to such Participant’s Account shall be distributed in Shares; provided that any fractional Shares shall be paid in cash in an amount equal to the average of the high and low quoted sale prices of a Share, as reported on the New York Stock Exchange Composite Transaction Tape, on the trading day preceding the distribution.

Part IV

General Provisions

SECTION 11.  Administration of the Plan.  The Board, or the person or persons appointed by the Board to serve as Administrator, shall be the Administrator of the Plan.  The Administrator, in its sole discretion, is authorized

5

to interpret the Plan, to prescribe, amend and rescind the rules relating to the Plan, and to make such other determinations and exercise such other powers and authority as may be necessary or advisable for the administration of the Plan.  No fee or compensation shall be paid to any person for non-ministerial services as the Administrator.  The Administrator in its sole discretion may delegate internally or externally any of its functions, including ministerial functions, and may pay compensation for services rendered relating to such ministerial functions.  All determinations of the Administrator shall be made by at least a majority of the individuals then appointed to serve as Administrator.  Any determination made by the Administrator pursuant to the powers set forth herein shall be final, binding and conclusive upon each Participant and Beneficiary.  The Administrator shall decide any question that may arise regarding the rights of Participants and Beneficiaries, and the amounts of their respective interests.  The Administrator shall maintain full and complete records of its decisions.  Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan.  The Administrator shall have the duty to maintain Account records for the Participants.  The Administrator shall provide a copy of the Plan to each Participant, and other documents relating to the Plan shall be available at the principal office of the Company for inspection by each Participant at reasonable times determined by the Administrator.

SECTION 12.  Successors and Assigns; Assumption upon IPO.  The Plan shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise.  The Plan shall also be binding upon and inure to the benefit of each Participant and his estate.  The Plan and all rights hereunder are personal to the Participants and shall not be assignable by any Participant.  If the closing of the IPO occurs prior to the date on which all amounts have been distributed from all the Participants’ Accounts, then upon the closing of the IPO the Plan shall be assumed by Cobalt International Energy, Inc.

SECTION 13.  Unfunded Status of Plan.  The Plan is intended to be unfunded for tax purposes.  The Participants have the status of general unsecured creditors of the Company.  The Plan constitutes a mere promise by the Company to make payments in the future.

SECTION 14.  Continued Employment or Service Not Presumed.  Nothing in the Plan or any document related to the Plan or describing it shall give a Participant the right to continue in employment or service with the Company or affect the right of the Company to terminate the employment or service of such Participant with or without cause.

SECTION 15.  Amendment and Termination of the Plan.

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(a)           The Board, in its sole discretion, may amend, suspend or discontinue the Plan or a Participant’s deferral at any time; provided that no amendment, suspension or discontinuance shall reduce such Participant’s accrued benefit, except to the extent necessary to comply with any provision of federal, state or other applicable law.  The Board further has the right, without a Participant’s consent, to amend or modify the terms of the Plan and such Participant’s deferral to the extent that the Administrator deems it necessary to avoid adverse or unintended tax consequences to such Participant under Section 409A of the Code.

(b)           The Board may terminate the Plan at any time in its discretion, as long as the Company terminates all similar deferral compensation arrangements that it sponsors and does not adopt any similar arrangement at any time within three years after the date on which the Plan is terminated.  Distribution of amounts payable under the Plan at the time of its termination will be paid in a lump sum in the form specified in Section 10(e) on the earlier of (i) the first anniversary of the date of such termination or (ii) the date on which such amounts otherwise would have been distributed pursuant to Section 10.

SECTION 16.  Severability of Provisions.  Should any provision of the Plan be determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

SECTION 17.  Offset Permitted.  Notwithstanding any provision of the Plan to the contrary, the Company may, if the Administrator in its sole and absolute discretion shall determine, offset any amounts to be paid to a Participant (or his Beneficiary) under the Plan against any amounts that such Participant may owe to the Company; provided that no such offset shall result in or be part of an acceleration of distribution or substitution payment arrangement with respect to any non-qualified deferred compensation that would be impermissible under Section 409A of the Code.

SECTION 18.  Withholding.  All amounts deferred under the Plan with respect to a Participant (or his Beneficiary) shall be subject to withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to the executors or administrators of the estate of a deceased Participant, the delivery to the Company of such tax waiver, letters testamentary and other documents as the Administrator may reasonably request.

SECTION 19.  Governing Law.  The Plan shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

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Appendix A

[Table of Participants and Amounts Deferred]

8

EXHIBIT B

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

COBALT INTERNATIONAL ENERGY, L.P.

A Delaware limited partnership

Dated as of December 21, 2009

This Fifth Amended and Restated Agreement of Limited Partnership (this “Agreement”) of Cobalt International Energy, L.P. (the “Partnership”) is entered into by and among CIP GP Corp., a Delaware corporation, as the sole general partner (the “General Partner”), Cobalt International Energy, Inc., a Delaware corporation (“Newco”), FR Cobalt Holdings LLC, GSCP V Institutional Cobalt Holdings, LLC, GSCP VI Parallel Cobalt Holdings, LLC, Kern Cobalt Co-Invest Partners LP, Kern Cobalt Co-Invest Partners II LP, Kern Cobalt Co-Invest Partners III LP and Kern Cobalt Co-Invest Partners IV LP (each of Newco and each domestic blocker corporation, a “Limited Partner” and collectively, the “Limited Partners”).

WHEREAS, the Partnership was formed by the General Partner’s execution and filing of a Certificate of Limited Partnership of the Partnership (the “Certificate”) on November 10, 2005 (the “Formation Date”), and the entering into by the parties thereto of an Agreement of Limited Partnership of Cobalt International Energy, L.P. dated November 10, 2005 (the “Original Agreement”), as amended by Amendment No. 1 dated December 23, 2005, Amendment No. 2 dated September 25, 2006, Amendment No. 3 dated October 10, 2006, which was amended and restated by the Amended and Restated Agreement of Limited Partnership dated August 30, 2007, the Second Amended and Restated Agreement of Limited Partnership dated December 10, 2007, the Third Amended and Restated Agreement of Limited Partnership dated December 12, 2008 and the Fourth Amended and Restated Agreement of Limited Partnership dated February 6, 2009 (the “Current Agreement”).

WHEREAS, the parties hereto desire to amend and restate the Current Agreement and enter into this Agreement in connection with the transactions contemplated by the Reorganization Agreement dated as of the date hereof (the “Reorganization Agreement”) by and among the Partnership, Newco, Cobalt MergerSub, Inc. and the other parties signatory thereto.

NOW, THEREFORE, the parties agree to the following:

1

1.             Organization.  The Partnership was formed as a Delaware limited partnership by the filing of the Certificate in the office of the Delaware Secretary of State on the Formation Date, and the entering into of the Original Agreement, dated the Formation Date.

2.             Name.  The name of the Partnership is “Cobalt International Energy, L.P.”, and all of the Partnership’s business will be conducted in such name or such other names that comply with applicable law as the General Partner may select from time to time.

3.             Purpose.  The purpose of the Partnership is to engage, directly or indirectly, in the exploration for, and the development and production of, oil and natural gas anywhere in the world, the acquisition and disposition of leases and other real property in connection therewith, and to engage in such other activities as are permitted hereby or are incidental or ancillary thereto as the General Partner deems necessary or advisable, all upon the terms and conditions set forth in this Agreement.

4.             Management of the Partnership.  The business and affairs of the Partnership shall be managed by the General Partner.

5.             Term.  The Partnership commenced on the Formation Date with the filing of the Certificate with the Delaware Secretary of State, and will continue in existence until the Partnership is dissolved in accordance with paragraph 10 below, or at such earlier time as may be specified herein.

6.             Registered Office; Registered Agent; Other Offices.  The registered office of the Partnership in the State of Delaware will be the registered office designated in the Certificate or such other office (which need not be a place of business of the Partnership) as the General Partner may designate from time to time in the manner provided by law.  The Partnership may have such other offices as the General Partner may determine appropriate.  The registered agent of the Partnership in the State of Delaware will be the initial registered agent designated in the Certificate or such other person or persons as the General Partner may designate from time to time in the manner provided by law.

7.             Foreign Qualification Governmental Filings.  The General Partner shall cause the Partnership to be qualified or registered under foreign qualification, assumed or fictitious names statutes or other limited partnership statutes or similar laws in any jurisdiction in which the Partnership owns property or transacts business if and to the extent that such qualification or registration is necessary in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or transact business.  The General Partner shall execute, file and publish all such certificates, notices, statements or

2

other instruments necessary to permit the Partnership to do business as a limited partnership in all jurisdictions in which the Partnership elects to do business or to maintain the limited liability of the Limited Partners.

8.             Partners and Percentage Interests.  The names and the business addresses of the General Partner and each of the Limited Partners are as follows:

General Partner:

CIP GP Corp.

c/o Cobalt International Energy, Inc.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Houston, TX 77056

Limited Partners:

Cobalt International Energy, Inc.

FR Cobalt Holdings LLC

GSCP V Institutional Cobalt Holdings, LLC

GSCP VI Parallel Cobalt Holdings, LLC

Kern Cobalt Co-Invest Partners LP

Kern Cobalt Co-Invest Partners II LP

Kern Cobalt Co-Invest Partners III LP

Kern Cobalt Co-Invest Partners IV LP

c/o Cobalt International Energy, Inc.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Houston, TX 77056

9.             Powers.  The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.  Notwithstanding any other provision of this Agreement to the contrary, the General Partner is authorized to execute and deliver any document on behalf of the Partnership without any vote or consent of any other partner.

10.          Dissolution.  The Partnership shall dissolve, and its affairs shall be wound up at such time as (a) all of the partners of the Partnership approve in writing, (b) an event of withdrawal of a general partner has occurred under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. § 17-101, et seq.), as amended from time to time (the “Act”), (c) an entry of a decree of judicial dissolution has occurred under § 17-802 of the Act or (d) at any time there are no limited partners unless the Partnership is continued in accordance with the Act; provided, however, the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner described in the foregoing

3

clause (b) if (i) at the time of such event of withdrawal, there is at least one other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (ii) within 90 days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one or more additional general partners of the Partnership.

11.          Percentage Interests.  All distributions and allocations to the partners of the Partnership shall be in accordance with their Percentage Interests. The General Partner shall determine the “Percentage Interests” of the partners, based on the relative value of such partners’ interest in the partnership as of the date hereof and attach a schedule hereto reflecting such determination.

12.          Additional Contributions.  No partner of the Partnership is required to make any additional capital contribution to the Partnership.

13.          Distributions.  Distributions shall be made to the partners of the Partnership at the times and in the aggregate amounts determined by the General Partner.  Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to a partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.

14.          Assignments.  (a) Each Limited Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership only with the consent of the General Partner.

(b)        The General Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership without the consent of the Limited Partners.

15.          Withdrawal.  Except to the extent set forth in the foregoing paragraph 14, no partner of the Partnership may withdraw from the Partnership.

16.          Admission of Additional or Substitute Partners.  (a) One or more additional or substitute limited partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

(b)        One or more additional or substitute general partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

17.          Liability of Limited Partners.  Each Limited Partner and any additional or substitute limited partners shall not have any liability for the

4

obligations or liabilities of the Partnership except to the extent provided in the Act.

18.          Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

[Remainder of page has been intentionally left blank; signature pages follow.]

5

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the date first set forth above.

CIP GP CORP.

By:
Name:
Title:

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

FR COBALT HOLDINGS LLC

By:	FR COBALT HOLDINGS, INC., its sole member

By:
Name:
Title:

GSCP V INSTITUTIONAL COBALT HOLDINGS, LLC

By:	GSCP V INSTITUTIONAL COBALT HOLDINGS, CORP., its sole member

By:
Name:
Title:

GSCP VI PARALLEL COBALT HOLDINGS, LLC

By:	GSCP VI PARALLEL COBALT HOLDINGS, CORP., its sole member

By:
Name:
Title:

2

KERN COBALT CO-INVEST PARTNERS LP

By:	KERN COBALT GROUP LLC, its general partner

By:	COBALT INTERNATIONAL ENERGY, INC., its sole member

By:
Name:
Title:

KERN COBALT CO-INVEST PARTNERS II LP

By:	KERN COBALT GROUP II LLC, its general partner

By:	COBALT INTERNATIONAL ENERGY, INC., its sole member

By:
Name:
Title:

3

KERN COBALT CO-INVEST PARTNERS III LP

By:	KERN COBALT GROUP III LLC, its general partner

By:	COBALT INTERNATIONAL ENERGY, INC., its sole member

By:
Name:
Title:

KERN COBALT CO-INVEST PARTNERS IV LP

By:	KERN COBALT GROUP IV LLC, its general partner

By:	COBALT INTERNATIONAL ENERGY, INC., its sole member

By:
Name:
Title:

4

EXHIBIT C-1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COBALT INTERNATIONAL ENERGY, INC.

The original name of the corporation is Cobalt International Energy, Inc. The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 27, 2009.  This Amended and Restated Certificate of Incorporation, which both restates and integrates and further amends the provisions of the corporation’s certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

The certificate of incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE 1
NAME

The name of the corporation is Cobalt International Energy, Inc. (the “Corporation”).

ARTICLE 2
REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

ARTICLE 4
CAPITAL STOCK

Section 1.  Authorized Capital Stock.  The total number of shares of stock which the Corporation shall have authority to issue is 2,200,000,000, consisting of 2,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 200,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Section 2.  Preferred Stock.  The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by Delaware Law.

ARTICLE 5

BOARD OF DIRECTORS

Section 1.  Power of the Board of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2.  Number of Directors.  Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the Board of Directors shall consist of not less than 5 nor more than 15 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

Section 3.  Election of Directors.  (a) Until the Effective Date, all of the directors will be elected annually at the annual meeting of stockholders.

(b)           From and after the Effective Date, except as otherwise provided in the terms of any series of Preferred Stock entitled to separately elect directors, the directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected; provided that directors initially designated as Class I directors shall serve for a term ending on the date of the first annual meeting following such Effective Date, directors initially designated as Class II directors shall serve for a term ending on the second annual meeting following such Effective Date, and directors initially designated as Class III directors shall serve for a term ending on the date of the

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third annual meeting following such Effective Date.  Immediately following the Effective Date, the Board of Directors is authorized to designate the members of the Board then in office as Class I directors, Class II directors or Class III directors.  In making such designation, the Board of Directors shall equalize, as nearly as possible, the number of directors in each class.  In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class.  In no event will a decrease in the number of directors shorten the term of any incumbent director.

(c)           Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal and, in the case of a classified board, for a term that shall coincide with the term of the class to which such director shall have been elected.

(d)           There shall be no cumulative voting in the election of directors.

Section 4.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director.  Subject to the terms of any series of Preferred Stock entitled to separately elect directors, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by this certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.  If there are no directors in office, then an election of directors may be held in accordance with Delaware Law.  When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

Section 5.  Removal.  (a) Until the Effective Date, any director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than a majority of the shares then entitled to vote generally in the election of directors, voting together as a single class.

(b)           From and after the Effective Date, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the shares then entitled to vote generally in the election of directors, voting together as a single class.

(c)           Notwithstanding the foregoing, whenever the holder of one or more classes or series of Preferred Stock shall have the right, voting separately as

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a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article 4 applicable thereto, and such directors so elected shall not be subject to the provisions of this Article 5 unless otherwise provided therein.

ARTICLE 6
STOCKHOLDERS

Section 1.  Action by Written Consent of Stockholders.  (a) Until the Effective Date, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken (i) by a vote of stockholders at a meeting of stockholders duly noticed and called in accordance with Delaware Law or (ii) without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)           From and after the Effective Date, any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon a vote of stockholders at an annual or special meeting of stockholders duly noticed and called in accordance with the Corporation’s bylaws and Delaware Law and may not be taken by written consent of stockholders without a meeting.

Section 2.  Special Meetings of Stockholders.  Special meetings of stockholders may be called only by the Board or Directors or the Chairman of the Board; provided that, until the Effective Date, special meetings of stockholders will also be called by the Secretary of the Corporation at the request of the holders of a majority of the outstanding shares of Common Stock.

ARTICLE 7
LIMITATIONS ON LIABILITY AND INDEMNIFICATION

Section 1.  Limited Liability.  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

Section 2.  Right to Indemnification.  (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or

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principal officer (as defined in the Corporation’s bylaws) of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law; provided, that the Corporation shall not be obligated to indemnify (or advance) expenses to such a director or principal officer with respect to a proceeding (or part thereof) initiated by such director or principal officer (other than a proceeding to enforce the rights granted under this Article 7) unless the Board of Directors approved the initiation of such proceeding (or part thereof).  The right to indemnification conferred in this Article 7 shall also include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law.  The right to indemnification conferred in this Article 7 shall be a contract right.

(b)           The Corporation may, by action of its Board of Directors, provide rights to indemnification and to advancement of expenses to such other officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

Section 3.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

Section 4.  Nonexclusivity of Rights.  The rights and authority conferred in this Article 7 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

Section 5.  Preservation of Rights.  Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this certificate of incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

ARTICLE 8
CORPORATE OPPORTUNITIES

To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the

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Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of the Sponsors or any of their respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries) (each, a “Specified Party”), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.  Notwithstanding the foregoing, a Specified Party who is a director or officer of the Corporation and who is offered a business opportunity in his or her capacity as a director or officer of the Corporation (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Corporation, provided, however, that all of the protections of this Article 8 shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another person.

Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this certificate of incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

If any provision or provisions of this Article 8 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 8 (including, without limitation, each portion of any paragraph of this Article 8 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article 8 (including, without limitation, each such portion of any paragraph of this Article 8 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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This Article 8 shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this certificate of incorporation or applicable law.

Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 8.

ARTICLE 9
MISCELLANEOUS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and of its directors and stockholders:

(a)           The directors shall have the concurrent power with the stockholders to adopt, amend or repeal the bylaws of the Corporation.

(b)           Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

(c)           The Corporation elects not to be governed by Section 203 of the Delaware Law, and the restrictions contained in Section 203 shall not apply to the Corporation, until the first date on which the Sponsors and their affiliates no longer beneficially own at least 25% of the outstanding shares of Common Stock of the Corporation.  From and after such date, the Corporation shall be governed by Section 203 so long as Section 203 by its terms would apply to the Corporation.

For so long as that certain Stockholders Agreement, dated as of December 15, 2009, by and among the Corporation and the Sponsors, as amended from time to time (the “Stockholders Agreement”), is in effect, the provisions of the Stockholders Agreement shall be incorporated by reference into the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Stockholders Agreement.

As used herein, the following terms shall have the following meanings:

“Carlyle/Riverstone” shall mean Riverstone Energy Coinvestment III, L.P., C/R Cobalt Investment Partnership, L.P., C/R Energy Coinvestment II, L.P., C/R Energy III Cobalt Partnership, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P. and Carlyle Energy Coinvestment III, L.P. collectively.

“GSCP” shall mean GSCP V Cobalt Holdings, LLC, GSCP V Offshore Cobalt Holdings, LLC, GS Capital Partners V Institutional, L.P., GSCP V GmbH Cobalt Holdings, LLC, GSCP VI Cobalt Holdings, LLC, GSCP VI Offshore

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Cobalt Holdings, LLC, GS Capital Partners VI Parallel, L.P. and GSCP VI GmbH Cobalt Holdings, LLC, collectively.

“First Reserve” shall mean First Reserve Fund XI, L.P. and FR XI Onshore AIV, L.P , collectively.

“KERN” shall mean KERN Cobalt Co-Invest Partners AP LP.

“Effective Date” shall mean the first date on which the Sponsors and their affiliates no longer beneficially own more than 50% of the outstanding shares of Common Stock of the Corporation or the Corporation no longer qualifies as a “controlled company” under Section 303A of the New York Stock Exchange Listed Company Manual as in effect on December 15, 2009.

“Sponsors” means Carlyle/Riverstone, GSCP, First Reserve and KERN.

ARTICLE 10
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right from time to time to amend this certificate of incorporation in any manner permitted by Delaware Law, and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 18th day of December, 2009.

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ Samuel H. Gillespie III
Name: Samuel H. Gillespie III
Title: Executive Vice President

EXHIBIT C-2

BYLAWS

OF

COBALT INTERNATIONAL ENERGY, INC.

ARTICLE 1
OFFICES

Section 1.01.  Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

Section 1.03.  Books.  The books of the Corporation may be kept within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.01.  Time and Place of Meetings.  All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the board of directors (or the chairman in the absence of a designation by the board of directors).

Section 2.02.  Annual Meetings.  Unless directors are elected by written consent in lieu of an annual meeting as permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“Delaware Law”), and the certificate of incorporation, an annual meeting of stockholders, commencing with the year 2010, shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

Section 2.03.  Special Meetings.  (a) Except as otherwise provided in the certificate of incorporation, special meetings of stockholders may be called by the board of directors or the chairman of the board and, until the Effective Date (as such term is defined in the certificate of incorporation), will be called by the secretary of the Corporation at the request of the holders of a majority of the outstanding shares of the Corporation’s common stock (the “Common Stock”).  Such request shall state the purpose or purposes of the proposed meeting.

(b)           A special meeting shall be held at such date, time and place as may be fixed by the board of directors in accordance with these bylaws.

(c)           Business conducted at a special meeting shall be limited to the matters described in the applicable request for such special meeting and any other matters as the board of directors shall determine.

Section 2.04.  Notice of Meetings and Adjourned Meetings; Waivers of Notice.  (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at such meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by Delaware Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of such meeting.  Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of such adjourned meeting.

(b)           Whenever notice is required to be given under any provision of Delaware Law or the certificate of incorporation or these bylaws, a written waiver signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meetings of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

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Section 2.05.  Notice of Nominations and Stockholder Business.

(a)           Annual Meetings of Stockholders.

(i)          Nominations of persons for election to the board of directors of the Corporation or the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(a), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05(a).

(ii)         For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.05, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the board of directors) must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  For purposes of Sections 2.05(a)(ii) and 2.05(b) of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934.

(iii)        A stockholder’s notice to the secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors,

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or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”);

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(5) to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(6) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

(7) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

If requested by the Corporation, the information required under clauses (C)(2), (3), (4) and (5) of the preceding sentence of this Section 2.05 shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for notice of the meeting to disclose such information as of such record date.

Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.05 other than a nomination shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934 and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

(b)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04.  Nominations of persons for election to the board of directors of the Corporation at a special meeting of stockholders may be made by stockholders only if the election of directors is included as business to be brought before a

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special meeting in the Corporation’s notice of meeting and then only by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(b), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05(b).  For nominations to be properly brought before a special meeting of stockholders by a stockholder pursuant to this Section 2.05(b), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made.  A stockholder’s notice to the secretary shall comply with the notice requirements of Section 2.05(a)(iii).

(c)           General.

(i)          At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.  Subject to the provisions of that the Stockholders Agreement, no person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.05.  No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 2.03 and this Section 2.05.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting, and if he should so determine and declare, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be.  Notwithstanding the foregoing provisions of this Section 2.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic

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transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)         Without limiting the foregoing provisions of this Section 2.05, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 2.05; provided, however, that any references in these bylaws to the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.05, and compliance with Section 2.05(a) or (b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in the last paragraph of Section 2.05(a)).

Section 2.06.  Quorum.  Unless otherwise provided in the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.  If, however, such quorum shall not be present at any meeting of the stockholders, either the chairman of the meeting or a majority of the stockholders present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.  At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.07.  Voting.  (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder.  Any share of capital stock of the Corporation held by the Corporation shall have no voting rights.  Unless otherwise provided in the certificate of incorporation or these bylaws and subject to Delaware Law, in all matters other than the election of directors, the affirmative vote of the majority of the votes cast affirmatively or negatively at the meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders.  Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b)           Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy,

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appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting.  No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c)           Votes may be cast by any stockholder entitled to vote in person or by his proxy.  In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) will not be treated as a vote cast.

Section 2.08.  Action by Consent.  (a) Until the Effective Date and unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 2.08(b).

(b)           Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Section 2.08 and Delaware Law.

Section 2.09.  Organization.  At each meeting of stockholders, the chairman of the board, if one shall have been elected, or in the chairman’s absence or if one shall not have been elected, the director or officer designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting.  The secretary (or in the secretary’s absence or inability

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to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.10.  Order of Business.  The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

ARTICLE 3
BOARD OF DIRECTORS

Section 3.01.  General Powers.  Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

Section 3.02.  Number, Election, Classes, Term of Office.  (a) Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the board of directors shall consist of not less than five nor more than 15 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire board of directors.

(b)        Until the Effective Date, all of the directors will be elected annually at the annual meeting of stockholders.

(c)        From and after the Effective Date, except as otherwise provided in the terms of any series of Preferred Stock entitled to separately elect directors, the directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors.  The Board of Directors is hereby authorized to assign members of the Board of Directors in office at the Effective Date to such classes.  Except as otherwise provided in the certificate of incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected.

(d)        Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal and, in the case of a classified board, for a term that shall coincide with the term of the class to which such director shall have been elected.  Directors need not be stockholders.

Section 3.03.  Quorum and Manner of Acting.  Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.  When a meeting is

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adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the board of directors may transact any business which might have been transacted at the original meeting.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04.  Time and Place of Meetings.  The board of directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the board of directors (or the chairman in the absence of a determination by the board of directors).

Section 3.05.  Annual Meeting.  The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders.  Notice of such meeting need not be given.  In the event such annual meeting is not held on the same day and at the same place as the annual meeting of stockholders, the annual meeting of the board of directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06.  Regular Meetings.  After the place and time of regular meetings of the board of directors shall have been determined and notice thereof shall have been once given to each member of the board of directors, regular meetings may be held without further notice being given.

Section 3.07.  Special Meetings.  Special meetings of the board of directors may be called by the chairman of the board or the chief executive officer and shall be called by the secretary on the written request of at least two directors.  Notice of special meetings of the board of directors shall be given to each director at least 24 hours before the date of the meeting in such manner as is determined by the board of directors.

Section 3.08.  Committees.  (a) The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any

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such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

(b)        Unless otherwise provided in the certificate of incorporation, these bylaws or the resolution of the board of directors designating the committee, a committee may create one or more subcommittees consisting of one or more members of such committee and delegate to such subcommittee any or all of the powers and authority of the committee.

(c)        Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules, each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to this Article 3.

Section 3.09.  Action by Consent.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10.  Telephonic Meetings.  Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11.  Resignation.  Any director may resign at any time by giving notice in writing or by electronic transmission to the board of directors or to the secretary of the Corporation.  The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such

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notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12.  Vacancies.  Unless otherwise provided in the certificate of incorporation or as set forth below, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director.  Subject to the terms of any series of preferred stock entitled to separately elect directors, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.  Each director so elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal and, in the case of a classified board, for a term that shall coincide with the term of the class to which such director shall have been elected.  If there are no directors in office, then an election of directors may be held in accordance with Delaware Law.  Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

Section 3.13.  Removal.  Directors may only be removed from office in the manner set forth in the certificate of incorporation.  Any vacancies created by any such removal may be filled in accordance with Section 3.12 herein.

Section 3.14.  Compensation.  Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4
OFFICERS

Section 4.01.  Principal Officers.  The principal officers of the Corporation shall be a chief executive officer, a general counsel, a chief financial officer, one or more executive vice presidents and a secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose.  Subject to Section 3.01, the chief executive officer shall conduct and direct generally all the day-to-day business and affairs of the Corporation.  The Corporation may also have such other principal officers as the board of directors may in its discretion appoint.

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One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of chief executive officer and secretary.

Section 4.02.  Election, Term of Office and Remuneration.  The principal officers of the Corporation shall be elected annually by the board of directors at the annual meeting thereof.  Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  The remuneration of all principal officers of the Corporation shall be fixed by the board of directors.  Any vacancy in any office shall be filled in such manner as the board of directors shall determine.

Section 4.03.  Subordinate Officers.  In addition to the principal officers enumerated in Section 4.01, the Corporation may have one or more assistant secretaries and such other subordinate officers, agents and employees as the board of directors may deem necessary, each of whom shall hold office for such period as the board of directors may from time to time determine.  The board of directors hereby delegates to the chief executive officer the power to appoint, fix the compensation of and remove any such subordinate officers, agents or employees.

Section 4.04.  Removal.  In addition to the authority granted pursuant to Section 4.03 with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the board of directors.

Section 4.05.  Resignations.  Any officer may resign at any time by giving written notice to the board of directors (or to a principal officer if the board of directors has delegated to such principal officer the power to appoint and remove such officer).  The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06.  Powers and Duties.  The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the board of directors.

ARTICLE 5
CAPITAL STOCK

Section 5.01.  Certificates For Stock; Uncertificated Shares.  The shares of the Corporation shall be represented by certificates, provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any

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such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the chairman or vice chairman of the board of directors, or any vice president, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary of such Corporation, representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02.  Transfer Of Shares.  Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03.  Authority for Additional Rules Regarding Transfer.  The board of directors shall have the power and authority to make all such rules and regulations, not inconsistent with these bylaws, as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation and the transfer agents and registrars of its stock against any claims arising in connection therewith.

ARTICLE 6
GENERAL PROVISIONS

Section 6.01.  Fixing the Record Date.  (a)  In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If the board of

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directors so fixes a record date for notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for determining stockholders entitled to notice of such meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at such adjourned meeting in accordance with the foregoing provisions of this Section 6.01(a).

(b)        In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record date has been fixed by the board of directors pursuant to this Section 6.01(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(c)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no

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record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.02.  Dividends.  Subject to limitations contained in Delaware Law and the certificate of incorporation, if any, the board of directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.03.  Year.  The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 6.04.  Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.05.  Voting of Stock Owned by the Corporation.  The board of directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 6.06.  Amendments.  These bylaws or any other bylaws may be adopted, amended or repealed by (a) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock or (b) the board of directors.

Section 6.07.  Stockholders Agreement.  For so long as that certain Stockholders Agreement, dated as of December 15, 2009, by and among the Corporation and its private equity sponsors as amended from time to time (the “Stockholders Agreement”), is in effect, the provisions of the Stockholders Agreement shall be incorporated by reference into the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Stockholders Agreement.

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EXHIBIT D

COBALT INTERNATIONAL ENERGY, INC.

LONG TERM INCENTIVE PLAN

SECTION 1.  Purpose.  The purpose of the Cobalt International Energy, Inc. Long Term Incentive Plan (the “Plan”) is to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of Cobalt International Energy, Inc. (the “Company”) and its Affiliates to perform at the highest level and to further the best interests of the Company and its shareholders.

SECTION 2.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Act” means Securities Exchange Act of 1934.

(b)           “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(c)           “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award or Other Stock-Based Award granted under the Plan.

(d)           “Award Document” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e)           “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death.  If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f)            “Board” means the board of directors of the Company.

(g)           “Cause” means, with respect to any Participant, “cause” as defined such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, such Participant’s:

(i)            having engaged in material mismanagement in providing services to the Company or its Affiliates;

(ii)           having engaged in conduct that he or she knew would be materially injurious to the Company or its Affiliates;

(iii)          material breach of any applicable Employment Agreement or Lock Up Agreement;

(iv)          having been convicted of, or having entered a plea bargain or settlement admitting guilt for, any felony under the laws of the United States, any state or the District of Columbia where such felony involves moral turpitude or where, as a result of such felony, the continued employment of the Participant would have, or could reasonably be expected to have, a material adverse impact on the reputation of the Company or any of its Affiliates; or

(v)           having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission for any securities violation involving fraud including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied.

The occurrence of any such event that is susceptible to cure or remedy shall not constitute Cause if such Participant cures or remedies such event within 30 days after the Company provides notice to such Participant.

(h)           “Change in Control” means the occurrence of any one or more of the following events:

(i)            any “person” (as defined in Section 13(d) of the Act), other than (A) an employee benefit plan or trust maintained by the Company or (B) any of the Sponsors (as defined in the Amended and Restated Certificate of Incorporation of the Company as in effect immediately following the closing of the initial public offering of Shares) or their respective affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii)           at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

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(iii)          the consummation of (A) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company) of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a “group” within the meaning of Section 13(d)(3) of the Act that consummates the Change in Control transaction.  In addition, for purposes of the definition of Change in Control, a person engaged in business as an underwriter of securities shall not be deemed to be the beneficial owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(i)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Code shall include any successor provision thereto.

(j)            “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board.  If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(k)           “Covered Employee” means an individual who is (i) either a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m)(3) of the Code or (ii) expected by the Committee to be the recipient of compensation (other than Section 162(m) Compensation) in excess of $1,000,000 for the tax year of the Company with

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regard to which a deduction in respect of such individual’s Award would be claimed.

(l)            “Disability” means, with respect to any Participant, “disability” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document:

(i)            a permanent and total disability that entitles the Participant to disability income payments under any long-term disability plan or policy provided by the Company under which the Participant is covered, as such plan or policy is then in effect; or

(ii)           if such Participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then the term “Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Code and, in this case, the existence of any such Disability will be certified by a physician acceptable to the Company.

(m)          “Effective Date” means the date on which the Plan is adopted by the Board.

(n)           “Employment Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(p)           “Fair Market Value” means with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(q)           “Good Reason” means, with respect to any Participant, “good reason” as defined such Participant’s Employment Agreement, if any, or if

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not so defined, except as otherwise provided in such Participant’s Award Document, the occurrence of any one or both of the following events:

(i)            material reduction by the Company or any of its Affiliates of such Participant’s base salary; or

(ii)           relocation by the Company or any of its Affiliates of the geographic location of such Participant’s principal place of employment by more than 75 miles from Houston, Texas.

In each case, if such Participant desires to terminate his or her employment or engagement with the Company or such Affiliate for Good Reason, he or she must first give written notice of the facts and circumstances providing the basis for Good Reason to the Company or such Affiliate and allow the Company or such Affiliate 60 days from the date of such notice to remedy, cure or rectify the situation giving rise to Good Reason, and in the absence of any such remedy, cure or rectification, such Participant must terminate his or her employment or engagement for such Good Reason within 120 days after delivery of such written notice.

(r)            “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

(s)            “Intrinsic Value” with respect to an Option or SAR Award means (i) the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(t)            “IPO Awards” has the meaning assigned to it in Section 3(c).

(u)           “Lock Up Agreement” means any agreement between the Company or any of its Affiliates and a Participant that provides for restrictions on the transfer of Shares held by such Participant.

(v)           “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(w)          “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(x)           “Other Stock-Based Award” means an Award granted pursuant to Section 10.

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(y)           “Participant” means the recipient of an Award granted under the Plan.

(z)           “Performance Award” means an Award granted pursuant to Section 9.

(aa)         “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(bb)         “Reorganization Agreement” means the Reorganization Agreement dated as of [•], 2009 among Cobalt International Energy, L.P., the Company, [Cobalt Merger Subsidiary] and the other parties signatory thereto.

(cc)         “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

(dd)         “Restricted Stock” means any Share granted pursuant to Section 8.

(ee)         “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares.  Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof.  Awards of RSUs may include the right to receive dividend equivalents.

(ff)          “SAR” means any right granted pursuant to Section 7 to receive upon exercise by a Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(gg)         “Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.

(hh)         “Shares” means shares of the Company’s common stock.

(ii)           “Termination of Service” means, in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Affiliate, or, in the case of a Participant who is an independent contractor, the date the performance of services for the Company or an Affiliate

6

has ended; provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a director of the Board or an independent contractor shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate unless such Participant’s employment continues with the Company or another Affiliate.

SECTION 3.  Eligibility.

(a)           Any employee, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate, other than any non-employee director of the Company or any Affiliate, shall be eligible to be selected to receive an Award under the Plan.

(b)           Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

(c)           Holders of unvested limited partnership interests in Cobalt International Energy, L.P. as of immediately prior to the effective time of the merger contemplated by the Reorganization Agreement shall receive, as soon as practicable following the closing of the initial public offering of Shares, Awards of Restricted Stock under the Plan in accordance with the terms set forth in the Reorganization Agreement (“IPO Awards”).

SECTION 4.  Administration.

(a)           The Plan shall be administered by the Committee.  The Committee shall be appointed by the Board and shall consist of not less than three directors of the Board.  To the extent necessary to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside director pursuant to Section 162(m) of the Code.  The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.  To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards, except that such

7

delegation shall not be applicable to any Award for a person then covered by Section 16 of the Exchange Act.  The Committee may issue rules and regulations for administration of the Plan.  It shall meet at such times and places as it may determine.

(b)           Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)           All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

SECTION 5.  Shares Available for Awards.

(a)           Subject to adjustment as provided in Section 5(c) and except for Replacement Awards and IPO Awards, (i) the maximum number of Shares available for issuance under the Plan shall not exceed [•](1) Shares and (ii) no Participant may receive under the Plan in any calendar year (A) Options and SARs that relate to more than [insert number equal to 50% of the maximum number of shares specified in clause (i)] Shares; (B) Restricted Stock and RSUs

(1) Insert number of shares equal to (i) 3% of the shares outstanding immediately following the IPO plus (ii) the excess of the total number of Shares issuable with respect to 100,000 Class D Units less the number of Shares issued to Class D holders upon the IPO pursuant to the merger contemplated by the Reorganization Agreement.

8

that relate to more than [insert number equal to 50% of the maximum number of shares specified in clause (i)] Shares or (C) Performance Awards and Other Stock-Based Awards that relate to more than [insert number equal to 50% of the maximum number of shares specified in clause (i)] Shares.

(b)           Any Shares subject to an Award (other than a Replacement Award or IPO Award), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

(c)           In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of:

(i)       the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a);

(ii)      the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)     the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)           Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

9

SECTION 6.  Options.  The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)           The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)           The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

(c)           The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d)           The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(e)           The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.

SECTION 7.  Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)           SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b)           The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c)           The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d)           The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

10

SECTION 8.  Restricted Stock and RSUs.  The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)           Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(b)           Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(c)           If the Committee intends that an Award granted under this Section 8 shall constitute or give rise to Section 162(m) Compensation, such Award may be structured in accordance with the requirements of Section 9(a), including the performance criteria and the Award limitation set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

(d)           The Committee may provide in an Award Document that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

SECTION 9.  Performance Awards.  The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)           Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to

11

exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b)           Every Performance Award shall, if the Committee intends that such Award should constitute Section 162(m) Compensation, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures with respect to the Company:  captured prospects, prospecting licenses signed, operated prospects matured to drill ready, drilling programs commenced, drillable prospects, capabilities and critical path items established, operating budget, third-party capital sourcing, captured net risked resource potential, acquisition cost efficiency, central lease sale position, acquisitions of oil and gas interests, increases in proved, probable or possible reserves, finding and development costs, overhead costs, general and administration expense, market price of a Share, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expense), net capital employed, return on assets, stockholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company.  Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis.  Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.  Except in the case of an award intended to qualify as Section 162(m) Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.  Performance measures may vary from

12

Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation.  Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 9(b) applies upon attainment of such pre-established formula.

(c)           Settlement of Performance Awards; Other Terms.  Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, in the discretion of the Committee.  Performance Awards will be settled only after the end of the relevant Performance Period.  The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation.  Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation.  The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of a Participant’s Termination of Service.

SECTION 10.  Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.  The Committee shall determine the terms and conditions of such Awards.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.

13

SECTION 11.  Effect of Termination of Service or a Change in Control on Awards.

(a)           The Committee may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or exercise or settlement of such Award.

(b)           The Committee may set forth the treatment of an Award upon a Change in Control in the applicable Award Document.

(c)           In the case of an Option or SAR Award, except as otherwise provided in the applicable Award Document, upon a Change in Control, a merger or consolidation involving the Company or any other event with respect to which the Committee deems it appropriate, the Committee may cause such Award to be canceled in consideration of (i) the full acceleration of such Award and either (A) a period of at least ten days prior to such Change in Control to exercise the Award or (B) a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control, merger, consolidation or other event or (ii) a substitute award (which immediately upon grant shall have an Intrinsic Value equal to the Intrinsic Value of such Award).

SECTION 12.  General Provisions Applicable to Awards.

(a)           Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)           Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)           Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred

14

payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)           Except as may be permitted by the Committee or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)           A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(f)            All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)           The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

SECTION 13.  Amendments and Termination.

(a)           Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance

15

or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.  Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)           The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; provided further that, except as provided in Section 5(c), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof; and provided further, that the Committee’s authority under this Section 13(b) is limited in the case of Awards subject to Section 9(b), as provided in Section 9(b).

(c)           Except as provided in Section 9(b), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)           The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 14.  Miscellaneous.

(a)           No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.  Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants.  The

16

Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)           The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.  Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties.  The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c)           Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)           The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e)           If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f)            Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

17

(g)           No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 15.  Effective Date of the Plan.  The Plan shall be effective as of the Effective Date.

SECTION 16.  Term of the Plan.  No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 13(a).  However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 17.  Section 409A of the Code.  With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

SECTION 18.  Governing Law.  The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

18

EXHIBIT E-1

[FORM OF] EMPLOYMENT AGREEMENT

dated as of October 23, 2009,

between

COBALT INTERNATIONAL ENERGY, INC.,

(the Company)

and

[•],

(Employee)

PAGE

ARTICLE 1 DEFINITIONS

Section 1.01. Definitions	1

ARTICLE 2 EFFECTIVENESS; TERM OF AGREEMENT; TERMINATION OF SEVERANCE AGREEMENT

Section 2.01. Effectiveness; Term of Agreement; Termination of Severance Agreement	8

ARTICLE 3 POSITIONS AND DUTIES

Section 3.01. Employment; Positions	8
Section 3.02. Duties and Services	8
Section 3.03. Other Interests	8

ARTICLE 4 CERTAIN EMPLOYEE REPRESENTATIONS AND AGREEMENTS; IPO EQUITY GRANT[S]

Section 4.01. Accredited Investor Representations	9
Section 4.02. Transfer Restrictions	9
Section 4.03. Life Insurance	9
Section 4.04. IPO Equity Grants	9

ARTICLE 5 CONFIDENTIAL INFORMATION, INVENTIONS, BUSINESS OPPORTUNITIES AND GOODWILL

Section 5.01. Confidential Information, Inventions, Business Opportunities and Goodwill	10

ARTICLE 6 COMPENSATION AND BENEFITS

Section 6.01. Base Salary	10
Section 6.02. Bonuses	10
Section 6.03. Other Benefits	11
Section 6.04. Expenses	11

Section 6.05. Vacation and Sick Leave	11
Section 6.06. Offices	12

ARTICLE 7 TERMINATION OF EMPLOYMENT AND NOTICE OF TERMINATION OF EMPLOYMENT

Section 7.01. Termination of Employment	12
Section 7.02. Notice of Termination of Employment	12
Section 7.03. Deemed Resignations	13

ARTICLE 8 SEVERANCE BENEFITS

Section 8.01. Death, Disability, Termination for Cause or Resignation Without Good Reason	13
Section 8.02. Involuntary Termination	13
Section 8.03. Death, Disability or Involuntary Termination After Agreement Termination Date	15

ARTICLE 9 INTEREST ON LATE PAYMENTS

Section 9.01. Interest on Late Payments	15

ARTICLE 10 CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

Section 10.01. Gross-up Payment	15
Section 10.02. Disposition of Claims	16

ARTICLE 11 COMPETITION.

Section 11.01. Competition	17

ARTICLE 12 NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION

Section 12.01. Nondisclosure of Confidential and Proprietary Information	19

ARTICLE 13 INVENTIONS

Section 13.01. Inventions	21

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Annexes and Exhibits

Annex I	Accredited Investor Representations
Annex II	Transfer Restrictions

Exhibit A	Form of Restricted Stock Award Agreement — Class C Interests
Exhibit B	Form of Restricted Stock Award Agreement — Class D Interests
Exhibit C	Form of Release

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[FORM OF] EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) dated as of October 23, 2009, is made by and between COBALT INTERNATIONAL ENERGY, INC., a Delaware corporation (the “Company”), and [•] (“Employee”) and, for the limited purpose of Article 2, Cobalt International Energy, L.P. (the “Partnership”).

RECITALS

WHEREAS, the Company desires to attract and retain certain key employee personnel and, accordingly, the Board of Directors of the Company has approved the Company’s entering into this Agreement with Employee to encourage Employee’s continued service to Cobalt;

WHEREAS, the terms and conditions set forth in this Agreement are similar to the terms and conditions set forth in an existing severance agreement between Employee and the Partnership dated as of April 20, 2009 (the “Prior Severance Agreement”);

WHEREAS, upon the closing of the IPO (as defined below), the Severance Agreement shall be terminated, and this Agreement shall become effective.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Company and Employee agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.

“Accrued Obligations” shall mean Employee’s base salary through the Date of Termination of Employment not theretofore paid, any expenses owed to Employee under the Company’s expense reimbursement policy as in effect from time to time, any accrued vacation pay owed to Employee pursuant to the Company’s vacation policy as in effect from time to time, any earned but unpaid annual performance bonus with respect to a calendar year that has ended on or before the Date of Termination of Employment (it being understood that a bonus will not be considered to have been unearned merely because Employee has not remained employed through the payment date so long as Employee has remained employed through the end of the calendar year that has ended on or before the

Date of Termination of Employment), any amount accrued and arising from Employee’s participation in, or benefits accrued under, any employee benefit plans, programs or arrangements maintained by the Company which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements, and such other or additional benefits as may be, or become, due to Employee under the applicable terms of applicable plans, programs, agreements, corporate governance documents and other arrangements of the Company and its subsidiaries.

“Affiliate” shall mean any entity that owns or controls, is owned or controlled by, or is under common control with, the Company.

“Agreement Termination Date” shall mean the fifth anniversary of the closing of the IPO.

“Annual Bonus” shall have the meaning assigned to such term in Section 6.02.

“Annualized Base Salary” shall mean an amount equal to the greater of:

Employee’s annualized base salary at the rate in effect on the date of his Involuntary Termination or termination by reason of death or Disability, as applicable;

Employee’s annualized base salary at the rate in effect 90 days prior to the date of his Involuntary Termination or termination by reason of death or Disability, as applicable; or

Employee’s annualized base salary at the rate in effect immediately prior to a Change in Control if, on the date upon which such Change in Control occurs or within two years thereafter, Employee’s employment shall be subject to an Involuntary Termination or be terminated by reason of death or Disability.

For the avoidance of doubt, for all purposes of this Agreement, base salary specifically does not include any (A) bonuses, (B) incentive compensation or (C) equity-based compensation.

“Base Salary” shall have assigned to such term in Section 6.01.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) the willful failure of Employee to substantially perform Employee’s duties as an employee of the Company (other than any such failure resulting from Employee’s physical or mental incapacity), (ii) Employee’s having engaged in willful misconduct, gross negligence or a breach of fiduciary duty that results in material and demonstrable harm to the Company or any of its

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Affiliates, (iii) Employee’s willful and material breach of this Agreement (as amended from time to time) that results in material and demonstrable harm to the Company or any of its Affiliates, (iv) Employee’s having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of unadjudicated probation for, any felony under the laws of the United States, any state or the District of Columbia, where such felony involves moral turpitude or where, as a result of such felony, the continued employment of Employee would have, or would reasonably be expected to have, a material adverse impact on the Company’s or any of its Affiliates’ reputations, (v) Employee’s having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission, for any securities violation involving fraud including, for example, any such order consented to by Employee in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied, (vi) Employee’s unlawful use (including being under the influence of) or possession of illegal drugs on the Company’s premises or while performing Employee’s duties and responsibilities as an employee of the Company, or (vii) Employee’s commission of an act of fraud, embezzlement, or misappropriation, in each case, against the Company or any of its Affiliates.  If the Company desires to terminate Employee’s employment for Cause in accordance herewith, it shall provide Employee with a Notice of Termination of Employment in accordance with Section 5.02 and allow Employee 30 days following the date of such notice to fully remedy, cure or rectify, if possible, the situation giving rise to the Company’s allegations of Cause.  For purposes of this definition, no act, or failure to act, on the part of Employee shall be considered “willful” unless it is done, or omitted to be done, by Employee in bad faith or without reasonable belief that Employee’s action or omission was in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Employee Officer of the Company (other than Employee if he is serving in such capacity) or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company.  The cessation of employment of Employee shall not be deemed to be for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board (excluding Employee, if Employee is a member of the Board) at a meeting of the Board at which at least a quorum is present (after reasonable notice is provided to Employee and Employee is given an opportunity, together with counsel for Employee, to be heard before the Board) finding that, in the good faith opinion of the Board, Employee is guilty of the conduct described in this definition, and specifying the particulars thereof in detail.

(a)           “Change in Control” means the occurrence of any one or more of the following events:

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(i)            any “person” (as defined in Section 13(d) of the Securities Exchange Act of 1934 (the “Act”)), other than (A) an employee benefit plan or trust maintained by the Company or (B) any of the Sponsors (as defined in the Amended and Restated Certificate of Incorporation of the Company as in effect immediately following the closing of the IPO) or their respective Affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii)           at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

(iii)          the consummation of (A) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person (other than an Affiliate (as defined in the Company Long Term Incentive Plan)) of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to Employee if Employee is part of a “group” within the meaning of Section 13(d)(3) of the Act that consummates the Change in Control transaction.  In addition, for purposes of the definition of Change in Control, a person engaged in business as an underwriter of securities shall not be

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deemed to be the beneficial owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

“Cobalt Equity Payment” means the issuance of an equity interest in Cobalt to Employee, the accelerated vesting of any such equity interest or any other benefit conferred to Employee in connection with any such equity interest that, in any such case, could potentially be subject to the Excise Tax.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Date of Termination of Employment” shall mean (i) if Employee’s employment with the Company is terminated by his death, the date of Employee’s death, or (ii) if Employee’s employment with the Company is terminated for any reason whatsoever other than Employee’s death, the earlier of the date indicated in the Notice of Termination of Employment or the date specified by the Company pursuant to Section 7.02.

“Disability” shall mean, at any time the Company or any Affiliate sponsors a long-term disability plan that covers Employee and other Employee employees of the Company, “disability” as defined in such long-term disability plan for the purpose of determining a participant’s eligibility for benefits; provided, however, if the long-term disability plan contains multiple definitions of disability, then “Disability” shall refer to that definition of disability which, if Employee qualified for such disability benefits, would provide coverage for the longest period of time.  The determination of whether Employee has a Disability shall be made by the person or persons required to make final disability determinations under the long-term disability plan.  At any time the Company or any Affiliate does not sponsor such a long-term disability plan, Disability shall mean Employee’s inability to perform, with or without reasonable accommodation, the essential functions of his position with the Company for a total of three months during any six-month period as a result of incapacity due to mental or physical illness, as determined by a physician selected by the Company or its insurers and acceptable to Employee or Employee’s legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed.  Any refusal by Employee to submit to a medical examination for the purpose of determining Disability shall be deemed to constitute conclusive evidence of Employee’s Disability.

“Effective Time” shall have the meaning assigned such term in the Reorganization Agreement.

“Excise Tax” shall have the meaning assigned to such term in Section 10.01.

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“Good Reason” shall mean the occurrence of any of the following events: (i) a material diminution in Employee’s base salary or (ii) relocation of the geographic location of Employee’s principal place of employment by more than 75 miles from Houston, Texas.

Notwithstanding the preceding provisions of this definition or any other provision in this Agreement to the contrary, any assertion by Employee of a termination of employment for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (A) the condition described in clauses (i) or (ii) of this definition giving rise to Employee’s termination of employment must have arisen without Employee’s consent; (B) Employee must provide written notice to the Company of such condition in accordance with Section 16.07 within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (D) the date of Employee’s termination of employment must occur within 90 days after the initial existence of the condition specified in such notice.

“Gross-up Payment” shall have the meaning assigned to such term in Section 10.01.

“Inventions” shall have the meaning assigned to such term in Article 13.

“IPO” shall mean the underwritten public offering of shares of the Company’s common stock pursuant to Registration Statement No. 333-161734 on Form S-1 filed with the Securities and Exchange Commission.

“Involuntary Termination” shall mean any termination of Employee’s employment with the Company (i) by the Company without Cause or (ii) by Employee for Good Reason.  For the avoidance of doubt, the term “Involuntary Termination” does not include a termination of Employee’s employment with the Company for any other reason whatsoever, including, without limitation, (A) by the Company for Cause, (B) by Employee without Good Reason or (C) as a result of Employee’s death or Disability.

“Non-Compete Period” shall have the meaning assigned to such term in Section 11.01(b).

“Notice of Termination of Employment” shall have the meaning assigned to such term in Section 7.02.

“Parachute Value” of a Payment shall mean the present value as of the date of the change in ownership or effective control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined for purposes of

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determining whether and to what extent the Excise Tax will apply to such Payment.

“Partnership Agreement” shall mean the Fourth Amended and Restated Agreement of Limited Partnership of Cobalt International Energy, L.P., as amended.

“Payment” shall have the meaning assigned to such term in Section 10.01.

“Pro Rata Bonus” shall mean an amount equal to the product of (i) the actual annual bonus Employee would have been entitled to receive, based on the Company’s actual performance through the end of the calendar year in which Employee’s termination of employment with the Company occurred, determined as if he had continued his employment with the Company through the end of such calendar year and (ii) a fraction, the numerator of which is the number of days during the calendar year through the date of Employee’s termination of employment with the Company and the denominator of which is 365.

“Pro Rata Bonus Payment Date” shall mean, with respect to a Pro Rata Bonus for a particular calendar year, the date on which annual bonuses for such calendar year are generally paid to employees of the Company who have not terminated employment with the Company, but in no event earlier than January 1 of the year following such calendar year nor later than December 31 of the year following such calendar year.

“Reorganization Agreement” shall mean the Reorganization Agreement to be entered into prior to the IPO among the Partnership, the Company and the other parties signatory thereto.

“Restricted Stock” shall mean the shares of restricted stock issued to Employee in connection with the IPO.

“Safe Harbor Amount” shall mean 2.99 times Employee’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

“Separation from Service” means, with respect to Employee, the (i) cessation of all services performed by Employee for the Company or (ii) permanent decrease in the level of services performed by Employee for the Company (whether as an employee or as an independent contractor) to no more than 20 percent of the average level of services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company, if Employee has been providing services to the Company for less than 36 months).

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“Severance Amount” shall mean (i) if Employee incurs an Involuntary Termination prior to a Change in Control or on or after the second anniversary of the Change in Control (to the extent applicable), 100% of Annualized Base Salary and (ii) if Employee incurs an Involuntary Termination on the date of the Change in Control or prior to the second anniversary of the Change in Control, 100% of Annualized Base Salary.

ARTICLE 2
EFFECTIVENESS; TERM OF AGREEMENT; TERMINATION OF SEVERANCE AGREEMENT

Section 2.01.  Effectiveness; Term of Agreement; Termination of Severance Agreement.  This Agreement shall become effective upon the closing of the IPO.  Subject to an earlier termination of Employee’s employment with the Company pursuant to Article 7, this Agreement shall terminate and be of no further force or effect on the Agreement Termination Date.  Upon the effectiveness of this Agreement, the Severance Agreement shall terminate and be of no further force or effect.  If the IPO does not close by March 31, 2010, this Agreement shall be void ab initio and the Severance Agreement shall remain in full force and effect in accordance with its terms as of such date.

ARTICLE 3
POSITIONS AND DUTIES

Section 3.01.  Employment; Positions.  Employee initially shall be employed as                                of the Company.  The Company may subsequently assign Employee to a different position with the Company or any Affiliate of the Company or modify Employee’s duties, responsibilities and reporting relationship.  Moreover, the Company may assign this Agreement and Employee’s employment to any Affiliate of the Company.

Section 3.02.  Duties and Services.  Employee agrees to serve in the position(s) assigned pursuant to Section 3.02 and to perform diligently and to the best of Employee’s abilities the duties and services pertaining to such position(s), as well as such additional duties and services that Employee from time to time may be reasonably directed to perform by the Company. Employee’s employment shall also be subject to the policies maintained and established by the Company that are of general applicability to the Company’s Employees, as such policies may be amended from time to time.

Section 3.03.  Other Interests.  Employee agrees, during the period of Employee’s employment by the Company, to devote substantially all of Employee’s business time, energy and best efforts to the business and affairs of

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the Company and its Affiliates.  Notwithstanding the foregoing, the parties acknowledge and agree that Employee may (a) engage in and manage Employee’s passive personal investments and (b) engage in charitable and civic activities; provided, however, that such activities shall be permitted so long as such activities do not conflict with the business and affairs of the Company or interfere with Employee’s performance of Employee’s duties hereunder.

ARTICLE 4
CERTAIN EMPLOYEE REPRESENTATIONS AND AGREEMENTS; IPO EQUITY GRANTS

Section 4.01.  Accredited Investor Representations.  Employee hereby represents to the Company that the representations set forth in Annex I to this Agreement (a) are true and correct as of the date of this Agreement and (b) shall be true and correct as of the date of the closing of the IPO.

Section 4.02.  Transfer Restrictions.   Employee hereby represents to the Company that he has read and understands, and agrees to be bound by, the transfer restrictions set forth in Annex II to this Agreement.

Section 4.03.  Life Insurance.  This Agreement constitutes written notice to Employee that (a) the Company or an Affiliate may insure Employee’s life, (b) the Company or an Affiliate shall have the right to determine the amount of insurance and the type of policies, and (c) the Company or an Affiliate will be the beneficiaries of any proceeds payable under such policies upon the death of Employee.  Employee hereby irrevocably consents to being insured under the policies described in the preceding sentence and to the coverage under such policies continuing after the termination of this Agreement and/or Employee’s termination of employment with the Company and its Affiliates.  Employee agrees and acknowledges that Employee shall not have the right to designate the beneficiary or beneficiaries of the death benefit payable pursuant to such policies, and neither Employee nor any other person claiming through Employee shall have any interest in such policies.  Employee shall (i) furnish any and all information reasonably requested by the Company, any Affiliate or the insurer to facilitate the issuance of the life insurance policy or policies described in this paragraph or any adjustment to any such policy, and (ii) take such physical examinations as the Company, any Affiliate or the insurer deems necessary.  Employee shall incur no financial obligation by executing any required document pursuant to this Section 4.03, and shall have no interest in any such policy.

Section 4.04.  IPO Equity Grants.  Immediately prior to the Effective Time, Employee received [[X] units of Class C Interests (as defined in the Partnership

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Agreement) and](1) [X] units of Class D Interests (as defined in the Partnership Agreement), which will at the Effective Time convert to restricted shares of the Company’s common stock subject to the terms and conditions of the Company Long Term Incentive Plan and the forms of Restricted Stock Award Agreements attached as [Exhibit A and](2) Exhibit B to this Agreement.

ARTICLE 5
CONFIDENTIAL INFORMATION, INVENTIONS,
BUSINESS OPPORTUNITIES AND GOODWILL

Section 5.01.  Confidential Information, Inventions, Business Opportunities and Goodwill.  The Company shall (a) disclose to Employee, and place Employee in a position to have access to or develop, confidential or proprietary information and Inventions of the Company (or its Affiliates); (b) entrust Employee with business opportunities of the Company (or its Affiliates); and (c) place Employee in a position to develop business good will on behalf of the Company (or its Affiliates).

ARTICLE 6
COMPENSATION AND BENEFITS

Section 6.01.  Base Salary.  During the term of this Agreement, Employee shall receive a minimum, annualized base salary of $                       (the “Base Salary”).  Employee’s Base Salary shall be reviewed periodically by the Board (or a committee thereof) and, in the sole discretion of the Board (or a committee thereof), the Base Salary may be increased (but not decreased) effective as of any date determined by the Board (or a committee thereof).  Employee’s Base Salary shall be paid in equal installments in accordance with the Company’s standard policy regarding payment of compensation to Employees but no less frequently than monthly.

Section 6.02.  Bonuses.  Employee shall be eligible to receive an annual, calendar-year bonus (payable in a single lump sum) based on criteria determined in the discretion of the Board (or a committee thereof) (the “Annual Bonus”), it being understood that (a) the target bonus at planned or targeted levels of performance shall equal 100% of Employee’s Base Salary and (b) the actual amount of each Annual Bonus shall be determined in the discretion of the Board

(1)  If applicable.

(2)  If applicable.

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(or a committee thereof).  The Company shall use commercially reasonable efforts to pay each Annual Bonus with respect to a calendar year on or before March 15 of the following calendar year (and in no event shall an Annual Bonus be paid after December 31 of the following calendar year).  If the Effective Time occurs after January 1, 2010, then the Annual Bonus for calendar year 2010 shall be determined as if Employee’s employment with the Company commenced on January 1, 2010.

Section 6.03.  Other Benefits.  During Employee’s employment hereunder, Employee shall be permitted to participate in all benefit plans and programs of the Company, including improvements or modifications of the same, which are now, or may hereafter be, available to other senior Employees of the Company.  The Company shall not, however, by reason of this Section 6.03, be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to other senior employees generally.

Section 6.04.  Expenses.  The Company shall reimburse Employee for all reasonable business expenses incurred by Employee in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company; provided, in each case, that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.  Any such reimbursement of expenses shall be made by the Company upon or as soon as practicable following receipt of supporting documentation reasonably satisfactory to the Company (but in any event not later than the close of Employee’s taxable year following the taxable year in which the expense is incurred by Employee); provided, however, that, upon Employee’s termination of employment with the Company, in no event shall any additional reimbursement be made prior to the date that is six months after Employee’s termination of employment with the Company to the extent such payment delay is required under section 409A(a)(2)(B)(i) of the Code.

Section 6.05.  Vacation and Sick Leave.  During Employee’s employment hereunder, Employee shall be entitled to (a) sick leave in accordance with the Company’s policies applicable to its senior Employees and (b) five weeks paid vacation each calendar year (none of which may be carried forward to a succeeding year except to the extent permitted under the Company’s vacation policy generally applicable to its salaried employees).  For the calendar year during which the Effective Time occurs, Employee’s sick leave and vacation entitlement for the portion of such year from and after the effective date of this Agreement shall be equal to the entitlements described in the preceding sentence but reduced by the amount of sick leave and vacation Employee used during the portion of such year preceding the Effective Time while employed by the Partnership.

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Section 6.06.  Offices.  Subject to Articles 3 and 6, Employee agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company or any Affiliate and as a member of any committees of the board of directors of any such entities, and in one or more Employee positions of any Affiliate.

ARTICLE 7
TERMINATION OF EMPLOYMENT AND NOTICE OF TERMINATION OF EMPLOYMENT

Section 7.01.  Termination of Employment.  Employee’s employment with the Company may be terminated by the Company or Employee under the following circumstances: (a) Employee’s death; (b) Employee’s Disability; (c) termination by the Company for Cause; (d) termination by the Company without Cause; (e) resignation by Employee for Good Reason; or (f) resignation by Employee without Good Reason.  For all purposes of this Agreement, Employee shall be considered to have terminated employment with the Company when Employee incurs a Separation from Service.

Section 7.02.  Notice of Termination of Employment.  Any termination of Employee’s employment by the Company or by Employee (other than termination by reason of Employee’s death) shall be communicated by a written notice to the other party hereto indicating the specific termination provision in the first sentence of Section 7.02 relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee’s employment under the provision so indicated, and specifying a Date of Termination of Employment which, if submitted by Employee, shall be at least 30 days following the date of such notice (a “Notice of Termination of Employment”); provided, however, that in the case of any Notice of Termination of Employment submitted by Employee, the Company may, in its sole discretion, advance the Date of Termination of Employment to any date following the Company’s receipt of the Notice of Termination of Employment (and, if the Date of Termination of Employment is so advanced, it shall not change the basis for Employee’s termination nor be construed or interpreted as a termination of Employee’s employment by the Company for any reason whatsoever).  A Notice of Termination of Employment submitted by the Company may provide for a Date of Termination of Employment on the date Employee receives the Notice of Termination of Employment, or any date thereafter elected by the Company in its sole discretion.  The failure by Employee or the Company to set forth in the Notice of Termination of Employment any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of Employee or the Company hereunder or preclude Employee or the Company from asserting such fact or circumstance in enforcing Employee’s or the Company’s rights hereunder.

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Section 7.03.  Deemed Resignations.  Unless otherwise agreed to in writing by the Company and Employee prior to the termination of Employee’s employment, any termination of Employee’s employment shall constitute an automatic resignation of Employee:  (i) as an officer of the Company and each Affiliate; (ii) as a member of the Board (if applicable); (iii) from the board of directors or similar governing body of any Affiliate; and (iv) from the board of directors or similar governing body of any corporation, limited liability entity or other entity in which the Company or any Affiliate holds an equity interest and with respect to which board or similar governing body Employee serves as the Company’s or such Affiliate’s designee or other representative.

ARTICLE 8
SEVERANCE BENEFITS

Section 8.01.  Death, Disability, Termination for Cause or Resignation Without Good Reason.  If Employee’s employment with the Company is terminated by the Company for Cause or by Employee without Good Reason, or if such employment terminates by reason of Employee’s death or Disability, then, upon such termination, Employee (or Employee’s estate) shall be entitled to receive the Accrued Obligations (other than in the case of a termination by the Company for Cause, any bonus or incentive compensation that under the applicable plan requires Employee to be employed on the date of payment).  If Employee’s employment with the Company terminates by reason of death or Disability, then the Company shall also pay to Employee (or Employee’s estate or legal representatives, as applicable) on the Pro Rata Bonus Payment Date an amount in cash equal to the Pro Rata Bonus.

Section 8.02.  Involuntary Termination.  If Employee’s employment with the Company shall be subject to an Involuntary Termination, Employee shall be entitled to receive the Accrued Obligations and, subject to the provisions of Section 16.09, the Company will, as additional compensation for services rendered to the Company (including its Affiliates), pay to Employee the following amounts and take the following actions after the last day of Employee’s employment with the Company:

(a)        if the Involuntary Termination occurs prior to a Change in Control or on or after the second anniversary of the Change in Control, pay to Employee in equal monthly installments an amount in cash equal to the Severance Amount, the first installment to be paid on the date that is 60 days after the date of Employee’s termination of employment with the Company and subsequent installments to be paid on the first day of each of the next 11 calendar months thereafter or such lesser number of installments such that no installment is paid after March 1st of the year following the year in which Employee’s employment

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was terminated, with each installment equal to the Severance Amount divided by the total number of such installments to be paid;

(b)        if the Involuntary Termination occurs on the date of a Change in Control or before the second anniversary of the Change in Control, pay to Employee on the date that is 60 days after the date of Employee’s termination of employment with the Company a lump sum cash payment in an amount equal to the Severance Amount;

(c)        pay to Employee on the Pro Rata Bonus Payment Date an amount in cash equal to the Pro Rata Bonus; provided, however, that if this paragraph applies with respect to a Pro Rata Bonus for a calendar year beginning on or after January 1, 2010 and is intended to constitute performance-based compensation within the meaning of, and for purposes of, Section 162(m) of the Code, then this paragraph shall apply with respect to such Pro Rata Bonus only to the extent the applicable performance criteria have been satisfied as certified by a committee of the Board as required under Section 162(m) of the Code; and

(d)        during the portion, if any, of the 18-month period following the date of Employee’s termination of employment with the Company that Employee elects to continue coverage for Employee and Employee’s eligible dependents under the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and/or Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, the Company shall promptly reimburse Employee on a monthly basis for the difference, if any, between (i) the amount Employee pays to effect and continue such coverage and (ii) the amount charged to a similarly situated active employee of the Company for similar coverage.

Notwithstanding the foregoing, if Employee is entitled to receive severance payments under Section 8.02(a) or (b), as applicable, and under Section 8.02(c), the aggregate amount payable pursuant to Sections 8.02(a) or (b), as applicable, and Section 8.02(c) (the “Aggregate Severance Amount”) shall be reduced (but not below zero) by the fair market value, as of the Employee’s Date of Termination of Employment, of the Restricted Stock held by Employee that has then vested, or that may vest at any time after the Employee’s Date of Termination of Employment (the “Carried Amount”).  If the Carried Amount exceeds the Aggregate Severance Amount prior to the commencement of payment of any of the severance benefits described in Section 8.02(a) or (b), as applicable, and Section 8.02(c), then Executive shall not be entitled to receive any payments pursuant to 8.02(a) or (b), as applicable, or Section 8.02(c).  If the Carried Amount does not exceed the Aggregate Severance Amount prior to the commencement of payment of any of the severance benefits described in Sections 8.02(a) or (b), as applicable, and Section 8.02(c), then the reduction shall be effected as follows: first, the payment provided for in Section 8.02(c) shall be

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reduced by the Carried Amount if the Carried Amount or any portion thereof has been paid prior to the payment date provided for in Section 8.02(c), and if necessary, payments of the amounts provided for in Section 8.02(a) or (b), as applicable, shall be reduced pro rata by any additional Carried Amount.   If at any time after the commencement of payment of the severance benefits described in Section 8.02(a) or (b), as applicable, and Section 8.02(c), the Carried Amount not yet applied as a reduction in the severance benefits exceeds the remaining severance benefits to be paid, the Company shall cease to make any further payments in respect of either severance benefit, but no amount previously paid to Executive pursuant to Section 8.02(a) or (b), as applicable, and Section 8.02(c) shall be repaid to the Company.

Section 8.03.  Death, Disability or Involuntary Termination After Agreement Termination Date.  If, after the Agreement Termination Date but prior to the payment date of the Annual Bonus for the calendar year in which the Agreement Termination Date occurs, Employee’s employment with the Company terminates by reason of the Employee’s death or by reason of what would have otherwise qualified as Disability or Involuntary Termination under this Agreement if this Agreement was still in effect at the time of such termination of employment, the Company shall pay to Employee (or Employee’s estate or legal representatives, as applicable), subject to the provisions of Section 16.09, on the Pro Rata Bonus Payment Date an amount in cash equal to the Pro Rata Bonus.

ARTICLE 9
INTEREST ON LATE PAYMENTS

Section 9.01.  Interest on Late Payments.  If any payment provided for in Section 8.02(a), (b) or (c) or Section 8.03 is not made when due, then the Company shall pay to Employee interest on the amount payable from the date that such payment should have been made under such Section until such payment is made, which interest shall be calculated at 5% plus the prime rate of interest announced by JPMorgan Chase Bank (or any successor thereto) at its principal office in New York, and shall change when and as any such change in such prime rate shall be announced by such bank.

ARTICLE 10
CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

Section 10.01.  Gross-up Payment.  Notwithstanding anything to the contrary in this Agreement (but subject to the remaining provisions of this Article 10), in the event that any payment, benefit or distribution by the Company to or for the benefit of Employee, whether paid, payable, provided, distributed or

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distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the “Excise Tax”), the Company shall pay to Employee an additional payment (a “Gross-up Payment”) in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon all Payments except for the Cobalt Equity Payments.  Notwithstanding the provisions of the preceding sentence, if it shall be determined that Employee is entitled to the Gross-up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-up Payment shall be made to Employee and the amounts payable under Article 6 shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount.  The reduction of the amounts payable under Article 8, if applicable, shall be made by reducing Payments payable hereunder (including reducing a Payment to zero) in the order in which such Payments would be made (beginning with such Payment that would be made first in time and continuing, to the extent necessary, through to such Payment that would be made last in time).  For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under Article 8 (and no other Payments) shall be reduced.  If the reduction of the amount payable under Article 6 would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, then no amounts payable under Article 8 shall be reduced pursuant to this Section 10.01.  The Company’s obligation to make a Gross-up Payment under this Article 10 shall not be conditioned upon Employee’s termination of employment.  The Gross-up Payment attributable to a particular Payment shall be made at the time such Payment is made; provided, however, that in no event shall the Gross-up Payment be made later than the end of Employee’s taxable year next following Employee’s taxable year in which Employee remits the related taxes.  The Company and Employee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment.

Section 10.02.  Disposition of Claims.  Employee shall notify the Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require the Company to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by the Company and Employee) within five days of the receipt of such claim.  The Company shall notify Employee in writing at least five days prior to the due date of any response required with respect to such claim if it plans to contest the claim.  If the Company decides to contest such claim, Employee shall cooperate fully with the Company in such action; provided, however, the Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and

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penalties) incurred in connection with such action and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of the Company’s action.  If, as a result of the Company’s action with respect to a claim, Employee receives a refund of any amount paid by the Company with respect to such claim, Employee shall promptly pay such refund to the Company.  If the Company fails to timely notify Employee whether it will contest such claim or the Company determines not to contest such claim, then the Company shall immediately pay to Employee the portion of such claim, if any, which it has not previously paid to Employee.

ARTICLE 11
COMPETITION.

Section 11.01.  Competition.

(a)        Employee and the Company agree to the restrictive covenants of this Article 11:  (i) in consideration for the confidential information provided by the Company to Employee pursuant to Article 5 or otherwise during the course of his employment; (ii) as part of the consideration for the compensation and benefits to be paid to Employee by the Company; (iii) to protect the (A) trade secrets and confidential information of the Company disclosed or entrusted to Employee by the Company and (B) business goodwill of the Company or its subsidiaries developed through the efforts of Employee and/or the business opportunities disclosed or entrusted to Employee by the Company; and (iv) as an additional incentive for the Company to enter into this Agreement.

(b)        Subject to the exceptions set forth in the last sentence of this Section 11.01(b), Employee shall not at any time while employed by the Company and for a 1-year period following the Date of Termination of Employment (the “Non-Compete Period”), directly or indirectly engage in, have any equity interest in, be affiliated with, or manage or operate any person, firm, corporation, partnership, entity or business (whether as director, officer, employee, agent, representative, partner, member, security holder, consultant or otherwise) that engages in any business that competes with any Business (as defined below) of the Company in the states within the United States (or District of Columbia, if applicable) and in the geographic regions outside of the United States (i) in which the Company conducts operations or (ii) with respect to which the Company devotes more than de minimis resources in the furtherance of the Business; provided, however, that Employee shall be permitted to acquire a passive stock interest in such a business if the stock acquired is publicly traded and is not more than two percent of the outstanding interest in such business.  Notwithstanding the foregoing or anything to the contrary in this Agreement, it shall not be a violation of this Article 11 for Employee to (A) provide services to any person or entity engaged in the Business

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if Employee is not involved, directly or indirectly, in the management, supervision or operations of the Business (including by reason of any individual reporting to Employee) and the gross revenues generated by the Business do not constitute more than 33% of the consolidated gross revenues of such person or entity and its affiliates and (B) provide services to or otherwise be affiliated with a venture capital or private equity firm that holds investments in entities engaged in the Business if Employee is not involved, directly or indirectly, in the identification, evaluation, recommendation, acquisition, management, operation, supervision or disposition of such investments, and the gross revenues generated by such Business do not constitute more than the 33% of the consolidated gross revenues of such firm and its affiliates.

(c)        During the Non-Compete Period, Employee shall not, directly or indirectly, recruit or otherwise solicit or induce any employee of the Company, except on behalf of the Company, (i) to terminate his or her employment with the Company, or (ii) to establish any relationship with Employee or any of his affiliates for any business purpose competitive with the Business of the Company, provided, however, that a general solicitation of the public for employment shall not constitute a solicitation hereunder so long as such general solicitation is not designed to target any employee of the Company.

(d)        Employee and the Company agree that the foregoing restrictions are reasonable under the circumstances, are necessary to protect the Company’s legitimate business interests and that any breach of such restrictions would cause irreparable injury to the Company.  Employee understands that the foregoing restrictions may limit Employee’s ability to engage in certain businesses anywhere in the United States and outside the United States during the Non-Compete Period but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company to justify such restrictions.  Further, Employee acknowledges that his skills are such that he can be gainfully employed in non-competitive employment, and that the agreement not to compete will not prevent him from earning a living.  Nevertheless, in the event the terms of this Article 11 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(e)        Employee hereby represents to the Company that he has read and understands, and agrees to be bound by, the terms of this Article 11.  Employee acknowledges that the geographic scope and duration of the covenants contained in this Article 11 are the result of arm’s-length bargaining and are fair and reasonable in light of (i) the nature and wide geographic scope of the Company’s

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operations of, and in, the Business, (ii) Employee’s level of control over and contact with the Company’s operations of, and in, the Business in all jurisdictions in which it is conducted, (iii) the geographic breadth in which the Company conducts the Business and (iv) the amount of consideration (including confidential information and trade secrets) that Employee is receiving from the Company.

(f)         As used in this Article 11, (i) the term “Company” shall include the Company and its subsidiaries and (ii) the term “Business” shall mean the exploration for, and the development and production of, oil and natural gas and the acquisition of leases and other real property in connection therewith, as such business may be expanded or altered by the Company during the period of Employee’s employment by the Company; provided, that any business or endeavor shall cease to be the “Business” if the Company is not or ceases to be engaged in such business or endeavor.

(g)        In consideration of the Company’s promises herein, during the Non-Compete Period, Employee promises to disclose to the Company any employment, consulting, or other service relationship that Employee enters into after the termination of Employee’s employment with the Company for any reason.  Such disclosure shall be made within seven business days after Employee enters into such employment, consulting or other service relationship.  Employee expressly consents to and authorizes the Company to disclose both the existence and terms of this Agreement to any future employer or recipient of Employee’s services and to take any steps the Company deems necessary to enforce this Agreement.

ARTICLE 12
NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION

Section 12.01.  Nondisclosure of Confidential and Proprietary Information.  (a)  Except in connection with the faithful performance of Employee’s duties for the Company or pursuant to Section 12.01(c) or (e), Employee shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, (i) use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity, any (A) confidential or proprietary information or trade secrets of or relating to the Company (including, without limitation, intellectual property in the form of patents, trademarks and copyrights and applications therefor, ideas, inventions, works, discoveries, improvements, information, documents, formulae, practices, processes, methods, developments, source code, modifications, technology, techniques, data, programs, other know-how or materials, in each case, that are confidential and/or proprietary and owned, developed or possessed by the Company, whether in tangible or intangible form) or (B) confidential or proprietary information with respect to the Company’s operations, processes, products, inventions, business practices, strategies, business

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plans, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, prospects and compensation paid to employees or other terms of employment or (ii) deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets.  The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and materially affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

(b)        Upon the termination of Employee’s employment with the Company for any reason, Employee will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents and electronically stored information, in each case, that are confidential or proprietary to the Company, or any other confidential or proprietary documents (including electronically stored information) concerning the Company’s customers, business plans, strategies, products or processes.

(c)        Employee may respond to a lawful and valid subpoena or other legal process relating to the business of the Company or the performance of his duties on behalf of the Company but shall (i) give the Company prompt notice thereof, (ii) make available to the Company and its counsel the documents and other information sought that are not subject to a binding confidentiality agreement and (iii) assist such counsel at Company’s expense in resisting or otherwise responding to such process.

(d)        As used in this Article 12 and Article 13, the term “Company” shall include the Company and its subsidiaries.

(e)        Nothing in this Agreement shall prohibit Employee from (i) disclosing information and documents when required by law, subpoena, court order or legal process, (ii) disclosing information and documents to his immediate family members or, for the purpose of securing legal or tax advice, attorney or tax adviser (provided that the persons to whom such disclosures are made shall be informed of their obligation to maintain the strict confidentiality of any information provided to them), (iii) disclosing the post-employment restrictions in this Agreement in confidence to any potential new employer or person or entity to whom he may provide consulting services, or (iv) retaining, at any time, his personal correspondence and rolodex or address book and documents related to his own personal benefits, entitlements and obligations.

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ARTICLE 13
INVENTIONS

Section 13.01.  Inventions.  All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the business of the Company, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Employee may discover, invent or originate during the period of his employment with the Company, either alone or with others and whether or not during working hours or by the use of the facilities of the Company (“Inventions”), shall be the exclusive property of the Company.  Employee shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem reasonably necessary to protect or perfect its rights therein, and shall assist the Company, upon reasonable request and at the Company’s expense, in obtaining, defending and enforcing the Company’s rights therein.  Employee hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents reasonably deemed necessary by the Company to protect or perfect its rights to any Inventions.

ARTICLE 14
INJUNCTIVE RELIEF

Section 14.01.  Injunctive Relief.  It is recognized and acknowledged by Employee that a breach of the covenants contained in Articles 11, 12, 13 and 15 will cause irreparable damage to Company and its Affiliates and their goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, Employee agrees that in the event of a breach of any of the covenants contained in Articles 11, 12 ,13 and 15, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

ARTICLE 15
NON-DISPARAGEMENT

Section 15.01.  Non-Disparagement.  During Employee’s employment with the Company and following termination of his employment with the Company for any reason, (a) Employee agrees not to disparage in any material respect the Company, its subsidiaries, any of their products or practices, or any of their directors, officers, agents, representatives, members, partners or stockholders, either orally or in writing, and (b) the Company agrees that it and its subsidiaries will (i) not make any formal statements that disparage in any material respect

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Employee and (ii) use commercially reasonable efforts to advise its directors and officers not to disparage in any material respect Employee.

ARTICLE 16
GENERAL

Section 16.01.  Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

Section 16.02.  Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before an arbitrator in Houston, Texas in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect.  Judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation or continuation of any violation of the provisions of Articles 11, 12, 13 or 15 of this Agreement and Employee hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond.  Only individuals who are on the AAA register of arbitrators shall be selected as an arbitrator.  Within 20 days of the conclusion of the arbitration hearing, the arbitrator(s) shall prepare written findings of fact and conclusions of law.  It is mutually agreed that the written decision of the arbitrator(s) shall be valid, binding, final and non-appealable; provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration.  The Company shall bear all administrative fees and expenses of the arbitration and each party shall bear its own counsel fees and expenses except as otherwise provided in this paragraph.  If Employee makes a claim against the Company relating to the performance of, or the rights and obligations of, the Company arising under, relating to or in connection with this Agreement (a “Covered Claim by the Employee”), the arbitrators shall award Employee his reasonable legal fees and expenses if Employee prevails on one material Covered Claim by the Employee (as determined by the arbitrator).  If a claim is made by the Company against Employee relating to the performance of, or the rights and obligations of, Employee arising under, relating to or in connection with this Agreement (a “Covered Claim by the Company”), the arbitrators shall award Employee his reasonable legal fees and expenses; provided that if such Covered Claim by the Company relates to Employee’s performance or obligations under Articles 11, 12, 13 or 15, the arbitrators shall award Employee his legal fees and expenses only if the Company does not prevail on any Covered Claim by the Company relating to any such Section (as determined by the arbitrator).  Any

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reimbursement of reasonable legal fees and expenses required under this Section 16.02 and any reimbursement of expenses included in the Accrued Obligations payable to Employee under Article 6 shall be made not later than the close of Employee’s taxable year following the taxable year in which Employee incurs the expense; provided, however, that, upon Employee’s termination of employment with the Company, in no event shall any additional reimbursement be made prior to the date that is six months after the date of Employee’s termination of employment to the extent such payment delay is required under Section 409A(a)(2)(B)(i) of the Code.  In no event shall any reimbursement be made to Employee for such fees and expenses incurred after the date that is 10 years after the date of Employee’s termination of employment with the Company.

Section 16.03.  Payment Obligations Absolute.  The Company’s obligation to pay Employee the amounts and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company (including its subsidiaries) may have against him or anyone else.  All amounts payable by the Company shall be paid without notice or demand.  Employee shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligations to make (or cause to be made) the payments and arrangements required to be made under this Agreement.

Section 16.04.  Successors.  This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise.  This Agreement shall also be binding upon and inure to the benefit of Employee and his estate.  If Employee shall die prior to full payment of amounts due pursuant to this Agreement, such amounts shall be payable pursuant to the terms of this Agreement to his estate.

Section 16.05.  Severability.  Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16.06.  Non-alienation.  Employee shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.

Section 16.07.  Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of Employee, such notices or communications shall be effectively delivered if hand-delivered to

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Employee at his principal place of employment or if sent by registered or certified mail to Employee at the last address he has filed with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal Employee offices.

Section 16.08.  Controlling Law and Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.  With respect to any claim or dispute related to or arising under this Agreement, Employee and the Company hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Harris County, Texas.  Notwithstanding the foregoing, Section 4.02 and the transfer restrictions set forth in Annex II shall be governed by, and construed in accordance with, the laws of the State of Delaware.  Furthermore, with respect to any claim or dispute related to or arising under Section 4.02 and the transfer restrictions set forth in Annex II, Employee and the Company hereby consent to the exclusive jurisdiction, forum and venue of the Court of Chancery of the State of Delaware.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 16.09.  Release and Delayed Payment Restriction.

(a)        As a condition to the receipt of any benefit under Article 5 hereof (except in the case of the termination of Employee’s employment with the Company by reason of Employee’s death or Disability and except for the Accrued Obligations), Employee shall first execute a release in the form attached hereto as Exhibit C (with such changes therein as the Company may reasonably require to reflect changes in applicable law and the circumstances relating to the termination of Employee’s employment), releasing the Company and certain other persons and entities from certain claims and other liabilities.

(b)        The release described in Section 16.09(a) hereof must be effective and irrevocable within 55 days after the date of the termination of Employee’s employment with the Company.  Notwithstanding any provision in this Agreement to the contrary, if the payment of any amount or benefit under this Agreement would be subject to additional taxes and interest under Section 409A of the Code because the timing of such payment is not delayed as provided in Section 409A(a)(2)(B)(i) of the Code and the regulations thereunder, then any such payment or benefit that Employee would otherwise be entitled to during the first six months following the date of Employee’s termination of employment shall be accumulated and paid or provided, as applicable, on the date that is six months after the date of Employee’s termination of employment (or if such date does not fall on a business day of the Company, the next following business day of the Company), or such earlier date upon which such amount can be paid or

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provided under Section 409A of the Code without being subject to such additional taxes and interest.  If this Section 16.09(b) becomes applicable such that the payment of any amount is delayed, any payments that are so delayed shall accrue interest on a non-compounded basis, from the date such payment would have been made had this Section 16.09(b) not applied to the actual date of payment, at the prime rate of interest announced by JPMorgan Chase Bank (or any successor thereto) at its principal office in New York on the date of Employee’s termination of employment (or the first business day following such date if such termination does not occur on a business day) and shall be paid in a lump sum on the actual date of payment of the delayed payment amount.  Employee hereby agrees to be bound by the Company’s determination of its “specified employees” (as such term is defined in Section 409A of the Code) in accordance with any of the methods permitted under the regulations issued under Section 409A of the Code.

Section 16.10.  Full Settlement.  If Employee is entitled to and receives the benefits provided hereunder, performance of the obligations of the Company hereunder will constitute full settlement of all claims that Employee might otherwise assert against the Company on account of his termination of employment.

Section 16.11.  Unfunded Obligation.  The obligation to pay amounts under this Agreement is an unfunded obligation of the Company, and no such obligation shall create a trust or be deemed to be secured by any pledge or encumbrance on any property of the Company.

Section 16.12.  No Right to Continued Employment.  Employee and the Company recognize and agree that subject to the terms of this Agreement (including the notice provisions of Section 7.02), (i) the Company may terminate Employee’s employment at any time, for any reason or no reason at all and (ii) Employee may terminate his employment at any time, for any reason or no reason at all.

Section 16.13.  Withholding of Taxes and Other Employee Deductions.  The Company may withhold from any benefits and payments made pursuant to this Agreement (whether actually or constructively made to Employee or treated as included in Employee’s income under Section 409A of the Code) all federal, state, city, foreign and other applicable taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling and all other customary deductions made with respect to the Company’s employees generally.

Section 16.14.  Number and Gender.  Wherever appropriate herein, words used in the singular shall include the plural and the plural shall include the singular.  The masculine gender where appearing herein shall be deemed to include the feminine gender.

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Section 16.15.  Entire Agreement.  This Agreement, including the Annexes and Exhibits attached hereto, constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes any and all prior understandings, agreements or correspondence between the parties.  Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first written above.

EMPLOYEE

By:
Name:
Title:

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

COBALT INTERNATIONAL ENERGY, L.P.

By:
Name:
Title:

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ANNEX I

ACCREDITED INVESTOR REPRESENTATIONS

Employee hereby represents and warrants that he qualifies as an “accredited investor” (as defined in Regulation D of the Securities Act of 1933) by satisfying one or more of the following criteria:

(i)                                     Employee’s individual net worth or joint net worth with Employee’s spouse exceeds $1,000,000; or

(ii)                                  Employee has individual income in excess of $200,000 in each of the two most recent years or joint income with Employee’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Employee is acquiring interests in the Partnership and / or shares of Company common stock for investment for his own account and not with a view to, or for sale in connection with, any distribution thereof and hereby agrees not to sell any shares of Company common stock in violation of the Federal securities laws.

I-1

ANNEX II

TRANSFER RESTRICTIONS

Employee agrees not to Transfer prior to the Termination Date the Specified Number of the shares of Company common stock issued to the Employee upon conversion of Class A and [Class B][Class C] Interests (as defined in the Partnership Agreement) in connection with the IPO.  Employee will have the discretion to determine, from time to time, which specific shares of Company common stock are subject to this limitation.

For purposes of this agreement, the following terms have the following meanings:

“Specified Number” means, as of any date, a number of shares equal to the sum of

(a) the product of 80% (or on or after a Change in Control, the lesser of 80% and the remainder set forth in (x) below) and the aggregate number of shares of Company common stock issued to Employee upon conversion of [Class B][Class C] Interests in connection with the IPO, plus

(b) the product of (x) one minus a fraction, the numerator of which is the aggregate number of shares of Company common stock owned by the Sponsors immediately after the closing of the IPO and sold by the Sponsors after the closing of the IPO and prior to such date (other than with respect to any shares of common stock sold by any Sponsor to any of its Affiliates), and the denominator of which is the aggregate number of shares of Company common stock owned by the Sponsors immediately after the closing of the IPO, and (y) the aggregate number of shares of Company common stock issued to Employee upon conversion of Class A Interests in connection with the IPO.

If, at any time prior to the Termination Date, the outstanding shares of Company common stock shall be changed into a different number of shares or a different class (including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock thereon with a record date during such period or any similar transaction), the calculation of the Specified Number shall be appropriately adjusted.

“Sponsors” shall have the meaning as set forth in the Company’s certificate of incorporation as of the closing of the IPO.

II-1

“Termination Date” means the earliest of (i) the fifth anniversary of the closing of the IPO, (ii) the date of termination of employment with the Company other than a termination by the Company for Cause, (iii) the first date on which a Change in Control occurs; provided that if prior to the date of such Change in Control, the Company or the acquiror requests in writing that Employee continue to provide services to the Company (or the successor or surviving entity) for a specified period not to exceed 12 months after the Change in Control, the Termination Date shall not expire on the date of the Change in Control but shall expire on the earliest of (x) the last day of the requested period, (y) the date provided in clause (i) or (z) the date, if any, of the termination of employment by the Company (or the successor or surviving entity) without Cause, by Employee for Good Reason or due to Employee’s death or Disability or (iv) the first date on which the Sponsors have sold a number of shares of Company common stock equal to the aggregate number owned by the Sponsors immediately after the closing of the IPO (other than with respect to any shares of common stock sold by any Sponsor to any of its Affiliates).

“Transfer” means (a) offer, sell, pledge, or hypothecate any legal or beneficial interest, including the grant of an option or other right or otherwise transfer or enter into an agreement to do so or (b) entry into any hedge, swap or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership (whether such transaction is settled by delivery of cash, shares or otherwise).

All capitalized terms defined in the agreement to which this Annex is attached and used but not otherwise defined herein are used as therein defined.

Notwithstanding the foregoing, Employee may Transfer:

(i)                                                         any shares of Company common stock issued to Employee upon conversion of Class A and [Class B][Class C] Interests in connection with the IPO in excess of the Specified Number, so long as such shares are not Restricted Shares (as defined in the Award Agreement).

(ii)                                                      any shares of Company common stock issued to Employee upon conversion of Class A and [Class B][Class C] Interests in connection with the IPO (including all or a portion of the Specified Number of such shares):

(a) by will or the laws of descent and distribution,

(b) by gift to a spouse, former spouse, lineal ancestor, lineal descendant, legally adopted child, sibling or lineal

2

descendant or legally adopted child of a sibling of Employee or a trust or other entity for the primary benefit of Employee or any such persons if the transferee agrees in writing to be bound by the provisions of this agreement, or

(c) to any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code of 1986 if the institution agrees in writing to be bound by the provisions of this agreement.

(iii)                                                   with the consent of the Compensation Committee of the Company’s board of directors (which consent will not be unreasonably withheld), a number of shares of Company common stock, in addition to the shares otherwise transferable pursuant to (i) above, necessary to pay income taxes arising from the vesting of any Restricted Shares issued to Employee upon conversion of [Class B][Class C] Interests in connection with the IPO.

(iv)                                                  if the Company’s board of directors (or a committee thereof) in its reasonable judgment makes a good faith determination that Employee has incurred an unforeseeable emergency resulting in severe financial hardship, then Employee may sell a number of shares of Company common stock reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay Federal, state, local or foreign income and employment taxes reasonably anticipated to result from the sale), such number to be determined through the good faith consultation of the Company’s board of directors and Employee; provided that, in all cases, any such sale shall be made only from shares of Company common stock with respect to which Employee has a 100% vested and nonforfeitable interest.

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EXHIBIT A

FORM OF RESTRICTED STOCK AWARD AGREEMENT — CLASS C
INTERESTS
(if applicable)

A-1

EXHIBIT B

FORM OF RESTRICTED STOCK AWARD AGREEMENT — CLASS D
INTERESTS

B-1

EXHIBIT C

FORM OF RELEASE

For and in consideration of certain payments and other benefits due to [•] (“Employee”) pursuant to the Employment Agreement (the “Employment Agreement”) dated as of [•], 20    , between Cobalt International Energy, Inc., (the “Company”) and Employee, and for other good and valuable consideration, Employee hereby agrees, for Employee, Employee’s spouse and child or children (if any), Employee’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, to forever release, discharge and covenant not to sue the Company and its divisions, affiliates, subsidiaries, parents, branches, predecessors, successors, assigns, and, with respect to such entities, their officers, directors, trustees, employees, agents, shareholders, administrators, general or limited partners, members, representatives, attorneys, insurers and fiduciaries, past, present and future (the “Released Parties”) from any and all claims of any kind arising out of, or related to, his employment with the Company, its affiliates or subsidiaries (collectively, with the Company, the “Affiliated Entities”) or Employee’s separation from employment with the Affiliated Entities, which Employee now has or may have against the Released Parties, whether known or unknown to Employee, by reason of facts which have occurred on or prior to the date that Employee has signed this Release.  Such released claims include, without limitation, any and all claims relating to the foregoing under federal, state or local laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et seq. the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et seq., the Family and Medical Leave Act of 1992, 29 U.S.C. Section 2601 et seq., and any and all state or local laws regarding employment discrimination, the payment of wages and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of Employee’s employment with the Affiliated Entities, as well as any and all such claims under state contract or tort law.  By signing this Release, Employee is bound by it.  Anyone who succeeds to Employee’s rights and responsibilities, such as heirs or the executor of Employee’s estate, is also bound by this Release.  This Release also applies to any claims brought by any person or agency or class action under which Employee may have a right or benefit.  Notwithstanding this release of liability, nothing in this Release prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Release) with the Equal Employment Opportunity Commission (the “EEOC”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC or comparable state or local agency; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC or comparable state or local agency proceeding or subsequent legal actions.

Employee has read this Release carefully, acknowledges that Employee has been given at least [21] [45] days to consider all of its terms and has been and is hereby advised to consult with an attorney and any other advisors of Employee’s choice prior to executing this Release, and Employee fully understands that by signing below Employee is voluntarily giving up any right which Employee may have to sue or bring any other claims against the Released Parties, including any rights and claims under the Age Discrimination in Employment Act.  Employee also understands that Employee has a period of seven days after signing this Release within which to revoke his agreement, and that neither the Company nor any other person is obligated to make any payments or provide any other benefits to Employee pursuant to the Severance Agreement until eight days have passed since Employee’s signing of this Release without Employee’s signature having been revoked other than any accrued obligations or other benefits payable pursuant to the terms of the Company’s normal payroll practices or employee benefit plans.  Finally, Employee expressly represents that he has not been forced or pressured in any manner whatsoever to sign this Release, and Employee agrees to all of its terms voluntarily.

Notwithstanding anything else herein to the contrary, this Release shall not affect: (i) the Company’s obligations under any compensation or employee benefit plan, program or arrangement (including, without limitation, obligations to Employee under the Employment Agreement or any stock option, stock award or agreements or obligations under any pension, deferred compensation or retention plan) provided by the Affiliated Entities where Employee’s compensation or benefits are intended to continue or Employee is to be provided with compensation or benefits, in accordance with the express written terms of such plan, program or arrangement, beyond the date of Employee’s termination and (ii) rights to indemnification Employee may have under (A) applicable law, (B) any other agreement between Employee and a Released Party and (C) as an insured under any director’s and officer’s liability insurance policy now or previously in force.

This Release is final and binding and may not be changed or modified except in a writing signed by both parties.

Date	[Employee]

Cobalt International Energy, Inc.

Date:	By:
Name:
Title:

EXHIBIT E-2

[FORM OF] SEVERANCE AGREEMENT

dated as of October 23, 2009,

between

COBALT INTERNATIONAL ENERGY, INC.,
(the Company)

and

[•],
(Employee)

PAGE

Article 1 DEFINITIONS

Section 1.01. Definitions	1

Article 2 EFFECTIVENESS; TERM OF AGREEMENT; PRIOR SEVERANCE AGREEMENT

Section 2.01. Effectiveness; Term of Agreement; Prior Severance Agreement	7

Article 3 CERTAIN EMPLOYEE REPRESENTATIONS AND AGREEMENTS; IPO EQUITY GRANT

Section 3.01. Services	8
Section 3.02. Accredited Investor Representations	8
Section 3.03. Transfer Restrictions	8
Section 3.04. Life Insurance	8
Section 3.05. IPO Equity Grant	8

Article 4 CONFIDENTIAL INFORMATION, INVENTIONS, BUSINESS OPPORTUNITIES AND GOODWILL

Section 4.01. Confidential Information, Inventions, Business Opportunities and Goodwill	9

Article 5 TERMINATION OF EMPLOYMENT AND NOTICE OF TERMINATION OF EMPLOYMENT

Section 5.01. Termination of Employment	9
Section 5.02. Notice of Termination of Employment	9
Section 5.03. Deemed Resignations	10

Article 6 SEVERANCE BENEFITS

Section 6.01. Death, Disability, Termination for Cause or Resignation Without Good Reason	10
Section 6.02. Involuntary Termination	11

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Section 6.03. Death, Disability or Involuntary Termination After Agreement Termination Date	12

Article 7 INTEREST ON LATE PAYMENTS

Section 7.01. Interest on Late Payments	12

Article 8 CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

Section 8.01. Gross-up Payment	13
Section 8.02. Disposition of Claims	14

Article 9 COMPETITION

Section 9.01. Competition	14

Article 10 NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION

Section 10.01. Nondisclosure of Confidential and Proprietary Information	16

Article 11 INVENTIONS

Section 11.01. Inventions	18

Article 12 INJUNCTIVE RELIEF

Section 12.01. Injunctive Relief	18

Article 13 NON-DISPARAGEMENT

Section 13.01. Non-disparagement	18

Article 14 GENERAL

Section 14.01. Survivorship	19
Section 14.02. Arbitration	19
Section 14.03. Payment Obligations Absolute	20
Section 14.04. Successors	20
Section 14.05. Severability	20
Section 14.06. Non-alienation	20

ii

Annexes and Exhibits

Annex I	Accredited Investor Representations
Annex II	Transfer Restrictions

Exhibit A	Form of Restricted Stock Award Agreement – Class C Interests
Exhibit B	[Form of Restricted Stock Award Agreement – Class D Interests]
Exhibit C	Form of Release

iii

[FORM OF] SEVERANCE AGREEMENT

This SEVERANCE AGREEMENT (this “Agreement”) dated as of October 23, 2009, is made by and between COBALT INTERNATIONAL ENERGY, INC., a Delaware corporation (the “Company”), and [•] (“Employee”) and, for the limited purpose of Article 2, Cobalt International Energy, L.P. (the “Partnership”).

RECITALS

WHEREAS, the Company desires to attract and retain certain key employee personnel and, accordingly, the Board of Directors of the Company has approved the Company’s entering into this Agreement with Employee to encourage Employee’s continued service to Cobalt;

WHEREAS, the terms and conditions set forth in this Agreement are similar to the terms and conditions set forth in an existing severance agreement between Employee and the Partnership dated as of April 20, 2009 (the “Prior Severance Agreement”);

WHEREAS, upon the closing of the IPO (as defined below), the Prior Severance Agreement shall be terminated, and this Agreement shall become effective.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Company and Employee agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.

“Accrued Obligations” shall mean Employee’s base salary through the Date of Termination of Employment not theretofore paid, any expenses owed to Employee under the Company’s expense reimbursement policy as in effect from time to time, any accrued vacation pay owed to Employee pursuant to the Company’s vacation policy as in effect from time to time, any earned but unpaid annual performance bonus with respect to a calendar year that has ended on or before the Date of Termination of Employment (it being understood that a bonus will not be considered to have been unearned merely because Employee has not remained employed through the payment date so long as Employee has remained employed through the end of the calendar year that has ended on or before the Date of Termination of Employment), any amount accrued and arising from Employee’s participation in, or benefits accrued under, any employee benefit plans, programs or arrangements maintained by the Company which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements, and such other or additional benefits as may be, or become, due to Employee under the applicable terms of applicable plans, programs, agreements, corporate governance documents and other arrangements of the Company and its subsidiaries.

“Affiliate” shall mean any entity that owns or controls, is owned or controlled by, or is under common control with, the Company.

“Agreement Termination Date” shall mean the [•] anniversary of the closing of the IPO.

“Annualized Base Salary” shall mean an amount equal to the greater of:

(i)            Employee’s annualized base salary at the rate in effect on the date of his Involuntary Termination or termination by reason of death or Disability, as applicable;

(ii)           Employee’s annualized base salary at the rate in effect 90 days prior to the date of his Involuntary Termination or termination by reason of death or Disability, as applicable; or

(iii)          Employee’s annualized base salary at the rate in effect immediately prior to a Change in Control if, on the date upon which such Change in Control occurs or within two years thereafter, Employee’s employment shall be subject to an Involuntary Termination or be terminated by reason of death or Disability.

For the avoidance of doubt, for all purposes of this Agreement, base salary specifically does not include any (A) bonuses, (B) incentive compensation or (C) equity-based compensation.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) the willful failure of Employee to substantially perform Employee’s duties as an employee of the Company (other than any such failure resulting from Employee’s physical or mental incapacity), (ii) Employee’s having engaged in willful misconduct, gross negligence or a breach of fiduciary duty that results in material and demonstrable harm to the Company or any of its Affiliates, (iii) Employee’s willful and material breach of this Agreement (as amended from time to time) that results in material and demonstrable harm to the Company or any of its Affiliates, (iv) Employee’s having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of

2

unadjudicated probation for, any felony under the laws of the United States, any state or the District of Columbia, where such felony involves moral turpitude or where, as a result of such felony, the continued employment of Employee would have, or would reasonably be expected to have, a material adverse impact on the Company’s or any of its Affiliates’ reputations, (v) Employee’s having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission, for any securities violation involving fraud including, for example, any such order consented to by Employee in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied, (vi) Employee’s unlawful use (including being under the influence of) or possession of illegal drugs on the Company’s premises or while performing Employee’s duties and responsibilities as an employee of the Company, or (vii) Employee’s commission of an act of fraud, embezzlement, or misappropriation, in each case, against the Company or any of its Affiliates.  If the Company desires to terminate Employee’s employment for Cause in accordance herewith, it shall provide Employee with a Notice of Termination of Employment in accordance with Section 5.02 and allow Employee 30 days following the date of such notice to fully remedy, cure or rectify, if possible, the situation giving rise to the Company’s allegations of Cause.  For purposes of this definition, no act, or failure to act, on the part of Employee shall be considered “willful” unless it is done, or omitted to be done, by Employee in bad faith or without reasonable belief that Employee’s action or omission was in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Employee Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company.  The cessation of employment of Employee shall not be deemed to be for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board at which at least a quorum is present (after reasonable notice is provided to Employee and Employee is given an opportunity, together with counsel for Employee, to be heard before the Board) finding that, in the good faith opinion of the Board, Employee is guilty of the conduct described in this definition, and specifying the particulars thereof in detail.

(a)           “Change in Control” means the occurrence of any one or more of the following events:

(i)         any “person” (as defined in Section 13(d) of the Securities Exchange Act of 1934 (the “Act”)), other than (A) an employee benefit plan or trust maintained by the Company or (B) any of the Sponsors (as defined in the Amended and Restated Certificate of Incorporation of the Company as in effect immediately following the closing of the IPO) or their respective Affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the

3

Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii)           at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

(iii)          the consummation of (A) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person (other than an Affiliate (as defined in the Company Long Term Incentive Plan)) of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to Employee if Employee is part of a “group” within the meaning of Section 13(d)(3) of the Act that consummates the Change in Control transaction.  In addition, for purposes of the definition of Change in Control, a person engaged in business as an underwriter of securities shall not be deemed to be the beneficial owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

“Cobalt Equity Payment” means the issuance of an equity interest in Cobalt to Employee, the accelerated vesting of any such equity interest or any other benefit conferred to Employee in connection with any such equity interest that, in any such case, could potentially be subject to the Excise Tax.

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“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Date of Termination of Employment” shall mean (i) if Employee’s employment with the Company is terminated by his death, the date of Employee’s death, or (ii) if Employee’s employment with the Company is terminated for any reason whatsoever other than Employee’s death, the earlier of the date indicated in the Notice of Termination of Employment or the date specified by the Company pursuant to Section 5.02.

“Disability” shall mean, at any time the Company or any Affiliate sponsors a long-term disability plan that covers Employee and other Employee employees of the Company, “disability” as defined in such long-term disability plan for the purpose of determining a participant’s eligibility for benefits; provided, however, if the long-term disability plan contains multiple definitions of disability, then “Disability” shall refer to that definition of disability which, if Employee qualified for such disability benefits, would provide coverage for the longest period of time.  The determination of whether Employee has a Disability shall be made by the person or persons required to make final disability determinations under the long-term disability plan.  At any time the Company or any Affiliate does not sponsor such a long-term disability plan, Disability shall mean Employee’s inability to perform, with or without reasonable accommodation, the essential functions of his position with the Company for a total of three months during any six-month period as a result of incapacity due to mental or physical illness, as determined by a physician selected by the Company or its insurers and acceptable to Employee or Employee’s legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed.  Any refusal by Employee to submit to a medical examination for the purpose of determining Disability shall be deemed to constitute conclusive evidence of Employee’s Disability.

“Excise Tax” shall have the meaning assigned to such term in Section 8.01.

“Good Reason” shall mean the occurrence of any of the following events: (i) a material diminution in Employee’s base salary; or (ii) relocation of the geographic location of Employee’s principal place of employment by more than 75 miles from Houston, Texas.

Notwithstanding the preceding provisions of this definition or any other provision in this Agreement to the contrary, any assertion by Employee of a termination of employment for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (A) the condition described in clauses (i) or (ii) of this definition giving rise to Employee’s termination of employment must have arisen without Employee’s consent; (B) Employee must provide written notice to the Company of such condition in accordance with Section 14.07 within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by

5

the Company; and (D) the date of Employee’s termination of employment must occur within 90 days after the initial existence of the condition specified in such notice.

“Gross-up Payment” shall have the meaning assigned to such term in Section 8.01.

“Inventions” shall have the meaning assigned to such term in Section 11.01.

“IPO” shall mean the underwritten public offering of shares of the Company’s common stock pursuant to Registration Statement No. 333-161734 on Form S-1 filed with the Securities and Exchange Commission.

“Involuntary Termination” shall mean any termination of Employee’s employment with the Company (i) by the Company without Cause or (ii) by Employee for Good Reason.  For the avoidance of doubt, the term “Involuntary Termination” does not include a termination of Employee’s employment with the Company for any other reason whatsoever, including, without limitation, (A) by the Company for Cause, (B) by Employee without Good Reason or (C) as a result of Employee’s death or Disability.

“Non-Compete Period” shall have the meaning assigned to such term in Section 9.01(b).

“Notice of Termination of Employment” shall have the meaning assigned to such term in Section 5.02.

“Parachute Value” of a Payment shall mean the present value as of the date of the change in ownership or effective control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

“Partnership Agreement” shall mean the Fourth Amended and Restated Agreement of Limited Partnership of Cobalt International Energy, L.P., as amended.

“Payment” shall have the meaning assigned to such term in Section 8.01.

“Pro Rata Bonus” shall mean an amount equal to the product of (i) the actual annual bonus Employee would have been entitled to receive, based on the Company’s actual performance through the end of the calendar year in which Employee’s termination of employment with the Company occurred, determined as if he had continued his employment with the Company through the end of such calendar year and (ii) a fraction, the numerator of which is the number of days

6

during the calendar year through the date of Employee’s termination of employment with the Company and the denominator of which is 365.

“Pro Rata Bonus Payment Date” shall mean, with respect to a Pro Rata Bonus for a particular calendar year, the date on which annual bonuses for such calendar year are generally paid to employees of the Company who have not terminated employment with the Company, but in no event earlier than January 1 of the year following such calendar year nor later than December 31 of the year following such calendar year.

“Reorganization Agreement” shall mean the Reorganization Agreement to be entered into prior to the IPO among the Partnership, the Company and the other parties signatory thereto.

“Restricted Stock” shall mean the shares of restricted stock issued to Employee in connection with the IPO.

“Safe Harbor Amount” shall mean 2.99 times Employee’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

“Separation from Service” means, with respect to Employee, the (i) cessation of all services performed by Employee for the Company or (ii) permanent decrease in the level of services performed by Employee for the Company (whether as an employee or as an independent contractor) to no more than 20 percent of the average level of services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company, if Employee has been providing services to the Company for less than 36 months).

“Severance Amount” shall mean (i) if Employee incurs an Involuntary Termination prior to a Change in Control or on or after the second anniversary of the Change in Control (to the extent applicable), 50% of Annualized Base Salary and (ii) if Employee incurs an Involuntary Termination on the date of the Change in Control or prior to the second anniversary of the Change in Control, 50% of Annualized Base Salary

ARTICLE 2
EFFECTIVENESS; TERM OF AGREEMENT; PRIOR SEVERANCE AGREEMENT

Section 2.01.  Effectiveness; Term of Agreement; Prior Severance Agreement.  This Agreement shall become effective upon the closing of the IPO.  Subject to an earlier termination of Employee’s employment with the Company pursuant to Article 5, this Agreement shall terminate and be of no further force or effect on the Agreement Termination Date.  Upon the effectiveness of this Agreement, the Prior Severance Agreement shall terminate and be of no further force or effect.  If the IPO does not close by March 31, 2010, this Agreement shall

7

be void ab initio and the Prior Severance Agreement shall remain in full force and effect in accordance with its terms as of such date.

ARTICLE 3
CERTAIN EMPLOYEE REPRESENTATIONS AND AGREEMENTS; IPO EQUITY GRANT.

Section 3.01.  Services.  Employee agrees that he will render services to the Company (as well as any subsidiary thereof or successor thereto) during the period of his employment to the best of his ability, in a prudent and businesslike manner and consistent with the standards expected by the Company of an Employee-level employee.  Employee also agrees that he will devote substantially the same time, efforts and dedication to his duties as heretofore devoted.

Section 3.02.  Accredited Investor Representations.  Employee hereby represents to the Company that the representations set forth in Annex I to this Agreement (i) are true and correct as of the date of this Agreement and (ii) shall be true and correct as of the date of the closing of the IPO.

Section 3.03.  Transfer Restrictions.  Employee hereby represents to the Company that he has read and understands, and agrees to be bound by, the transfer restrictions set forth in Annex II to this Agreement.

Section 3.04.  Life Insurance.  This Agreement constitutes written notice to Employee that (a) the Company or an Affiliate may insure Employee’s life, (b) the Company or an Affiliate shall have the right to determine the amount of insurance and the type of policies, and (c) the Company or an Affiliate will be the beneficiaries of any proceeds payable under such policies upon the death of Employee.  Employee hereby irrevocably consents to being insured under the policies described in the preceding sentence and to the coverage under such policies continuing after the termination of this Agreement and/or Employee’s termination of employment with the Company and its Affiliates.  Employee agrees and acknowledges that Employee shall not have the right to designate the beneficiary or beneficiaries of the death benefit payable pursuant to such policies, and neither Employee nor any other person claiming through Employee shall have any interest in such policies.  Employee shall (i) furnish any and all information reasonably requested by the Company, any Affiliate or the insurer to facilitate the issuance of the life insurance policy or policies described in this paragraph or any adjustment to any such policy, and (ii) take such physical examinations as the Company, any Affiliate or the insurer deems necessary.  Employee shall incur no financial obligation by executing any required document pursuant to this Section 3.04, and shall have no interest in any such policy.

Section 3.05.  IPO Equity Grant.  Immediately prior to the Effective Time (as defined in the Reorganization Agreement), Employee received [X] units of

8

Class C Interests (as defined in the Partnership Agreement) [and [X] units of Class D Interests (as defined in the Partnership Agreement)](1), which will at the Effective Time convert to restricted shares of the Company’s common stock subject to the terms and conditions of the Company Long Term Incentive Plan and the forms of Restricted Stock Award Agreements attached as Exhibit A [and Exhibit B](2) to this Agreement.

ARTICLE 4
CONFIDENTIAL INFORMATION, INVENTIONS, BUSINESS
OPPORTUNITIES AND GOODWILL

Section 4.01.  Confidential Information, Inventions, Business Opportunities and Goodwill.  The Company shall (a) disclose to Employee, and place Employee in a position to have access to or develop, confidential or proprietary information and Inventions of the Company (or its Affiliates); (b) entrust Employee with business opportunities of the Company (or its Affiliates); and (c) place Employee in a position to develop business good will on behalf of the Company (or its Affiliates).

ARTICLE 5
TERMINATION OF EMPLOYMENT AND NOTICE OF TERMINATION OF EMPLOYMENT

Section 5.01.  Termination of Employment.  Employee’s employment with the Company may be terminated by the Company or Employee under the following circumstances: (a) Employee’s death; (b) Employee’s Disability; (c) termination by the Company for Cause; (d) termination by the Company without Cause; (e) resignation by Employee for Good Reason; or (f) resignation by Employee without Good Reason.  For all purposes of this Agreement, Employee shall be considered to have terminated employment with the Company when Employee incurs a Separation from Service.

Section 5.02.  Notice of Termination of Employment.  Any termination of Employee’s employment by the Company or by Employee (other than termination by reason of Employee’s death) shall be communicated by a written notice to the other party hereto indicating the specific termination provision in the first sentence of Section 5.01 relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee’s employment under the provision so indicated, and specifying a Date of Termination of Employment which, if submitted by Employee, shall be at least 30

(1)  If applicable.

(2)  If applicable.

9

days following the date of such notice (a “Notice of Termination of Employment”); provided, however, that in the case of any Notice of Termination of Employment submitted by Employee, the Company may, in its sole discretion, advance the Date of Termination of Employment to any date following the Company’s receipt of the Notice of Termination of Employment (and, if the Date of Termination of Employment is so advanced, it shall not change the basis for Employee’s termination nor be construed or interpreted as a termination of Employee’s employment by the Company for any reason whatsoever).  A Notice of Termination of Employment submitted by the Company may provide for a Date of Termination of Employment on the date Employee receives the Notice of Termination of Employment, or any date thereafter elected by the Company in its sole discretion.  The failure by Employee or the Company to set forth in the Notice of Termination of Employment any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of Employee or the Company hereunder or preclude Employee or the Company from asserting such fact or circumstance in enforcing Employee’s or the Company’s rights hereunder.

Section 5.03.  Deemed Resignations.  Unless otherwise agreed to in writing by the Company and Employee prior to the termination of Employee’s employment, any termination of Employee’s employment shall constitute an automatic resignation of Employee: (i) as an officer of the Company and each Affiliate; (ii) as a member of the Board (if applicable); (iii) from the board of directors or similar governing body of any Affiliate; and (iv) from the board of directors or similar governing body of any corporation, limited liability entity or other entity in which the Company or any Affiliate holds an equity interest and with respect to which board or similar governing body Employee serves as the Company’s or such Affiliate’s designee or other representative.

ARTICLE 6
SEVERANCE BENEFITS

Section 6.01.  Death, Disability, Termination for Cause or Resignation Without Good Reason.  If Employee’s employment with the Company is terminated by the Company for Cause or by Employee without Good Reason, or if such employment terminates by reason of Employee’s death or Disability, then, upon such termination, Employee (or Employee’s estate) shall be entitled to receive the Accrued Obligations (other than in the case of a termination by the Company for Cause, any bonus or incentive compensation that under the applicable plan requires Employee to be employed on the date of payment).  If Employee’s employment with the Company terminates by reason of death or Disability, then the Company shall also pay to Employee (or Employee’s estate or legal representatives, as applicable) on the Pro Rata Bonus Payment Date an amount in cash equal to the Pro Rata Bonus.

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Section 6.02.  Involuntary Termination.  If Employee’s employment with the Company shall be subject to an Involuntary Termination, Employee shall be entitled to receive the Accrued Obligations and, subject to the provisions of Section 14.09, the Company will, as additional compensation for services rendered to the Company (including its Affiliates), pay to Employee the following amounts and take the following actions after the last day of Employee’s employment with the Company:

(a)   if the Involuntary Termination occurs prior to a Change in Control or on or after the second anniversary of the Change in Control (to the extent applicable), pay to Employee in equal monthly installments an amount in cash equal to the Severance Amount, the first installment to be paid on the date that is 60 days after the date of Employee’s termination of employment with the Company and subsequent installments to be paid on the first day of each of the next 11 calendar months thereafter or such lesser number of installments such that no installment is paid after March 1st of the year following the year in which Employee’s employment was terminated, with each installment equal to the Severance Amount divided by the total number of such installments to be paid;

(b)   if the Involuntary Termination occurs on the date of a Change in Control or before the second anniversary of the Change in Control, pay to Employee on the date that is 60 days after the date of Employee’s termination of employment with the Company a lump sum cash payment in an amount equal to the Severance Amount;

(c)   pay to Employee on the Pro Rata Bonus Payment Date an amount in cash equal to the Pro Rata Bonus; provided, however, that if this paragraph applies with respect to a Pro Rata Bonus for a calendar year beginning on or after January 1, 2010 and is intended to constitute performance-based compensation within the meaning of, and for purposes of, Section 162(m) of the Code, then this paragraph shall apply with respect to such Pro Rata Bonus only to the extent the applicable performance criteria have been satisfied as certified by a committee of the Board as required under Section 162(m) of the Code; and

(d)   during the portion, if any, of the 18-month period following the date of Employee’s termination of employment with the Company that Employee elects to continue coverage for Employee and Employee’s eligible dependents under the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and/or Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, the Company shall promptly reimburse Employee on a monthly basis for the difference, if any, between (i) the amount Employee pays to effect and continue such coverage and (ii) the amount charged to a similarly situated active employee of the Company for similar coverage.

Notwithstanding the foregoing, if Employee is entitled to receive severance payments under Section 6.02 (a) or (b), as applicable, and under

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Section 6.02(c), the aggregate amount payable pursuant to Sections 6.02 (a) or (b), as applicable, and Section 6.02(c) (the “Aggregate Severance Amount”) shall be reduced (but not below zero) by the fair market value, as of the Employee’s Date of Termination of Employment, of the Restricted Stock held by Employee that has then vested, or that may vest at any time after the Employee’s Date of Termination of Employment (the “Carried Amount”).  If the Carried Amount exceeds the Aggregate Severance Amount prior to the commencement of payment of any of the severance benefits described in Section 6.02(a) or (b), as applicable, and Section 6.02(c), then Executive shall not be entitled to receive any payments pursuant to 6.02(a) or (b), as applicable, or Section 6.02(c).  If the Carried Amount does not exceed the Aggregate Severance Amount prior to the commencement of payment of any of the severance benefits described in Sections 6.02(a) or (b), as applicable, and Section 6.02(c), then the reduction shall be effected as follows: first, the payment provided for in Section 6.02(c) shall be reduced by the Carried Amount if the Carried Amount or any portion thereof has been paid prior to the payment date provided for in Section 6.02(c), and if necessary, payments of the amounts provided for in Section 6.02(a) or (b), as applicable, shall be reduced pro rata by any additional Carried Amount.   If at any time after the commencement of payment of the severance benefits described in Section 6.02(a) or (b), as applicable, and Section 6.02(c), the Carried Amount not yet applied as a reduction in the severance benefits exceeds the remaining severance benefits to be paid, the Company shall cease to make any further payments in respect of either severance benefit, but no amount previously paid to Executive pursuant to Section 6.02(a) or (b), as applicable, and Section 6.02(c) shall be repaid to the Company.

Section 6.03.  Death, Disability or Involuntary Termination After Agreement Termination Date.  If, after the Agreement Termination Date but prior to the payment date of the annual bonus for the calendar year in which the Agreement Termination Date occurs, Employee’s employment with the Company terminates by reason of the Employee’s death or by reason of what would have otherwise qualified as Disability or Involuntary Termination under this Agreement if this Agreement was still in effect at the time of such termination of employment, the Company shall pay to Employee (or Employee’s estate or legal representatives, as applicable), subject to the provisions of Section 14.09, on the Pro Rata Bonus Payment Date an amount in cash equal to the Pro Rata Bonus.

ARTICLE 7
INTEREST ON LATE PAYMENTS

Section 7.01.  Interest on Late Payments. If any payment provided for in Section 6.02(a), (b) or (c) or Section 6.03 is not made when due, then the Company shall pay to Employee interest on the amount payable from the date that such payment should have been made under such Section until such payment is made, which interest shall be calculated at 5% plus the prime rate of interest

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announced by JPMorgan Chase Bank (or any successor thereto) at its principal office in New York, and shall change when and as any such change in such prime rate shall be announced by such bank.

ARTICLE 8
CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

Section 8.01.  Gross-up Payment.  Notwithstanding anything to the contrary in this Agreement (but subject to the remaining provisions of this Section 8.01), in the event that any payment, benefit or distribution by the Company to or for the benefit of Employee, whether paid, payable, provided, distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the “Excise Tax”), the Company shall pay to Employee an additional payment (a “Gross-up Payment”) in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon all Payments except for the Cobalt Equity Payments.  Notwithstanding the provisions of the preceding sentence, if it shall be determined that Employee is entitled to the Gross-up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-up Payment shall be made to Employee and the amounts payable under Article 6 shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount.  The reduction of the amounts payable under Article 6, if applicable, shall be made by reducing Payments payable hereunder (including reducing a Payment to zero) in the order in which such Payments would be made (beginning with such Payment that would be made first in time and continuing, to the extent necessary, through to such Payment that would be made last in time).  For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under Article 6 (and no other Payments) shall be reduced.  If the reduction of the amount payable under Article 6 would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, then no amounts payable under Article 6 shall be reduced pursuant to this Section 8.01.  The Company’s obligation to make a Gross-up Payment under this Section 8.01 shall not be conditioned upon Employee’s termination of employment.  The Gross-up Payment attributable to a particular Payment shall be made at the time such Payment is made; provided, however, that in no event shall the Gross-up Payment be made later than the end of Employee’s taxable year next following Employee’s taxable year in which Employee remits the related taxes.  The Company and Employee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment.

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Section 8.02.  Disposition of Claims.  Employee shall notify the Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require the Company to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by the Company and Employee) within five days of the receipt of such claim.  The Company shall notify Employee in writing at least five days prior to the due date of any response required with respect to such claim if it plans to contest the claim.  If the Company decides to contest such claim, Employee shall cooperate fully with the Company in such action; provided, however, the Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of the Company’s action.  If, as a result of the Company’s action with respect to a claim, Employee receives a refund of any amount paid by the Company with respect to such claim, Employee shall promptly pay such refund to the Company.  If the Company fails to timely notify Employee whether it will contest such claim or the Company determines not to contest such claim, then the Company shall immediately pay to Employee the portion of such claim, if any, which it has not previously paid to Employee.

ARTICLE 9
COMPETITION

Section 9.01.  Competition.  (a) Employee and the Company agree to the restrictive covenants of this Article  9: (i) in consideration for the confidential information provided by the Company to Employee pursuant to Section 4.01 or otherwise during the course of his employment; (ii) as part of the consideration for the compensation and benefits to be paid to Employee by the Company; (iii) to protect the (A) trade secrets and confidential information of the Company disclosed or entrusted to Employee by the Company and (B) business goodwill of the Company developed through the efforts of Employee and/or the business opportunities disclosed or entrusted to Employee by the Company; and (iv) as an additional incentive for the Company to enter into this Agreement.

(b)        Subject to the exceptions set forth in the last sentence of this Section 9.01(b), Employee shall not at any time while employed by the Company and for a 6-month period following the Date of Termination of Employment (the “Non-Compete Period”), directly or indirectly engage in, have any equity interest in, be affiliated with, or manage or operate any person, firm, corporation, partnership, entity or business (whether as director, officer, employee, agent, representative, partner, member, security holder, consultant or otherwise) that engages in any business that competes with any Business (as defined below) of the Company in the states within the United States (or District of Columbia, if applicable) and in the geographic regions outside of the United States (i) in which the Company

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conducts operations or (ii) with respect to which the Company devotes more than de minimis resources in the furtherance of the Business; provided, however, that Employee shall be permitted to acquire a passive stock interest in such a business if the stock acquired is publicly traded and is not more than two percent of the outstanding interest in such business.  Notwithstanding the foregoing or anything to the contrary in this Agreement, it shall not be a violation of this Article 9 for Employee to (A) provide services to any person or entity engaged in the Business if Employee is not involved, directly or indirectly, in the management, supervision or operations of the Business (including by reason of any individual reporting to Employee) and the gross revenues generated by the Business do not constitute more than 33% of the consolidated gross revenues of such person or entity and its affiliates and (B) provide services to or otherwise be affiliated with a venture capital or private equity firm that holds investments in entities engaged in the Business if Employee is not involved, directly or indirectly, in the identification, evaluation, recommendation, acquisition, management, operation, supervision or disposition of such investments, and the gross revenues generated by such Business do not constitute more than the 33% of the consolidated gross revenues of such firm and its affiliates.

(c)        During the Non-Compete Period, Employee shall not, directly or indirectly, recruit or otherwise solicit or induce any employee of the Company, except on behalf of the Company, (i) to terminate his or her employment with the Company or (ii) to establish any relationship with Employee or any of his affiliates for any business purpose competitive with the Business of the Company, provided, however, that a general solicitation of the public for employment shall not constitute a solicitation hereunder so long as such general solicitation is not designed to target any employee of the Company.

(d)        Employee and the Company agree that the foregoing restrictions are reasonable under the circumstances, are necessary to protect the Company’s legitimate business interests and that any breach of such restrictions would cause irreparable injury to the Company.  Employee understands that the foregoing restrictions may limit Employee’s ability to engage in certain businesses anywhere in the United States and outside the United States during the Non-Compete Period but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company to justify such restrictions.  Further, Employee acknowledges that his skills are such that he can be gainfully employed in non-competitive employment, and that the agreement not to compete will not prevent him from earning a living.  Nevertheless, in the event the terms of this Article 9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

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(e)        Employee hereby represents to the Company that he has read and understands, and agrees to be bound by, the terms of this Article 9.  Employee acknowledges that the geographic scope and duration of the covenants contained in this Article 9 are the result of arm’s-length bargaining and are fair and reasonable in light of (i) the nature and wide geographic scope of the Company’s operations of, and in, the Business, (ii) Employee’s level of control over and contact with the Company’s operations of, and in, the Business in all jurisdictions in which it is conducted, (iii) the geographic breadth in which the Company conducts the Business and (iv) the amount of consideration (including confidential information and trade secrets) that Employee is receiving from the Company.

(f)         As used in this Article 9, (i) the term “Company” shall include the Company and its subsidiaries and (ii) the term “Business” shall mean the exploration for, and the development and production of, oil and natural gas and the acquisition of leases and other real property in connection therewith, as such business may be expanded or altered by the Company during the period of Employee’s employment by the Company; provided, that any business or endeavor shall cease to be the “Business” if the Company is not or ceases to be engaged in such business or endeavor.

(g)        In consideration of the Company’s promises herein, during the Non-Compete Period, Employee promises to disclose to the Company any employment, consulting, or other service relationship that Employee enters into after the termination of Employee’s employment with the Company for any reason.  Such disclosure shall be made within seven business days after Employee enters into such employment, consulting or other service relationship.  Employee expressly consents to and authorizes the Company to disclose both the existence and terms of this Agreement to any future employer or recipient of Employee’s services and to take any steps the Company deems necessary to enforce this Agreement.

ARTICLE 10
NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION

Section 10.01.  Nondisclosure of Confidential and Proprietary Information.  (a) Except in connection with the faithful performance of Employee’s duties for the Company or pursuant to Section 10.01(c) or (e), Employee shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, (i) use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity, any (A) confidential or proprietary information or trade secrets of or relating to the Company (including, without limitation, intellectual property in the form of patents, trademarks and copyrights and applications therefor, ideas, inventions, works, discoveries, improvements, information, documents, formulae, practices, processes, methods, developments, source code, modifications, technology, techniques, data, programs, other know-

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how or materials, in each case, that are confidential and/or proprietary and owned, developed or possessed by the Company, whether in tangible or intangible form) or (B) confidential or proprietary information with respect to the Company’s operations, processes, products, inventions, business practices, strategies, business plans, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, prospects and compensation paid to employees or other terms of employment or (ii)  deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets.  The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and materially affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

(b)        Upon the termination of Employee’s employment with the Company for any reason, Employee will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents and electronically stored information, in each case, that are confidential or proprietary to the Company, or any other confidential or proprietary documents (including electronically stored information) concerning the Company’s customers, business plans, strategies, products or processes.

(c)        Employee may respond to a lawful and valid subpoena or other legal process relating to the business of the Company or the performance of his duties on behalf of the Company but shall (i) give the Company prompt notice thereof, (ii) make available to the Company and its counsel the documents and other information sought that are not subject to a binding confidentiality agreement and  (iii) assist such counsel at Company’s expense in resisting or otherwise responding to such process.

(d)        As used in this Article 10 and Article 11, the term “Company” shall include the Company and its subsidiaries.

(e)        Nothing in this Agreement shall prohibit Employee from (i) disclosing information and documents when required by law, subpoena, court order or legal process, (ii) disclosing information and documents to his immediate family members or, for the purpose of securing legal or tax advice, attorney or tax adviser (provided that the persons to whom such disclosures are made shall be informed of their obligation to maintain the strict confidentiality of any information provided to them), (iii) disclosing the post-employment restrictions in this Agreement in confidence to any potential new employer or person or entity to whom he may provide consulting services, or (iv) retaining, at any time, his personal correspondence and rolodex or address book and documents related to his own personal benefits, entitlements and obligations.

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ARTICLE 11
INVENTIONS

Section 11.01.  Inventions.  All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the business of the Company, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Employee may discover, invent or originate during the period of his employment with the Company, either alone or with others and whether or not during working hours or by the use of the facilities of the Company (“Inventions”), shall be the exclusive property of the Company.  Employee shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem reasonably necessary to protect or perfect its rights therein, and shall assist the Company, upon reasonable request and at the Company’s expense, in obtaining, defending and enforcing the Company’s rights therein.  Employee hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents reasonably deemed necessary by the Company to protect or perfect its rights to any Inventions.

ARTICLE 12
INJUNCTIVE RELIEF

Section 12.01.  Injunctive Relief.   It is recognized and acknowledged by Employee that a breach of the covenants contained in Articles 9, 10, 11 and 13 will cause irreparable damage to Company and its Affiliates and their goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, Employee agrees that in the event of a breach of any of the covenants contained in Articles 9, 10, 11 and 13, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

ARTICLE 13
NON-DISPARAGEMENT

Section 13.01.  Non-disparagement.  During Employee’s employment with the Company and following termination of his employment with the Company for any reason, (a) Employee agrees not to disparage in any material respect the Company, its subsidiaries, any of their products or practices, or any of their directors, officers, agents, representatives, members, partners or stockholders, (b) either orally or in writing and (c) the Company agrees that it and its subsidiaries will (i) not make any formal statements that disparage in any material respect Employee and (ii) use commercially reasonable efforts to advise its directors and officers not to disparage in any material respect Employee.

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ARTICLE 14
GENERAL

Section 14.01.  Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

Section 14.02.  Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before an arbitrator in Houston, Texas in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect.  Judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation or continuation of any violation of the provisions of Articles 9, 10, 11 or 13 of this Agreement and Employee hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond.  Only individuals who are on the AAA register of arbitrators shall be selected as an arbitrator.  Within 20 days of the conclusion of the arbitration hearing, the arbitrator(s) shall prepare written findings of fact and conclusions of law.  It is mutually agreed that the written decision of the arbitrator(s) shall be valid, binding, final and non-appealable; provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration.  The Company shall bear all administrative fees and expenses of the arbitration and each party shall bear its own counsel fees and expenses except as otherwise provided in this paragraph.  If Employee makes a claim against the Company relating to the performance of, or the rights and obligations of, the Company arising under, relating to or in connection with this Agreement (a “Covered Claim by the Employee”), the arbitrators shall award Employee his reasonable legal fees and expenses if Employee prevails on one material Covered Claim by the Employee (as determined by the arbitrator).  If a claim is made by the Company against Employee relating to the performance of, or the rights and obligations of, Employee arising under, relating to or in connection with this Agreement (a “Covered Claim by the Company”), the arbitrators shall award Employee his reasonable legal fees and expenses; provided that if such Covered Claim by the Company relates to Employee’s performance or obligations under Articles 9, 10, 11 or 13, the arbitrators shall award Employee his legal fees and expenses only if the Company does not prevail on any Covered Claim by the Company relating to any such Section (as determined by the arbitrator).  Any reimbursement of reasonable legal fees and expenses required under this Section 14.02 and any reimbursement of expenses included in the Accrued Obligations payable to Employee under Article 6 shall be made not later than the close of Employee’s taxable year following the taxable year in which Employee incurs the expense; provided, however, that, upon Employee’s termination of employment with the Company, in no event shall any additional reimbursement be made prior

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to the date that is six months after the date of Employee’s termination of employment to the extent such payment delay is required under Section 409A(a)(2)(B)(i) of the Code.  In no event shall any reimbursement be made to Employee for such fees and expenses incurred after the date that is 10 years after the date of Employee’s termination of employment with the Company.

Section 14.03.  Payment Obligations Absolute.  The Company’s obligation to pay Employee the amounts and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company (including its subsidiaries) may have against him or anyone else.  All amounts payable by the Company shall be paid without notice or demand.  Employee shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligations to make (or cause to be made) the payments and arrangements required to be made under this Agreement.

Section 14.04.  Successors.  This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise.  This Agreement shall also be binding upon and inure to the benefit of Employee and his estate.  If Employee shall die prior to full payment of amounts due pursuant to this Agreement, such amounts shall be payable pursuant to the terms of this Agreement to his estate.

Section 14.05.  Severability.  Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.06.  Non-alienation.  Employee shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.

Section 14.07.  Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of Employee, such notices or communications shall be effectively delivered if hand-delivered to Employee at his principal place of employment or if sent by registered or certified mail to Employee at the last address he has filed with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal Employee offices.

Section 14.08.  Controlling Law and Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of

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Texas.  With respect to any claim or dispute related to or arising under this Agreement, Employee and the Company hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Harris County, Texas.  Notwithstanding the foregoing, Section 3.03 and the transfer restrictions set forth in Annex II shall be governed by, and construed in accordance with, the laws of the State of Delaware.  Furthermore, with respect to any claim or dispute related to or arising under Section 3.03 and the transfer restrictions set forth in Annex II, Employee and the Company hereby consent to the exclusive jurisdiction, forum and venue of the Court of Chancery of the State of Delaware.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 14.09.  Release and Delayed Payment Restriction.  (a) As a condition to the receipt of any benefit under Article 6 hereof (except in the case of the termination of Employee’s employment with the Company by reason of Employee’s death or Disability and except for the Accrued Obligations), Employee shall first execute a release in the form attached hereto as Exhibit B (with such changes therein as the Company may reasonably require to reflect changes in applicable law and the circumstances relating to the termination of Employee’s employment), releasing the Company and certain other persons and entities from certain claims and other liabilities.

(b)        The release described in Section 14.09(a) hereof must be effective and irrevocable within 55 days after the date of the termination of Employee’s employment with the Company.  Notwithstanding any provision in this Agreement to the contrary, if the payment of any amount or benefit under this Agreement would be subject to additional taxes and interest under Section 409A of the Code because the timing of such payment is not delayed as provided in Section 409A(a)(2)(B)(i) of the Code and the regulations thereunder, then any such payment or benefit that Employee would otherwise be entitled to during the first six months following the date of Employee’s termination of employment shall be accumulated and paid or provided, as applicable, on the date that is six months after the date of Employee’s termination of employment (or if such date does not fall on a business day of the Company, the next following business day of the Company), or such earlier date upon which such amount can be paid or provided under Section 409A of the Code without being subject to such additional taxes and interest.  If this Section 14.09(b) becomes applicable such that the payment of any amount is delayed, any payments that are so delayed shall accrue interest on a non-compounded basis, from the date such payment would have been made had this Section 14.09(b) not applied to the actual date of payment, at the prime rate of interest announced by JPMorgan Chase Bank (or any successor thereto) at its principal office in New York on the date of Employee’s termination of employment (or the first business day following such date if such termination does not occur on a business day) and shall be paid in a lump sum on the actual date of payment of the delayed payment amount.  Employee hereby agrees to be

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bound by the Company’s determination of its “specified employees” (as such term is defined in Section 409A of the Code) in accordance with any of the methods permitted under the regulations issued under Section 409A of the Code.

Section 14.10.  Full Settlement.  If Employee is entitled to and receives the benefits provided hereunder, performance of the obligations of the Company hereunder will constitute full settlement of all claims that Employee might otherwise assert against the Company on account of his termination of employment.

Section 14.11.  Unfunded Obligation.  The obligation to pay amounts under this Agreement is an unfunded obligation of the Company, and no such obligation shall create a trust or be deemed to be secured by any pledge or encumbrance on any property of the Company.

Section 14.12.  Not a Contract of Employment.  This Agreement shall not be deemed to constitute a contract of employment and shall in no way change the at-will nature of Employee’s employment.  Employee and the Company thus recognize and agree that subject to the notice provisions of Section 5.02, (a) the Company may terminate Employee’s employment at any time, for any reason or no reason at all; and (b) Employee may terminate his employment at any time, for any reason or no reason at all.

Section 14.13.  Withholding of Taxes and Other Employee Deductions.  The Company may withhold from any benefits and payments made pursuant to this Agreement (whether actually or constructively made to Employee or treated as included in Employee’s income under Section 409A of the Code) all federal, state, city, foreign and other applicable taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling and all other customary deductions made with respect to the Company’s employees generally.

Section 14.14.  Number and Gender.  Wherever appropriate herein, words used in the singular shall include the plural and the plural shall include the singular.  The masculine gender where appearing herein shall be deemed to include the feminine gender.

Section 14.15.  Entire Agreement.  This Agreement, including the Annexes and Exhibits attached hereto, constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes any and all prior understandings, agreements or correspondence between the parties.  Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

22

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first written above.

EMPLOYEE

[Name]

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

COBALT INTERNATIONAL ENERGY, L.P.

By:
Name:
Title:

23

ANNEX I

ACCREDITED INVESTOR REPRESENTATIONS

Employee hereby represents and warrants that he qualifies as an “accredited investor” (as defined in Regulation D of the Securities Act of 1933) by satisfying one or more of the following criteria:

(i)            Employee’s individual net worth or joint net worth with Employee’s spouse exceeds $1,000,000; or

(ii)           Employee has individual income in excess of $200,000 in each of the two most recent years or joint income with Employee’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Employee is acquiring interests in the Partnership and / or shares of Company common stock for investment for his own account and not with a view to, or for sale in connection with, any distribution thereof and hereby agrees not to sell any shares of Company common stock in violation of the Federal securities laws.

ANNEX II

TRANSFER RESTRICTIONS

Employee agrees not to Transfer prior to the Termination Date the Specified Number of the shares of Company common stock issued to the Employee upon conversion of Class A and Class B Interests (as defined in the Partnership Agreement) in connection with the IPO.  Employee will have the discretion to determine, from time to time, which specific shares of Company common stock are subject to this limitation.

For purposes of this agreement, the following terms have the following meanings:

“Specified Number” means, as of any date, a number of shares equal to the sum of

(a) the product of 80% (or on or after a Change in Control, the lesser of 80% and the remainder set forth in (x) below) and the aggregate number of shares of Company common stock issued to Employee upon conversion of Class B Interests in connection with the IPO, plus

(b) the product of (x) one minus a fraction, the numerator of which is the aggregate number of shares of Company common stock owned by the Sponsors immediately after the closing of the IPO and sold by the Sponsors after the closing of the IPO and prior to such date (other than with respect to any shares of common stock sold by any Sponsor to any of its Affiliates), and the denominator of which is the aggregate number of shares of Company common stock owned by the Sponsors immediately after the closing of the IPO, and (y) the aggregate number of shares of Company common stock issued to Employee upon conversion of Class A Interests in connection with the IPO.

If, at any time prior to the Termination Date, the outstanding shares of Company common stock shall be changed into a different number of shares or a different class (including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock thereon with a record date during such period or any similar transaction), the calculation of the Specified Number shall be appropriately adjusted.

“Sponsors” shall have the meaning as set forth in the Company’s certificate of incorporation as of the closing of the IPO.

A-1

“Termination Date” means the earliest of (i) the      anniversary of the closing of the IPO, (ii) the date of termination of employment with the Company other than a termination by the Company for Cause, (iii) the first date on which a Change in Control occurs; provided that if prior to the date of such Change in Control, the Company or the acquiror requests in writing that Employee continue to provide services to the Company (or the successor or surviving entity) for a specified period not to exceed 12 months after the Change in Control, the Termination Date shall not expire on the date of the Change in Control but shall expire on the earliest of (x) the last day of the requested period, (y) the date provided in clause (i) or (z) the date, if any, of the termination of employment by the Company (or the successor or surviving entity) without Cause, by Employee for Good Reason or due to Employee’s death or Disability or (iv) the first date on which the Sponsors have sold a number of shares of Company common stock equal to the aggregate number owned by the Sponsors immediately after the closing of the IPO (other than with respect to any shares of common stock sold by any Sponsor to any of its Affiliates).

“Transfer” means (a) offer, sell, pledge, or hypothecate any legal or beneficial interest, including the grant of an option or other right or otherwise transfer or enter into an agreement to do so or (b) entry into any hedge, swap or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership (whether such transaction is settled by delivery of cash, shares or otherwise).

All capitalized terms defined in the agreement to which this Annex is attached and used but not otherwise defined herein are used as therein defined.

Notwithstanding the foregoing, Employee may Transfer:

(i)                   any shares of Company common stock issued to Employee upon conversion of Class A and Class B Interests in connection with the IPO in excess of the Specified Number, so long as such shares are not Restricted Shares (as defined in the Award Agreement).

(ii)                  any shares of Company common stock issued to Employee upon conversion of Class A and Class B Interests in connection with the IPO (including all or a portion of the Specified Number of such shares):

(a) by will or the laws of descent and distribution,

(b) by gift to a spouse, former spouse, lineal ancestor, lineal descendant, legally adopted child, sibling or lineal descendant or legally adopted child of a sibling of Employee or a trust or other entity for the primary benefit

2

of Employee or any such persons if the transferee agrees in writing to be bound by the provisions of this agreement, or

(c) to any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code of 1986 if the institution agrees in writing to be bound by the provisions of this agreement.

(iii)                 with the consent of the Compensation Committee of the Company’s board of directors (which consent will not be unreasonably withheld), a number of shares of Company common stock, in addition to the shares otherwise transferable pursuant to (i) above, necessary to pay income taxes arising from the vesting of any Restricted Shares issued to Employee upon conversion of Class B Interests in connection with the IPO.

(iv)                 if the Company’s board of directors (or a committee thereof) in its reasonable judgment makes a good faith determination that Employee has incurred an unforeseeable emergency resulting in severe financial hardship, then Employee may sell a number of shares of Company common stock reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay Federal, state, local or foreign income and employment taxes reasonably anticipated to result from the sale), such number to be determined through the good faith consultation of the Company’s board of directors and Employee; provided that, in all cases, any such sale shall be made only from shares of Company common stock with respect to which Employee has a 100% vested and nonforfeitable interest.

3

EXHIBIT A

[FORM OF RESTRICTED STOCK AWARD AGREEMENT – CLASS C INTERESTS]

4

EXHIBIT B

[FORM OF RESTRICTED STOCK AWARD AGREEMENT –  CLASS D INTERESTS]

(if applicable)

5

EXHIBIT C

FORM OF RELEASE

For and in consideration of certain payments and other benefits due to [•] (“Employee”) pursuant to the Severance Agreement (the “Severance Agreement”) dated as of [•], 20    , between Cobalt International Energy, Inc., (the “Company”) and Employee, and for other good and valuable consideration, Employee hereby agrees, for Employee, Employee’s spouse and child or children (if any), Employee’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, to forever release, discharge and covenant not to sue the Company and its divisions, affiliates, subsidiaries, parents, branches, predecessors, successors, assigns, and, with respect to such entities, their officers, directors, trustees, employees, agents, shareholders, administrators, general or limited partners, members, representatives, attorneys, insurers and fiduciaries, past, present and future (the “Released Parties”) from any and all claims of any kind arising out of, or related to, his employment with the Company, its affiliates or subsidiaries (collectively, with the Company, the “Affiliated Entities”) or Employee’s separation from employment with the Affiliated Entities, which Employee now has or may have against the Released Parties, whether known or unknown to Employee, by reason of facts which have occurred on or prior to the date that Employee has signed this Release.  Such released claims include, without limitation, any and all claims relating to the foregoing under federal, state or local laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et. seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et. seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et. seq. the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 et. seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et. seq., the Family and Medical Leave Act of 1992, 29 U.S.C. Section 2601 et. seq., and any and all state or local laws regarding employment discrimination, the payment of wages and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of Employee’s employment with the Affiliated Entities, as well as any and all such claims under state contract or tort law.  By signing this Release, Employee is bound by it.  Anyone who succeeds to Employee’s rights and responsibilities, such as heirs or the executor of Employee’s estate, is also bound by this Release.  This Release also applies to any claims brought by any person or agency or class action under which Employee may have a right or benefit.  Notwithstanding this release of liability, nothing in this Release prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Release) with the Equal Employment Opportunity Commission (the “EEOC”) or comparable state or local agency or participating in any

B-1

investigation or proceeding conducted by the EEOC or comparable state or local agency; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC or comparable state or local agency proceeding or subsequent legal actions.

Employee has read this Release carefully, acknowledges that Employee has been given at least [21] [45] days to consider all of its terms and has been and is hereby advised to consult with an attorney and any other advisors of Employee’s choice prior to executing this Release, and Employee fully understands that by signing below Employee is voluntarily giving up any right which Employee may have to sue or bring any other claims against the Released Parties, including any rights and claims under the Age Discrimination in Employment Act.  Employee also understands that Employee has a period of seven days after signing this Release within which to revoke his agreement, and that neither the Company nor any other person is obligated to make any payments or provide any other benefits to Employee pursuant to the Severance Agreement until eight days have passed since Employee’s signing of this Release without Employee’s signature having been revoked other than any accrued obligations or other benefits payable pursuant to the terms of the Company’s normal payroll practices or employee benefit plans.  Finally, Employee expressly represents that he has not been forced or pressured in any manner whatsoever to sign this Release, and Employee agrees to all of its terms voluntarily.

Notwithstanding anything else herein to the contrary, this Release shall not affect: (i) the Company’s obligations under any compensation or employee benefit plan, program or arrangement (including, without limitation, obligations to Employee under the Severance Agreement or any stock option, stock award or agreements or obligations under any pension, deferred compensation or retention plan) provided by the Affiliated Entities where Employee’s compensation or benefits are intended to continue or Employee is to be provided with compensation or benefits, in accordance with the express written terms of such plan, program or arrangement, beyond the date of Employee’s termination and (ii) rights to indemnification Employee may have under (A) applicable law, (B) any other agreement between Employee and a Released Party and (C) as an insured under any director’s and officer’s liability insurance policy now or previously in force.

B-2

This Release is final and binding and may not be changed or modified except in a writing signed by both parties.

[Name]	[Employee]

Cobalt International Energy, Inc.

By:
[Name]	Name:
Title:

B-3

EXHIBIT E-3

COMMITMENT AGREEMENT

November     , 2009

Cobalt International Energy, Inc.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Houston, TX  77056

Dear Sirs:

In connection with the initial public offering (the “IPO”) of shares of common stock of Cobalt International Energy, Inc. (the “Company”),

(i) Employee will receive [X] units of Class C Interests [and [X] units of Class D Interests] under the limited partnership agreement for Cobalt International Energy, L.P. (the “Partnership”), which Interests will in connection with the IPO convert into restricted shares of Company common stock subject to the terms and conditions of the Company Long Term Incentive Plan (the “LTIP”) and the form[s] of Restricted Stock Award Agreement[s] attached as Exhibit A to this letter agreement (the “Award Agreements”); and

(ii) Employee agrees to be bound by the transfer restrictions set forth in Exhibit B to this letter agreement and represents to the Company that the representations set forth in Annex I to this letter agreement (i) are true and correct as of the date of this letter agreement and (ii) shall be true and correct as of the date of the closing of the IPO.

This letter agreement shall become effective upon the closing of the IPO.  If the IPO does not close by March 31, 2010, this letter agreement shall be void ab initio.  Employee and the Company recognize and agree that subject to the terms of this letter agreement, (i) the Company may terminate Employee’s employment at any time, for any reason or no reason at all and (ii) Employee may terminate his or her employment at any time, for any reason or no reason at all.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.  With respect to any claim or dispute related to or arising under this letter agreement, Employee and the Company hereby consent to the exclusive jurisdiction, forum and venue of the Court of Chancery of the State of Delaware.

EACH OF THE PARTIES TO THIS LETTER AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Very truly yours,

By:
Name:
Title:

Accepted as of the date first set forth above:

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

2

ANNEX I

ACCREDITED INVESTOR REPRESENTATIONS

Employee hereby represents and warrants that he qualifies as an “accredited investor” (as defined in Regulation D of the Securities Act of 1933) by satisfying one or more of the following criteria:

(i)            Employee’s individual net worth or joint net worth with Employee’s spouse exceeds $1,000,000; or

(ii)           Employee has individual income in excess of $200,000 in each of the two most recent years or joint income with Employee’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Employee is acquiring interests in the Partnership and / or shares of Company common stock for investment for his own account and not with a view to, or for sale in connection with, any distribution thereof and hereby agrees not to sell any shares of Company common stock in violation of the Federal securities laws.

I-1

ANNEX A

FORM OF RESTRICTED STOCK AWARD

A-1

ANNEX B

TRANSFER RESTRICTIONS

Employee agrees not to Transfer prior to the Termination Date the Specified Number of the shares of Company common stock issued to the Employee upon conversion of Class B Interests (as defined in the Partnership Agreement) in connection with the IPO.  Employee will have the discretion to determine, from time to time, which specific shares of Company common stock are subject to this limitation.

For purposes of this agreement, the following terms have the following meanings:

“Specified Number” means, as of any date, a number of shares equal to the product of

(a) 80% (or on or after a Change in Control (as defined in the LTIP), the lesser of 80% and one minus a fraction, the numerator of which is the aggregate number of shares of Company common stock owned by the Sponsors immediately after the closing of the IPO and sold by the Sponsors after the closing of the IPO and prior to such date (other than with respect to any shares of common stock sold by any Sponsor to any of its Affiliates), and the denominator of which is the aggregate number of shares of Company common stock owned by the Sponsors immediately after the closing of the IPO), and

(b) the aggregate number of shares of Company common stock issued to Employee upon conversion of Class B Interests in connection with the IPO.

If, at any time prior to the Termination Date, the outstanding shares of Company common stock shall be changed into a different number of shares or a different class (including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock thereon with a record date during such period or any similar transaction), the calculation of the Specified Number shall be appropriately adjusted.

“Sponsors” shall have the meaning as set forth in the Company’s certificate of incorporation as of the closing of the IPO.

“Termination Date” means the earliest of (i) the [fifth] anniversary of the closing of the IPO, (ii) the date of termination of employment with the Company other than a termination by the Company for Cause (as defined in the LTIP), (iii) the first date on which a Change in Control occurs; provided that if prior to the date of such Change in Control, the Company or the acquiror requests in writing that Employee continue to provide services to the Company (or the successor or surviving entity) for a specified period not to exceed 12 months after the Change in Control, the Termination Date shall not expire on the date of the Change in Control but shall expire on the earliest of (x) the last day of the requested period, (y) the date provided in clause (i) or (z) the date, if any, of the termination of employment by the Company (or the successor or surviving entity) without Cause, by Employee for Good Reason (as defined in the LTIP) or due to Employee’s death or Disability (as defined in the LTIP) or (iv) the first date on which the Sponsors have sold a number of shares of Company common stock equal to the aggregate number owned by the Sponsors immediately after the closing of the IPO (other than with respect to any shares of common stock sold by any Sponsor to any of its Affiliates).

“Transfer” means (a) offer, sell, pledge, or hypothecate any legal or beneficial interest, including the grant of an option or other right or otherwise transfer or enter into an agreement to do so or (b) entry into any hedge, swap or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership (whether such transaction is settled by delivery of cash, shares or otherwise).

All capitalized terms defined in the agreement to which this Exhibit is attached or in the LTIP and used but not otherwise defined herein are used as therein defined.

Notwithstanding the foregoing, Employee may Transfer:

(i)                   any shares of Company common stock issued to Employee upon conversion of Class B Interests in connection with the IPO in excess of the Specified Number, so long as such shares are not Restricted Shares (as defined in the Award Agreement).

(ii)                  any shares of Company common stock issued to Employee upon conversion of Class B Interests in connection with the IPO (including all or a portion of the Specified Number of such shares):

(a) by will or the laws of descent and distribution,

(b) by gift to a spouse, former spouse, lineal ancestor, lineal descendant, legally adopted child, sibling or lineal descendant or legally adopted child of a sibling of

Employee or a trust or other entity for the primary benefit of Employee or any such persons if the transferee agrees in writing to be bound by the provisions of this agreement, or

(c) to any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code of 1986 if the institution agrees in writing to be bound by the provisions of this agreement.

(iii)                 with the consent of the Compensation Committee of the Company’s board of directors (which consent will not be unreasonably withheld), a number of shares of Company common stock, in addition to the shares otherwise transferable pursuant to (i) above, necessary to pay income taxes arising from the vesting of any Restricted Shares issued to Employee upon conversion of Class B Interests in connection with the IPO.

(iv)                 if the Company’s board of directors (or a committee thereof) in its reasonable judgment makes a good faith determination that Employee has incurred an unforeseeable emergency resulting in severe financial hardship, then Employee may sell a number of shares of Company common stock reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay Federal, state, local or foreign income and employment taxes reasonably anticipated to result from the sale), such number to be determined through the good faith consultation of the Company’s board of directors and Employee; provided that, in all cases, any such sale shall be made only from shares of Company common stock with respect to which Employee has a 100% vested and nonforfeitable interest.

EXHIBIT F

STOCKHOLDERS AGREEMENT

by and among

COBALT INTERNATIONAL ENERGY, INC.

and

THE STOCKHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of December 15, 2009

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of December 15, 2009, is made by and among Cobalt International Energy, Inc., a Delaware corporation (the “Company”), and the stockholders that are or become signatories hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company and the Stockholders (or their respective Affiliates) are parties to that certain Reorganization Agreement, dated as of December 8, 2009, as such agreement may be amended from time to time in accordance therewith (the “Reorganization Agreement”);

WHEREAS, as of the date of this Agreement, the Stockholders beneficially own greater than a majority of the outstanding Company Shares (as defined below);

WHEREAS, the Company is proposing to sell Company Shares to the public in an initial public offering (the “IPO”); and

WHEREAS, subject to the terms and conditions herein, the Stockholders and the Company desire to enter into this Agreement to provide for certain rights and obligations of the Stockholders and the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1.            Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affected Stockholder” has the meaning set forth in Section 5.8.

“Affiliate” means (a) with respect to any GSCP Party, any C/R Party and any FR Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and includes any private equity investment fund the primary investment advisor to which is the primary investment advisor (or an Affiliate thereof) to such specified Person, (b) with respect to any of the KERN Parties, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with KERN Partners Ltd. and (c) with respect to any other Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  It being understood and agreed that, for purposes hereof, (i) each GSCP Party shall be deemed to be an Affiliate of every other GSCP Party, (ii) each C/R Party shall be deemed to be an Affiliate of every other C/R Party, (iii) each FR Party shall be deemed to be an Affiliate of every other FR Party, (iv)

neither the Company nor any subsidiary of the Company shall be deemed to be an Affiliate of any Stockholder, (v) except as set forth in clauses (i) through (iii) above, no Stockholder shall be deemed to be an Affiliate of any other Stockholder and (vi) neither the Board of Trustees of Leland Stanford Junior University nor Caisse de Depot et Placement du Quebec or any of their Affiliates shall be deemed to be Affiliates of KERN Cobalt Co-Invest Partners AP LP, KERN Partners Ltd. or any KERN Party.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Company” has the meaning set forth in the preamble.

“Company Shares” means common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“C/R Parties” means, collectively, C/R Cobalt Investment Partnership, L.P., C/R Energy Coinvestment II, L.P., Riverstone Energy Coinvestment III, L.P., Carlyle Energy Coinvestment III, L.P., C/R Energy III Cobalt Partnership, L.P. and Carlyle/Riverstone Global Energy and Power Fund III, L.P. and any Affiliates of the foregoing to whom Company Shares are Transferred by a Stockholder after the IPO Date in accordance with this Agreement.

“Cure Period” has the meaning set forth in Section 3.1(h).

“Defaulting Stockholder” has the meaning set forth in Section 3.1(h).

“Directed Opportunity” has the meaning set forth in Section 5.3.

“Director” means a member of the Board of Directors.

“FR Parties” means, collectively, First Reserve Fund XI, L.P. and FR XI Onshore AIV, L.P. and any Affiliates of the foregoing to whom Company Shares are Transferred by a Stockholder after the IPO Date in accordance with this Agreement.

“Governing Documents” means the certificate of incorporation of the Company, as amended or modified from time to time, and the by-laws of the Company, as amended or modified from time to time.

“GSCP Parties” means, collectively, GSCP V Cobalt Holdings, LLC, GSCP V Offshore Cobalt Holdings, LLC, GSCP V GMBH Cobalt Holdings, LLC, GSCP VI Cobalt Holdings, LLC, GSCP VI Offshore Cobalt Holdings, LLC, GSCP VI GMBH Cobalt Holdings, LLC, GS

2

Capital Partners V Institutional, L.P. and GS Capital Partners VI Parallel, L.P., any Affiliates of the foregoing to whom Company Shares are Transferred by a Stockholder after the IPO Date in accordance with this Agreement.

“Hedge” means (a) any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Company Shares, whether any such aforementioned transaction is to be settled by delivery of Company Shares or other securities, in cash or otherwise or (b) any agreement to take or commit to any of the foregoing actions.

“independent director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “independent director” pursuant to SEC rules and applicable listing standards, as amended from time to time, as determined by the Board of Directors without the vote of such Director.

“Initial Post-IPO Shares” means, with respect to the GSCP Parties, 74,868,148 Company Shares, with respect to the C/R Parties, 74,862,984 Company Shares, with respect to the FR Parties, 74,183,499 Company Shares and, with respect to the KERN Parties, 32,035,093 Company Shares, in each case, as adjusted pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“IPO” has the meaning set forth in the recitals.

“IPO Date” means the date on which the IPO is consummated.

“KERN Parties” means KERN Cobalt Co-Invest Partners AP LP and any Affiliates of KERN Partners Ltd. to whom Company Shares are Transferred by a Stockholder after the IPO Date in accordance with this Agreement.

“KERN Permitted Transfer” means (a) a Transfer of Company Shares by KERN Cobalt Co-Invest Partners AP LP to a limited partner of KERN Cobalt Co-Invest Partners AP LP who is not an Affiliate of the KERN Parties if (i) such Transfer is being effected in connection with KERN Cobalt Co-Invest Partners AP LP’s exercise of its rights as a Tagging Holder pursuant to the Tag-Along Agreement and such Transfer is being effected for the purpose of permitting such limited partner to be the direct seller of such Company Shares in connection with the sale pursuant to the Tag-Along Agreement or (ii) such Transfer is being effected in connection with KERN Cobalt Co-Invest Partners AP LP’s exercise of its “piggyback” or “demand” rights under the Registration Rights Agreement and such Transfer is being effected for the purpose of permitting such limited partner to be the direct seller of such Company Shares in connection with the exercise of such “piggyback” or “demand” rights (provided that, in any such case, the number of Company Shares being Transferred to any such limited partner shall not exceed the aggregate number of Company Shares that KERN Cobalt Co-Invest Partners AP LP has elected to Transfer pursuant to such exercise of its rights as a Tagging Holder pursuant to the Tag-Along Agreement or in such exercise of its “piggyback” or “demand” rights pursuant to the Registration Rights Agreement, as applicable) or (b) a Transfer of partnership interests in KERN Cobalt Co-Invest Partners AP LP by a limited partner thereof to an Affiliate of such limited partner.

3

“Management Rights Agreements” means the management rights agreements between the Company and each of First Reserve Fund XI, L.P., FR XI Onshore AIV, L.P., C/R Cobalt Investment Partnership, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P., GS Capital Partners V Institutional, L.P. and GS Capital Partners VI Parallel, L.P. as such agreements may be amended from time to time in accordance therewith.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Governing Documents) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the Governing Documents, (iii) causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Party” means the Company and the Stockholders party to this Agreement, including any Permitted Transferee who becomes a Party pursuant to Section 4.3(a).

“Permitted Transferee” means in the case of any Stockholder, an Affiliate of such Stockholder.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Proposed Transfer” has the meaning set forth in Section 4.3(a).

“Proposed Transferee” has the meaning set forth in Section 4.3(a).

“Proxy Holder” has the meaning set forth in Section 3.1(h).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date of this Agreement, by and among the Company, the Stockholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including any related prospectus, amendments and supplement to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-8 or any successor form thereto.

“Reorganization Agreement” has the meaning set forth in the recitals.

“Restricted Period” means the period beginning on IPO Date and ending on the 24-month anniversary of the IPO Date.

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“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Stockholder” has the meaning set forth in Section 4.3(a).

“Sponsor Director” means any Director designated by a Sponsor pursuant to the terms of this Agreement.

“Sponsor Party” means any Sponsor, any Sponsor Director and any of their respective officers, directors, agents, stockholders, members, partners, Affiliates and subsidiaries (other than the Company and its subsidiaries).

“Sponsors” means the GSCP Parties, the C/R Parties, the FR Parties and the KERN Parties.

“Stockholder” and “Stockholders” have the meaning set forth in the preamble.

“Stockholder Majority” means the consent or approval of the Stockholders (including, if applicable, the Stockholder(s) requesting a consent or approval) then owning a majority of the Company Shares then owned by all of the Stockholders.

“Tag-Along Agreement” means that certain Tag-Along Agreement, dated as of the date of this Agreement, by and among the Stockholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith.

“Tagging Holder” has the meaning given to such term in the Tag-Along Agreement.

“Transfer” means (a) a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of Company Shares, or any legal or beneficial interest therein, including the grant of an option or other right or the grant of any interest that would result in a Stockholder no longer having the power to vote, or cause to be voted, such Stockholder’s Company Shares, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law or (b) any agreement to take or commit to any of the foregoing actions; and “Transferred,” “Transferee,” “Transferor,” and “Transferability” shall each have a correlative meaning.  For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement.  For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, which has substantial assets in addition to Company Shares shall not constitute a “Transfer” of Company Shares for purposes of this Agreement.  For the avoidance of doubt, it is understood and agreed that (x) any change in ownership of The Goldman Sachs Group, Inc., Goldman, Sachs & Co., or their successors shall not be deemed to be a “Transfer” by any GSCP Party or any of their respective Affiliates and (y)

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any change in ownership of any management company of any Sponsor shall not be deemed to be a “Transfer” by any Sponsor or any of its Affiliates.

“Transferring Stockholder” has the meaning set forth in Section 4.3(a).

Section 1.2.            Other Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)           The term “including” is not limiting and means “including without limitation.”

(d)           The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)           Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants, solely with respect to itself, to each other Party that:

Section 2.1.            Existence; Authority; Enforceability.  Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

Section 2.2.            Absence of Conflicts.  The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party, except, in the

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case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

Section 2.3.            Consents.  Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with the execution, delivery or performance of this Agreement, except in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

ARTICLE III.
GOVERNANCE

Section 3.1.            Board of Directors.

(a)           Effective as of the date of this Agreement, the Board of Directors shall be comprised of nine Directors, as follows: (i) two shall be designees of the GSCP Parties, (ii) two shall be designees of the C/R Parties, (iii) two shall be designees of the FR Parties, (iv) one shall be a designee of the KERN Parties, (v) one shall be the Chief Executive Officer of the Company, who shall be the Chairman of the Board of Directors, and (vi) one shall be designated by the Board of Directors, who shall be an “independent director” pursuant to applicable listing standards, in accordance with the Governing Documents.

(b)           From and after the date of this Agreement, the GSCP Parties shall have the right, but not the obligation, to nominate a number of designees equal to:  (i) up to two designees so long as the GSCP Parties beneficially own in the aggregate a number of Company Shares equal to at least 40% of their Initial Post-IPO Shares and (ii) up to one designee so long as the GSCP Parties beneficially own in the aggregate a number of Company Shares equal to (x) less than 40% of their Initial Post-IPO Shares and (y) at least 5% of the then outstanding Company Shares.  If the GSCP Parties beneficially own in the aggregate a number of Company Shares equal to less than 40% of their Initial Post-IPO Shares and less than 5% of the then outstanding Company Shares, the GSCP Parties shall not have the right pursuant to this Section 3.1(b) to nominate any designees to be elected to the Board of Directors.  In the event that the GSCP Parties have nominated less than the total number of designees the GSCP Parties are entitled to nominate pursuant to this Section 3.1(b), the GSCP Parties shall have the right, at any time, to nominate such additional designees to which they are entitled, in which case, the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the GSCP Parties to so nominate such additional designees and (B) appoint such additional designees nominated by the GSCP Parties to such newly created directorships.  For so long as the GSCP Parties are entitled to nominate two designees for election to the Board of Directors, one such designee shall be nominated by GS Capital Partners V Institutional, L.P. and one such designee shall be nominated by GS Capital Partners VI Parallel, L.P.  For so long as the GSCP Parties are entitled to nominate only one designee for election to the Board of Directors, such designee shall be nominated by GS Capital Partners VI Parallel, L.P.

(c)           From and after the date of this Agreement, the C/R Parties shall have the right, but not the obligation, to nominate a number of designees equal to:  (i) up to two designees

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so long as the C/R Parties beneficially own in the aggregate a number of Company Shares equal to at least 40% of their Initial Post-IPO Shares and (ii) up to one designee so long as the C/R Parties beneficially own in the aggregate a number of Company Shares equal to (x) less than 40% of their Initial Post-IPO Shares and (y) at least 5% of the then outstanding Company Shares.  If the C/R Parties beneficially own in the aggregate a number of Company Shares equal to less than 40% of their Initial Post-IPO Shares and less than 5% of the then outstanding Company Shares, the C/R Parties shall not have the right pursuant to this Section 3.1(b) to nominate any designees to be elected to the Board of Directors.  In the event that the C/R Parties have nominated less than the total number of designees the C/R Parties are entitled to nominate pursuant to this Section 3.1(c), the C/R Parties shall have the right, at any time, to nominate such additional designees to which they are entitled, in which case, the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the C/R Parties to so nominate such additional designees and (B) appoint such additional designees nominated by the C/R Parties to such newly created directorships.  For so long as the C/R Parties are entitled to nominate two designees for election to the Board of Directors, one such designee shall be nominated by C/R Cobalt Investment Partnership, L.P. and one such designee shall be nominated by Carlyle/Riverstone Global Energy and Power Fund III, L.P.  For so long as the C/R Parties are entitled to nominate only one designee for election to the Board of Directors, such designee shall be nominated by Carlyle/Riverstone Global Energy and Power Fund III, L.P.

(d)           From and after the date of this Agreement, the FR Parties shall have the right, but not the obligation, to nominate a number of designees equal to:  (i) up to two designees so long as the FR Parties beneficially own in the aggregate a number of Company Shares equal to at least 40% of their Initial Post-IPO Shares and (ii) up to one designee so long as the FR Parties beneficially own in the aggregate a number of Company Shares equal to (x) less than 40% of their Initial Post-IPO Shares and (y) at least 5% of the then outstanding Company Shares.  If the FR Parties beneficially own in the aggregate a number of Company Shares equal to less than 40% of their Initial Post-IPO Shares and less than 5% of the then outstanding Company Shares, the FR Parties shall not have the right pursuant to this Section 3.1(b) to nominate any designees to be elected to the Board of Directors.  In the event that the FR Parties have nominated less than the total number of designees the FR Parties are entitled to nominate pursuant to this Section 3.1(d), the FR Parties shall have the right, at any time, to nominate such additional designees to which they are entitled, in which case, the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the FR Parties to so nominate such additional designees and (B) appoint such additional designees nominated by the FR Parties to such newly created directorships.  For so long as the FR Parties are entitled to designees for election to the Board of Directors, such designees shall be nominated by First Reserve Fund XI, L.P.

(e)           From and after the date of this Agreement,, the KERN Parties shall have the right, but not the obligation, to nominate one designee so long as the KERN Parties beneficially own in the aggregate a number of Company Shares equal to at least 5% of the then outstanding Company Shares.  If the KERN Parties beneficially own in the aggregate a number of Company Shares equal to less than 5% of the then outstanding Company Shares, the KERN Parties shall not have the right pursuant to this Section 3.1(b) to nominate any designees to be elected to the Board of Directors  In the event that the KERN Parties have not nominated the

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designee that the KERN Parties are entitled to nominate pursuant to this Section 3.1(e), the KERN Parties shall have the right, at any time, to nominate such designee, in which case, the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the KERN Parties to so nominate such designee and (B) appoint such designee nominated by the KERN Parties to such newly created directorship.  For so long as the KERN Parties are entitled to nominate a designee for election to the Board of Directors, such designee shall be an employee of KERN Partners Ltd. or an Affiliate thereof.

(f)            Each of the Stockholders shall take all Necessary Action to cause the Board of Directors to be constituted as set forth in this Section 3.1 (including appointing or removing Sponsor designees and filling any vacancies created by reason of death, disability, retirement, removal or resignation of a Sponsor’s designees with a new designee of such Sponsor) and shall vote all of such Stockholder’s Company Shares in favor of the election of the persons designated pursuant to this Section 3.1 to the Board of Directors.  The Company agrees to include in the slate of nominees recommended by the Board of Directors those persons designated pursuant to this Section 3.1 and to use its best efforts to cause the election or appointment of each such designee to the Board of Directors, including nominating such designees to be elected as Directors.

(g)           The Company shall reimburse the Sponsor Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof.

(h)           Solely for purposes of this Section 3.1, and in order to secure the performance of each Stockholder’s obligations under this Section 3.1, each Stockholder hereby irrevocably appoints each other Stockholder that qualifies as a Proxy Holder (as defined below) the attorney-in-fact and proxy of such Stockholder (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Stockholder fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of this Section 3.1 (each such Stockholder, a “Defaulting Stockholder”).  Each Defaulting Stockholder shall have five Business Days from the date of a request for such vote or written consent (the “Cure Period”) to cure such failure.  If after the Cure Period the Defaulting Stockholder has not cured such failure, any Stockholder whose designees to the Board of Directors were required to be approved or removed by the Defaulting Stockholder pursuant to this Section 3.1 but were not approved or removed by the Defaulting Stockholder, shall have, and is hereby irrevocably granted, a proxy to vote or provide a written consent with respect to each such Defaulting Stockholder’s Company Shares for the purposes of taking the actions required by this Section 3.1 (such Stockholder, a “Proxy Holder”), and of removing from office any Directors elected to the Board of Directors in lieu of the designees of the Proxy Holder who should have been elected pursuant to this Section 3.1.  Each Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in this Section 3.1 with respect to the Company Shares owned by such Stockholder.  Notwithstanding the foregoing, the power of attorney and proxy granted by this Section 3.1 shall be deemed to be revoked upon the termination of this Agreement in accordance with its terms.

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(i)            To the extent that the number of Directors that the GSCP Parties, the C/R Parties, the FR Parties or the KERN Parties are entitled to designate pursuant to this Section 3.1 is reduced, the GSCP Parties, the C/R Parties, the FR Parties or the KERN Parties, as the case may be, shall cause the required number of Directors to promptly resign from the Board of Directors and any vacancies resulting from such resignation shall be filled by the Board of Directors in accordance with the Governing Documents and SEC rules and applicable listing standards then in effect.  Notwithstanding the foregoing, if, during the Restricted Period, the KERN Parties’ beneficial ownership of Company Shares is, as a result of an issuance of Company Shares by the Company, reduced to less than 5% of the then outstanding Company Shares, the KERN Parties shall not be required to cause the Director nominated by the KERN Parties to resign from the Board of Directors until after the expiration of the Restricted Period unless otherwise requested by the Board of Directors.

Section 3.2.            Committees.

(a)           For so long as the GSCP Parties are entitled to nominate at least one Director for election to the Board of Directors pursuant to Section 3.1(b), the GSCP Parties shall have the right to have at least one of their designated Directors serve on each committee (with the exception of the audit committee) of the Board of Directors, to the extent such Directors are permitted to serve on such committees under SEC rules and applicable listing standards then in effect.

(b)           For so long as the C/R Parties are entitled to nominate at least one Director for election to the Board of Directors pursuant to Section 3.1(c), the C/R Parties shall have the right to have at least one of their designated Directors serve on each committee (with the exception of the audit committee) of the Board of Directors, to the extent such Directors are permitted to serve on such committees under SEC rules and applicable listing standards then in effect.

(c)           For so long as the FR Parties are entitled to nominate at least one Director for election to the Board of Directors pursuant to Section 3.1(d), the FR Parties shall have the right to have at least one of their designated Directors serve on each committee (with the exception of the audit committee) of the Board of Directors, to the extent such Directors are permitted to serve on such committees under SEC rules and applicable listing standards then in effect.

(d)           For so long as the KERN Parties are entitled to nominate a Director for election to the Board of Directors pursuant to Section 3.1(e), the KERN Parties shall have the right to have such designated Director serve on each committee (with the exception of the audit committee) of the Board of Directors, to the extent such Director is permitted to serve on such committees under SEC rules and applicable listing standards then in effect.

(e)           To the extent permitted by SEC rules and applicable listing standards then in effect, for so long as the Sponsors collectively beneficially own in the aggregate a number of Company Shares equal to at least of 25% of the then outstanding Company Shares, (i) the Sponsor Directors shall constitute the majority of each committee of the Board of Directors (with the exception of the audit committee) and (ii) the chairman of each committee of the Board of

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Directors (with the exception of the audit committee) shall be a Director serving on such committee who is selected by a Stockholder Majority to serve as chairman.  In the event that SEC rules or applicable listing standards then in effect limit the number of Sponsor Directors that can serve on any committee, the Sponsor Parties shall allocate committee membership among Sponsor Directors in as equitable a manner as possible, taking into account the relative level of ownership by each of the Sponsors and considering committee preferences of the Sponsor Directors.

(f)            Each of the Stockholders shall take all Necessary Action to cause each committee of the Board of Directors to be constituted as set forth in this Section 3.2.  The Company agrees to use its best efforts to cause the appointment of the Sponsor Designees to the committees of the Board of Directors (with the exception of the audit committee) in accordance with this Section 3.2, including causing the chairman of each committee of the Board of Directors (with the exception of the audit committee) to be a Director who is selected by a Stockholder Majority to serve as chairman.

Section 3.3.            Information; Duties.

(a)           The Company and the Stockholders agree that (i) the Directors designated by the GSCP Parties, the C/R Parties and the FR Parties may share confidential, non-public information about the Company with the GSCP Parties, the C/R Parties, the FR Parties and their respective Affiliates and (ii) the Director designated by the KERN Parties may share confidential, non-public information about the Company with the KERN Parties and its Affiliates and the limited partners of KERN Cobalt Co-Invest Partners AP LP, in each case only to the extent reasonably necessary in connection with their investment in the Company, provided that such Parties agree to keep such information confidential (except as may be required by law or applicable listing standards then in effect) and agree to comply with all applicable securities laws in connection therewith.

(b)           The Company and the Stockholders agree that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when any of the Stockholders (in their capacity as Stockholders) takes any action under this Agreement to give or withhold its consent, such Person shall, to the fullest extent permitted by law, have no duty to consider the interests of the Company or the other Stockholders or any other stockholders of the Company and may act exclusively in its and its Affiliates own interests; provided, however, that the foregoing shall in no way affect the obligations of the Parties to comply with the provisions of this Agreement.

Section 3.4.            Controlled Company.

(a)           For so long as the Company qualifies as a “controlled company” under the applicable listing standards then in effect, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination.  The Company and the Stockholders acknowledge and agree that, as of the date of this Agreement, the Company is a “controlled company.”  If the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, the Sponsors and the Company will take whatever

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action may be reasonably necessary, if any, to cause the Company to comply with SEC rules and applicable listing standards then in effect.

(b)           After the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, each of the Sponsors shall cause a sufficient number of their designees to qualify as “independent directors” to ensure that the Board of Directors complies with such applicable listing standards in the time periods required by the applicable listing standards then in effect.

ARTICLE IV.
TRANSFERS OF SHARES

Section 4.1.            Limitations on Transfer.

(a)           Except as otherwise expressly provided in this Article IV, no Stockholder shall be entitled to Transfer any of its Company Shares at any time if such Transfer would violate the Securities Act, or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the applicable Transfer of Company Shares.

(b)           In addition, during the Restricted Period, except (i) in connection with the exercise of “piggyback” rights under the Registration Rights Agreement, (ii) as permitted by Section 4.2, (iii) as a Tagging Holder pursuant to the Tag-Along Agreement or (iv) pursuant to a KERN Permitted Transfer, no Stockholder may Transfer any Company Shares, Hedge any Company Shares, or exercise a “demand” right under the Registration Rights Agreement, except with the prior written consent of the Stockholder Majority.  Notwithstanding the foregoing, this Section 4.1(b) shall not apply to Transfers by any of the KERN Parties if, at the time of such Transfer, (a) the KERN Parties’ beneficial ownership of Company Shares has been, as a result of an issuance of Company Shares by the Company, reduced to less than 5% of the then outstanding Company Shares and (b) the last Director nominated by the KERN Parties pursuant to Section 3.1(e) has either (x) been removed as a Director by the Board of Directors or the stockholders of the Company, in each case, other than for cause or (y) resigned from the Board of Directors at the request of the Board of Directors pursuant to the last sentence of Section 3.1(i).

(c)           In the event of a purported Transfer by a Stockholder of any Company Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.

(d)           Each certificate evidencing the Company Shares held by a Stockholder shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 15, 2009, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE.  NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE

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EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(e)           In the event that the restrictive legend set forth in Section 4.1(d) has ceased to be applicable, or upon request by a Stockholder proposing to Transfer Company Shares pursuant to any Transfer permitted under this Agreement, the Company shall promptly provide such Stockholder, or its Transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities not bearing the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 4.1(d) shall be inapplicable on the earlier of (i) the end of the Restricted Period and (ii) when Section 4.1 becomes inapplicable with respect to the applicable Stockholder).

Section 4.2.            Transfer to Permitted Transferees.  Subject to the provisions of Section 4.1(a) and Section 4.3, a Stockholder may Transfer any or all of its Company Shares to a Permitted Transferee of such Stockholder; provided that each Permitted Transferee of such Stockholder to which Company Shares are Transferred shall, and such Stockholder shall cause each such Permitted Transferee to, Transfer back to such Stockholder (or to another Permitted Transferee of such Stockholder) any Company Shares it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Stockholder.

Section 4.3.            Rights and Obligations of Permitted Transferees.

(a)           Any Transfer of Company Shares to any Permitted Transferee of a Stockholder, which Transfer is otherwise in compliance herewith, shall be permitted hereunder only if such Permitted Transferee agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the Transferor’s obligations under this Agreement and become a Party for such purpose and be treated as a Stockholder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such Transferor in respect of the Company Shares.

(b)           Notwithstanding the foregoing, Section 4.3(a) shall not apply to any Transfer of Company Shares to a Permitted Transferee completed pursuant to (i) a Registration Statement, (ii) an underwritten registered public offering, or (iii) a bona fide sale pursuant to a brokers’ transaction, transaction directly with a market maker or riskless principal transaction in each case in accordance with Rule 144 under the Securities Act (including block trades), in each

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case for which the Transferor does not have knowledge that such Company Shares are being Transferred to a Permitted Transferee.

ARTICLE V.
GENERAL PROVISIONS

Section 5.1.            Further Assurances.  The Parties shall take all Necessary Action in order to give full effect to this Agreement and every provision hereof.  Each of the Company and the Stockholders shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s Governing Documents are not at any time inconsistent with the provisions of this Agreement.  In addition, each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 5.2.            Assignment; Benefit.  The rights and obligations hereunder shall not be assigned without the prior written consent of the Company and the Stockholder Majority, except in connection with a Transfer of Company Shares in compliance with Article IV.  Any assignment of rights or obligations in violation of this Section 5.2 shall be null and void.  This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns.

Section 5.3.            Freedom to Pursue Opportunities.  To the fullest extent permitted by applicable law, the Company hereby, on behalf of itself and its subsidiaries, renounces any interest, duty or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Sponsor Party even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each Sponsor Party shall have no duty to communicate or offer such business opportunity to the Company and to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a Director or otherwise, by reason of the fact that such Sponsor Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries.  Notwithstanding the foregoing, a Sponsor Party who is a Director and who is offered a business opportunity in his or her capacity as a Director (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company, provided, however, that all of the protections of this Section 5.3 shall otherwise apply to the Sponsor Party with respect to such Directed Opportunity, including, without limitation, the ability of the Sponsor Party to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another Person.

Section 5.4.            Termination.  This Agreement shall terminate on the later of (a) the expiration of the Restricted Period and (b) the first day that none of the Stockholders has the right to nominate a Director pursuant to Section 3.1; provided that termination of this Agreement shall not relieve any Party for liability for any breach of this Agreement prior to such termination.

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Section 5.5.            Subsequent Acquisition of Shares; Other Activities.  Any Company Shares acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.  For the avoidance of doubt, Company Shares acquired by any Affiliate of any Stockholder (other than Company Shares acquired pursuant to this Agreement) shall not be subject to the terms and conditions of this Agreement.  Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Agreement shall in any way limit Goldman, Sachs & Co. or any of its Affiliates (other than any Stockholder, as expressly set forth in this Agreement) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

Section 5.6.            Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 5.7.            Entire Agreement.  This Agreement, the Governing Documents, the Registration Rights Agreement, the Reorganization Agreement, the Tag-Along Agreement, the Management Rights Agreement and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

Section 5.8.            Amendment.  This Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 5.4) except with the written consent of the Stockholder Majority; provided that, any amendment, modification, supplement, waiver or termination that (a) materially and adversely affects the rights of any Stockholder under this Agreement disproportionately vis-à-vis any other Stockholder (each an “Affected Stockholder”) will require both (i) the written consent of the Stockholder Majority and (ii) the written consent of Affected Stockholders holding a majority of the then outstanding Company Shares then held by all Affected Stockholders and (b) adversely affects the rights of the Company under this Agreement, imposes additional obligations on the Company, or amends or modifies Section 3.1, Section 3.2, Article V, and any corresponding definitions in Article I, will require both (i) the written consent of the Stockholder Majority and (ii) the written consent of the Company with the approval of the “independent directors” of the Company.

Section 5.9.            Waiver.  Except as set forth in Section 5.8, no waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the Party against whom such waiver is claimed.  Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions.

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Section 5.10.          Counterparts.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 5.11.          Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company at the address set forth below or to the applicable Stockholder at the address indicated on Annex A hereto (or at such other address for a Stockholder as shall be specified by like notice):

(a)     if to the Company, to:

Cobalt International Energy, Inc.
Two Post Oak Central
1980 Post Oak Blvd., Suite 1200
Houston, TX 77056
Attention: Joseph H. Bryant
Facsimile No.: (713) 579-9184
E-mail: joe.bryant@cobaltintl.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Christopher Mayer
Richard D. Truesdell, Jr.
Facsimile No.:	(212) 701-5338
(212) 701-5674
E-mail:	chris.mayer@davispolk.com
richard.truesdell@davispolk.com

Section 5.12.          Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 5.13.          Jurisdiction.  Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware.  Each Party

16

hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.11 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 5.14.          Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.  The Company or any Stockholder may file an original counterpart or a copy of this Section 5.14 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 5.15.          Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law.  Each Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

Section 5.16.          Marketing Materials.  The Company grants each of the Sponsors and their respective Affiliates permission to use the Company’s name and logo in marketing materials of such Sponsor or any of its Affiliates.  The Sponsors and their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

Section 5.17.          Notice of Events.  Except as otherwise would require early disclosure under applicable law or regulation, unless the applicable Sponsor notifies the Company that it does not want to receive information pursuant to this Section 5.17, the Company shall notify each of the Sponsors on a reasonably current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its subsidiaries, and shall reasonably cooperate with such Sponsor and its Affiliates in efforts to mitigate any adverse consequences to such Sponsor or its Affiliates which may arise (including by coordinating and providing assistance in meeting with regulators).

Section 5.18.          Adjustments.  All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 5.19.          No Third Party Beneficiaries.  Except as specifically provided in Section 5.3 and as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the Parties, any rights or remedies hereunder.

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*   *   *

18

IN WITNESS WHEREOF, the parties set forth below have duly executed this Agreement as of the day and year first above written.

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ Samuel H. Gillespie III

Name: Samuel H. Gillespie III

Title:

C/R COBALT INVESTMENT PARTNERSHIP,
L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

C/R ENERGY COINVESTMENT II, L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

RIVERSTONE ENERGY COINVESTMENT
III, L.P.

By:	RIVERSTONE COINVESTMENT GP, LLC

By:	RIVERSTONE HOLDINGS, LLC

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

CARLYLE ENERGY COINVESTMENT
III, L.P.

By:	CARLYLE ENERGY COINVESTMENT
III GP, L.L.C.,
its general partner

By:	TCG HOLDINGS, L.L.C.
its sole member

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Managing Director

C/R ENERGY III COBALT PARTNERSHIP,
L.P.

By:	CARLYLE/RIVERSTONE ENERGY
PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

CARLYLE/RIVERSTONE GLOBAL
ENERGY AND POWER FUND III, L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
Name: Pierre F. Lapeyre, Jr.
Title: Authorized Person

GSCP V COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS V FUND, L.P.,
its sole member

By:	GSCP V ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP V OFFSHORE COBALT
HOLDINGS, LLC

By:	GSCP V OFFSHORE COBALT
HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS V OFFSHORE
FUND, L.P.,
its general partner

By:	GSCP V OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GS CAPITAL PARTNERS V
INSTITUTIONAL, L.P.

By:	GS ADVISORS V, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP V GMBH COBALT HOLDINGS, LLC

By:	GSCP V GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP V GmbH Cobalt Holdings,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP VI COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS VI FUND, L.P.,
its sole member

By:	GSCP VI ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP VI OFFSHORE COBALT
HOLDINGS, LLC

By:	GSCP VI OFFSHORE COBALT
HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS VI OFFSHORE
FUND, L.P.,
its general partner

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GS CAPITAL PARTNERS VI PARALLEL,
L.P.

By:	GS ADVISORS VI, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP VI GMBH COBALT HOLDINGS, LLC

By:	GSCP VI GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP VI GmbH Cobalt Holdings,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

KERN COBALT CO-INVEST PARTNERS AP
LP

By:	KERN Cobalt Group Management Ltd.,
its general partner

By:	/s/ Jeffrey van Steenbergen
Name: Jeffrey van Steenbergen
Title: Director

FIRST RESERVE FUND XI, L.P.

By:	First Reserve GP XI, L.P.,
its general partner

By:	First Reserve GP XI, Inc.,
its general partner

By:	/s/ Kenneth W. Moore
Name: Kenneth W. Moore
Title: Managing Director

FR XI ONSHORE AIV, L.P.

By:	First Reserve GP XI, L.P.,
its manager

By:	First Reserve GP XI, Inc.,
its general partner

By:	/s/ Kenneth W. Moore
Name: Kenneth W. Moore
Title: Managing Director

ANNEX A

If to the GSCP Parties, to:

Goldman Sachs Capital Partners
c/o Goldman Sachs & Co.
85 Broad Street
New York, NY 10004
Attention:	Ken Pontarelli
David Thomas
Tel: 212-902-0353
Fax: 212-357-5505
Email:	ken.pontarelli@gs.com
David.Thomas@gs.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Attention:	Robert C. Schwenkel
Murray Goldfarb
Tel: 212-859-8000
Fax: 212-859-4000
Email:	Robert.Schwenkel@friedfrank.com
Murray.Goldfarb@friedfrank.com

If to the C/R Parties, to:

Riverstone Holdings LLC
712 Fifth Avenue, 51st Floor
New York, NY 10019
Attn: Greg Beard
Email:	greg@riverstonellc.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Attention:	Robert C. Schwenkel
Murray Goldfarb
Tel: 212-859-8000
Fax: 212-859-4000
Email:	Robert.Schwenkel@friedfrank.com
Murray.Goldfarb@friedfrank.com

If to the F/R Parties, to:

c/o First Reserve Corporation
One Lafayette Place
Greenwich, CT 06830
Attn: Alan G. Schwartz
Email:	aschwartz@firstreserve.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
Attention:	Barrie B. Covit
Tel: 212- 455-3141
Fax: 212- 455-2502
Email: bcovit@stblaw.com

If to the KERN Parties, to:

c/o KERN Partners Ltd.
200 Doll Block
116-8th Avenue
Calgary, Alberta, Canada T26 0K4
Attn: Jeff van Steenbergen
Email:	jvs@kernpartners.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Attention:	Robert C. Schwenkel
Murray Goldfarb
Tel: 212-859-8000
Fax: 212-859-4000
Email:	Robert.Schwenkel@friedfrank.com
Murray.Goldfarb@friedfrank.com

and

Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Attention:	Richard E. Gordet
Tel: 617-951-7491
Fax: 617-235-0480
Email: Rich.Gordet@ropesgray.com

and

Kaye Scholer LLP
425 Park Avenue
New York, NY 10022-3598
Attention: Steven G. Canner
Tel: 212-836-8136
Fax: 212-836-8689
Email: scanner@kayescholer.com

EXHIBIT G

REGISTRATION RIGHTS AGREEMENT

by and among

the Persons listed on Schedule A hereto under the heading GSCP,

the Persons listed on Schedule A hereto under the heading C/R,

the Persons listed on Schedule A hereto under the heading FIRST RESERVE,

the Persons listed on Schedule A hereto under the heading KERN,

the Persons listed on Schedule A hereto under the heading MANAGEMENT

and

COBALT INTERNATIONAL ENERGY, INC.

Dated as of December 15, 2009

This REGISTRATION RIGHTS AGREEMENT is made as of December 15, 2009, by and among Cobalt International Energy, Inc., a Delaware corporation (“Cobalt” or the “Company”), the Persons listed on Schedule A hereto under the heading GSCP (each a “GSCP Entity” and collectively, “GSCP”), the Persons listed on Schedule A hereto under the heading C/R (each a “C/R Entity” and collectively, “C/R”), the Persons listed on Schedule A hereto under the heading First Reserve (each a “First Reserve Entity” and collectively, “First Reserve”), the Persons listed on Schedule A hereto under the heading KERN (each a “KERN Entity” and collectively, “KERN”) and the Persons listed on Schedule A hereto under the heading Management (“Management”).

1.             Certain Definitions.  As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning set forth in Section 2.2(c).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise; provided, however, that, for purposes hereof, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder.

“Agreement” means this Registration Rights Agreement, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

“Assign” means to directly or indirectly sell, transfer, assign, distribute, exchange, pledge, hypothecate, mortgage, grant a security interest in, encumber or otherwise dispose of Registrable Securities, whether voluntarily or by operation of law, including by way of a merger.  “Assignor,” “Assignee,” “Assigning” and “Assignment” have meanings corresponding to the foregoing.

“automatic shelf registration statement” has the meaning set forth in Section 2.4.

“Board” means the Board of Directors of the Company.

“Business Day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

“Claims” has the meaning set forth in Section 2.9(a).

“Common Equity” means the common stock of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Equity Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of Common Equity or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for Common Equity or other equity securities of the Company).

“Company” means Cobalt International Energy, Inc., any Subsidiary of Cobalt International Energy, Inc. and any successor to Cobalt International Energy, Inc.

“C/R” has the meaning set forth in the preamble.

“C/R Entity” has the meaning set forth in the preamble and any subsequent Holder who is Assigned all, but not less than all, of such C/R Entity’s Registrable Securities in a single transaction in accordance with Section 4.5.

“Demand Exercise Notice” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Request” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article 2, including, without limitation:  (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Common Equity is listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements of one counsel for the Participating Holder(s) (selected by the Majority Participating Holders), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter, (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities and (xi) expenses for securities law liability insurance and, if any, rating agency fees.

“FINRA” means the Financial Industry Regulatory Authority.

“First Reserve” has the meaning set forth in the preamble.

“First Reserve Entity” has the meaning set forth in the preamble and any subsequent Holder who is Assigned all, but not less than all, of such First Reserve Entity’s Registrable Securities in a single transaction in accordance with Section 4.5.

“GSCP” has the meaning set forth in the preamble.

“GSCP Entity” has the meaning set forth in the preamble and any subsequent Holder who is Assigned all, but not less than all, of such GSCP Entity’s Registrable Securities in a single transaction in accordance with Section 4.5.

“Holder” or “Holders” means the GSCP Entities, the First Reserve Entities, the C/R Entities, the KERN Entities, Management or any transferee of Registrable Securities to whom any Person who is a party to this Agreement shall Assign any rights hereunder in accordance with Section 4.5.

“Initiating Holder(s)” has the meaning set forth in Section 2.1(a).

“IPO” means the first underwritten public offering of the common stock of the Company to the general public pursuant to a registration statement filed with the SEC.

“KERN” has the meaning set forth in the preamble.

“KERN Entity” has the meaning set forth in the preamble and any subsequent Holder who is Assigned all, but not less than all, of such KERN Entity’s Registrable Securities in a single transaction in accordance with Section 4.5.

“Litigation” means any action, proceeding or investigation in any court or before any governmental authority.

“Lock-Up Agreement” means any agreement between the Company, or any of its Affiliates, and any member of Management that provides for restrictions on the transfer of Registrable Securities held by such member of Management.

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any registration or offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Management” has the meaning set forth in the preamble.

“Manager” has the meaning set forth in Section 2.1(c).

“NASD” means the National Association of Securities Dealers, Inc.

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any registration or offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Partner Distribution” has the meaning set forth in Section 2.1(b)(ii).

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Piggyback Shares” has the meaning set forth in Section 2.3(a)(iv).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of NASD Conduct Rule 2720.

“Registrable Securities” means (a) any shares of Common Equity held by the Holders at any time (including those held as a result of the conversion or exercise of Common Equity Equivalents) and (b) any shares of Common Equity issued or issuable, directly or indirectly in exchange for or with respect to the Common Equity referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold (other than in a privately negotiated sale) in compliance with the requirements of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto).

“Rule 144” and “Rule 144A” have the meaning set forth in Section 4.2.

“SEC” means the Securities and Exchange Commission.

“Section 2.3(a) Sale Number” has the meaning set forth in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning set forth in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning set forth in Section 2.3(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, 2009, by and among the Company and the other parties thereto.

“Sponsors” means the GSCP Entities, the First Reserve Entities, the C/R Entities, and the KERN Entities.

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof, including Cobalt International Energy, L.P.

“Valid Business Reason” has the meaning set forth in Section 2.1(a)(v).

“WKSI” has the meaning set forth in Section 2.4.

2.             Registration Rights.

2.1.          Demand Registrations.

(a)           If the Company shall receive from any of C/R, GSCP, First Reserve, or KERN, at any time after six (6) months after the closing of the IPO, a written request that the Company file a registration statement with respect to Registrable Securities (a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration,” and the sender(s) of such request or any similar request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall, within five (5) days of the receipt thereof, give written notice (the “Demand Exercise Notice”) of such request to all Holders, and subject to the limitations of this Section 2.1, use its reasonable best efforts to effect, as soon as practicable, the registration under the 1933 Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 thereunder if so requested and if the Company is then eligible to use such a registration) of all Registrable Securities that the Holders request to be registered.  The Company shall not be obligated to take any action to effect any Demand Registration:

(i)            after it has effected a total of twelve (12) Demand Registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective.  None of C/R acting individually, GSCP acting individually, First Reserve acting individually or KERN acting individually may make more than three (3) Demand Registration Requests, which registrations have been declared or ordered effective;

(ii)           within three (3) months after a Demand Registration pursuant to this Section 2.1 that has been declared or ordered effective;

(iii)          during the period starting with the date fifteen (15) days prior to its good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company initiated registration (other than a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or to a Commission Rule 145 transaction), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iv)          where the anticipated offering price, net of any underwriting discounts or commissions, is equal to or less than $25,000,000;

(v)           if the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, any registration of Registrable Securities should not be made or continued (or sales under a shelf registration statement should be suspended) because (i) such registration (or continued sales under a shelf registration statement) would materially interfere with a material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or any of its subsidiaries or (ii) the Company is in possession of material non-public information, the disclosure of which has been determined by the Board to not be in the Company’s best interests (in either case, a “Valid Business Reason”), then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request or suspend sales under an existing shelf registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than sixty (60) days after the date the Board determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than sixty (60) days after the date the Board determines a Valid Business Reason exists; and the Company shall give written notice to the Participating Holders of its determination to postpone or withdraw a registration statement or suspend sales under a shelf registration statement and of the fact that the Valid Business Reason for such postponement, withdrawal or suspension no longer exists, in each case, promptly after the occurrence thereof; provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period; or

(vi)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

If the Company shall give any notice of postponement, withdrawal or suspension of any registration statement pursuant to clause 2.1(a)(v), the Company shall not, during the period of postponement, withdrawal or suspension, register any Common Equity, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect).  Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.  If the Company shall have withdrawn or prematurely terminated a registration statement filed pursuant to a Demand Registration (whether pursuant to clause 2.1(a)(v) or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn.  If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, not later than five (5) Business Days after the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than sixty (60) days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to clause 2.1(a)(v).

(b)

(i)            The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities, which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such

Participating Holder) within thirty (30) days after the receipt of the Demand Exercise Notice (or fifteen (15) days if, at the request of the Initiating Holders, the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3).

(ii)           The Company shall, as expeditiously as possible, but subject to the limitations set forth in this Section 2.1, use its reasonable best efforts to (x) effect such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, including a distribution to, and resale by, the members or partners of a Holder (a “Partner Distribution”) and (y) if requested by the Majority Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

(iii)          Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder, including filing a prospectus supplement naming the Holders, partners, members and shareholders to the extent required by law, to effect such Partner Distribution.

(c)           In connection with any Demand Registration, the Majority Participating Holders shall have the right to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with such registration and each other managing underwriter for such registration, in each case subject to consent of the Company, not be unreasonably withheld.

(d)           If so requested by the Initiating Holder(s), the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company in its sole discretion.

(e)           Any Holder that intends to sell Registrable Securities by means of a shelf registration pursuant to Rule 415 thereunder, shall give the Company 2 (two) days notice of any such sale.

2.2.          Piggyback Registrations.

(a)           If, at any time or from time to time the Company will register or commence an offering of any of its securities for its own account or otherwise (other than pursuant to registrations on Form S-4 or Form S-8 or any similar successor forms thereto) (including but not limited to the registrations or offerings pursuant to Section 2.1), the Company will:

(i)            promptly give to each Holder written notice thereof (in any event within five (5) Business Days); and

(ii)           include in such registration and in any underwriting involved therein (if any), all the Registrable Securities specified in a written request or requests, made within twenty (20) days after mailing or personal delivery of such written notice from the Company, by any of the Holders, except as set forth in Sections 2.2(b) and 2.2(f), with the securities which the Company at the time proposes to register or sell to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or sold, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto.  There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect.  No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.

(b)           If the registration in this Section 2.2 involves an underwritten offering, the right of any Holder to include its Registrable Securities in a registration or offering pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

(c)           The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Common Equity or shares of Common Equity held by the Company as treasury shares and (ii) any other shares of Common Equity which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders.

(d)           If, at any time after giving written notice of its intention to register or sell any equity securities and prior to the effective date of the registration statement filed in connection with such registration or sale of such equity securities, the Company shall determine for any reason not to register or sell or to delay registration or sale of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such abandoned registration or sale, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration or sale of its equity securities, shall be permitted to delay the registration or sale of such Registrable Securities for the same period as the delay in registering such other equity securities.

(e)           Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder (including to effect a Partner Distribution), file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder including filing a prospectus supplement naming the Holders, partners, members and shareholders to the extent required by law.

(f)            Notwithstanding anything in this Agreement to the contrary, the rights of each member of Management set forth in this Agreement are subject to any Lock-Up Agreement that such member of Management has entered into with the Company.

2.3.          Allocation of Securities Included in Registration Statement or Offering.

(a)           Notwithstanding any other provision of this Agreement, in connection with an underwritten offering initiated by Demand Registration Request, if the Manager advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.3(a) Sale Number”) within a price range acceptable to the Majority Participating Holders, the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Company shall use its reasonable best efforts to include in such registration or offering, as applicable, the number of shares of Registrable Securities in the registration and underwriting as follows:

(i)            first, all Registrable Securities requested to be included in such registration or offering by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.2); provided, however, that if such number of Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such registration shall be allocated among all such Holders requesting inclusion thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement or the time of the offering, as applicable;

(ii)           second, if by the withdrawal of Registrable Securities by a Participating Holder, a greater number of Registrable Securities held by other Holders, may be included in such registration or offering (up to the Section 2.3(a) Sale Number), then the Company shall offer to all Holders who have included Registrable Securities in the registration or offering the right to include additional Registrable Securities in the same proportions as set forth in 2.3(a)(i).

(iii)          third, to the extent that the number of Registrable Securities to be included pursuant to clause (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, and if the underwriter so agrees, any securities that the Company proposes to register or sell, up to the Section 2.3(a) Sale Number; and

(iv)          fourth, to the extent that the number of securities to be included pursuant to clauses (i), (ii) and (iii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining securities to be included in such registration or offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration or offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

Notwithstanding anything in this Section 2.3(a) to the contrary, no employee shareholder of the Company, other than a member of Management, will be entitled to include Registrable Securities in a registration requested pursuant to Section 2.1 to the extent the Manager of such offering shall determine in good faith that the participation of such employee shareholder would adversely affect the marketability of the securities being sold by the Initiating Holder(s) in such registration.

(b)           Notwithstanding any other provision of this Agreement, in a registration involving an underwritten offering on behalf of the Company, which was initiated by the Company, if the Manager determines that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.3(b) Sale Number”) the Company shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

(i)            first, all equity securities that the Company proposes to register for its own account;

(ii)           second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested for inclusion in such registration by Holders pursuant to Section 2.2 up to the Section 2.3(b) Sale Number; and;

(iii)          third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining securities to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number.

(c)           If any registration pursuant to Section 2.2 involves an underwritten offering that was initially requested by any Person(s) other than a Holder to whom the Company has granted registration rights which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement and the Manager (as selected by the Company or such other Person) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include shares in such registration as follows:

(i)            first, the shares requested to be included in such registration shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Holders and Persons requesting inclusion, up to the Section 2.3(c) Sale Number;

(ii)           second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(c) Sale Number; and

(iii)          third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated to shares the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number.

(d)           If any Holder of Registrable Securities disapproves of the terms of the underwriting, or if, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a registration or offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in such registration or offering or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing, to the Company, Manager and, if applicable, the Initiating Holder(s), prior to the execution of the underwriting agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include such withdrawn Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

2.4.          Registration Procedures.  If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible (but, in any event, within sixty (60) days after a Demand Registration Request in the case of Section 2.4(a) below), in connection with the Registration of the Registrable Securities and, where applicable, a takedown off of a shelf registration statement:

(a)           prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective from the date such registration statement is declared effective until the earliest to occur (i) the first date as of which all of the Registrable Securities included in the registration statement have been sold or (ii) a period of ninety (90) days in the case of an underwritten offering effected pursuant to a registration statement other than a shelf registration statement and a period of three years in the case of a shelf registration statement (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Majority Participating Holders) and to one counsel for the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel (provided that the Company shall be under no obligation to make any changes suggested by the Holders), and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Majority Participating Holders or the underwriters, if any, shall reasonably object);

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for the period set forth in Section 2.4(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (and, in connection with any shelf registration statement, file one or more prospectus supplements covering Registrable Securities upon the request of one or more Holders wishing to offer or sell Registrable Securities whether in an underwritten offering or otherwise);

(c)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Manager of such offering;

(d)           furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(e)           use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (e), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(f)            promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(g)           comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within forty-five (45) days, or ninety (90) days if it is a fiscal year, after the end of such twelve (12) month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(h)           (i) (A) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(i)            provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(j)            enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(k)           use its reasonable best efforts (i) to obtain an opinion from the Company’s counsel and a “cold comfort” letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Majority Participating Holders, and (ii) furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;

(l)            deliver promptly to counsel for each Participating Holder and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for each Participating Holder, by counsel for any underwriter, participating in any disposition to be effected pursuant to such registration statement and by any accountant or other agent retained by any Participating Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for a Participating Holder, counsel for an underwriter, accountant or agent in connection with such registration statement;

(m)          use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

(n)           provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(o)           use its best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering;

(p)           prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing of any free writing prospectus, provide copies of such document to counsel for each Participating Holder and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for the Participating Holders or underwriters may reasonably request;

(q)           furnish to counsel for each Participating Holder and to each managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(r)            cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least three (3) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(s)           cooperate with any due diligence investigation by any Manager, underwriter or Participating Holder and make available such documents and records of the Company and its Subsidiaries that they reasonably request (which, in the case of the Participating Holder, may be subject to the execution by the Participating Holder of a customary confidentiality agreement in a form which is reasonably satisfactory to the Company);

(t)            take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary and feasible to make any such prohibition inapplicable;

(u)           use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(v)           take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(w)          take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(x)            in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered.  The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which the Registrable Securities remain Registrable Securities.  If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold.  If the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities.  If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2, or 2.4 that each Participating Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may from time to time reasonably request provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

2.5.          Registration Expenses.  All Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Article 2 shall be borne by the Company, whether or not a registration statement becomes effective.  All underwriting discounts and all selling commissions relating to securities registered by the Holders shall be borne by the holders of such securities pro rata in accordance with the number of shares sold in the offering by such Participating Holder.

2.6.          Certain Limitations on Registration Rights.  In the case of any registration under Section 2.1 pursuant to an underwritten offering, or, in the case of a registration under Section 2.2, all securities to be included in such registration shall be subject to the underwriting agreement and no Person may participate in such registration or offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

2.7.          Limitations on Sale or Distribution of Other Securities.

(a)           Each Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Equity, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Equity Equivalent), to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree), and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell any Common Equity (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days.

(b)           The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Common Equity, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Equity Equivalent), until a period of ninety (90) days shall have elapsed from the effective date of such previous registration; and the Company shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering to so agree.

2.8.          No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

2.9.          Indemnification.

(a)           In the event of any registration and/or offering of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, stockholders, members or general and limited partners thereof), any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b)           Each Participating Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act, each underwriter (within the meaning of the 1933 Act) of the Company’s securities covered by such a registration statement, any Person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers, partners or agents or any Person who controls such Holder with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim.  The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary or final prospectus or amendment or supplement thereto or any free writing prospectus are statements specifically relating to (a) the beneficial ownership of shares of Common Equity by such Participating Holder and its Affiliates and (b) the name and address of such Participating Holder.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c)           Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(d)           Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2.  In case any action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to (x) participate in such action or proceeding and (y), unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party.  The indemnifying party shall promptly notify the indemnified party of its decision to assume the defense of such action or proceeding.  If, and after, the indemnified party has received such notice from the indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnity obligations contained in Sections 2.9(a) and 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnified party which consent shall not be unreasonably withheld.

(e)           If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party under Sections 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations.  The relative fault shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e).  The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

(f)            The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a registration statement.  In the event one or more Holders effect a Partner Distribution pursuant to a registration statement in which the name of partners, members or shareholders who receive a distribution are named in a prospectus supplement or registration statement, the partners, members or shareholders so named shall be entitled to indemnification and contribution by the Company to the same extent as a Holder hereunder.

(g)           The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

3.             Underwritten Offerings.

3.1.          Requested Underwritten Offerings.  If the Initiating Holders request an underwritten offering pursuant to a registration under Section 2.1 (pursuant to a request for a registration statement to be filed in connection with a specific underwritten offering or a request for a shelf takedown in the form of an underwritten offering), the Company shall enter into a customary underwriting agreement with the underwriters.  Such underwriting agreement shall (i) be satisfactory in form and substance to the Majority Participating Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein.  Any Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement.  Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement and shall be limited to liability for written information specifically provided by such Participating Holder.

3.2.          Piggyback Underwritten Offerings.  In the case of a registration pursuant to Section 2.2 which involves an underwritten offering, the Company shall enter into an underwriting agreement in connection therewith and all of the Participating Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement.  Any Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement.  Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement and shall be limited to liability for written information specifically provided by such Participating Holder.

4.             General.

4.1.          Adjustments Affecting Registrable Securities.  The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Equity which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration or offering contemplated by this Agreement or the marketability of such Registrable Securities in any such registration or offering.  The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares of Common Equity if in the reasonable judgment of (a) the Majority Participating Holders or (b) the managing underwriter for the offering in respect of such Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities.  Each Holder agrees to vote all of its shares of capital stock in a manner, and to take all other actions necessary, to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Company’s organizational documents in order to increase the number of authorized shares of capital stock of the Company.  In any event, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

4.2.          Rule 144 and Rule 144A.  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Equity or Common Equity Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

4.3.          Amendments and Waivers.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Sponsors holding a majority of the Registrable Securities then held by all Sponsors; provided that any amendment or waiver that results in a non-pro rata material adverse effect on the rights of Management vis-à-vis the rights of the Sponsors under this Agreement will require the written consent of Management holding a majority of the Registrable Securities then held by all Management.  Any amendment or waiver effected in accordance with this Section 4.3 shall be binding upon each Holder and the Company.  Any waiver of any breach or default by any other party of any of the terms of this Agreement effected in accordance with this Section 4.3 shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions.

4.4.          Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company at the address set forth below or to the applicable Holder at the address indicated on Schedule A hereto (or at such other address for a Holder as shall be specified by like notice):

(i)                                     If to the Company, to:

Cobalt International Energy, Inc.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Houston, TX 77056

Attention: Joseph H. Bryant

Facsimile No.: (713) 579-9184

E-mail: joe.bryant@cobaltintl.com

with copies to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:         Christopher Mayer

  Richard D. Truesdell, Jr.

Facsimile No.: (212) 701-5338

(212) 701-5674

E-mail: chris.mayer@davispolk.com

richard.truesdell@davispolk.com

4.5.          Successors and Assigns.  A Holder may Assign his rights in this Agreement without the Company’s consent to an Assignee of Registrable Securities which (i) is with respect to any Holder, the spouse, parent, sibling, child, step-child or grandchild of such Holder, or the spouse thereof and any trust, limited liability company, limited partnership, private foundation or other estate planning vehicle for such Holder or for the benefit of any of the foregoing or other persons pursuant to the laws of descent and distribution, or (ii) is a legatee, executor or other fiduciary pursuant to a last will and testament of the Holder or pursuant to the terms of any trust which take effect upon the death of the Holder.  Furthermore, any Holder may Assign its rights in this Agreement without the Company’s prior written consent to any party; provided that such Assignment occurs in connection with the transfer of all, but not less than all, of such Holder’s Registrable Securities in a single transaction (to the extent such transfer is otherwise permissible).  Any Assignment shall be conditioned upon prior written notice to the Company or identifying the name and address of such Assignee and any other material information as to the identity of such Assignee as may be reasonably requested, and Schedule A hereto shall be updated to reflect such Assignment.  Notwithstanding anything to the contrary contained in this Section 4.5, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party (to the extent such transfer is otherwise permissible) without Assigning its rights hereunder with respect thereto, provided that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate.  This Agreement may not be Assigned by the Company, without the prior written consent of the Sponsors holding a majority of the Registrable Securities held by all Sponsors.

4.6.          Limitations on Subsequent Registration Rights.  From and after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public, the Company may, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company comparable, but not more favorable or conflicting, information and registration rights granted to the Holders hereby.

4.7.          Goldman, Sachs & Co. and Affiliates.  Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit Goldman, Sachs & Co. or any of its Affiliates (other than any GSCP Entity as expressly set forth in this Agreement) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

4.8.          Entire Agreement.  This Agreement, the Stockholders Agreement and the other agreements referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

4.9.          Governing Law; Waiver of Jury Trial; Jurisdiction.

(a)           Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of New York, excluding any conflict-of-laws rule or principle (whether of New York or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

(b)           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or any Holder may file an original counterpart or a copy of this Section 4.9(b) with any court as written evidence of the consent of any of the parties hereto to the waiver of their rights to trial by jury.

(c)           Jurisdiction.  Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the courts of the State of New York located in the county and city of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of New York located in the county and city of New York and (iv) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 4.4.  Each party hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 4.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby

4.10.        Interpretation; Construction.

(a)           The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)           The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.11.        Counterparts.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

4.12.        Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

4.13.        Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law.  Each party hereto shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.14.        Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

COMPANY

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ Joseph H. Bryant

[Signature page to the Registration Rights Agreement]

SPONSORS:

C/R COBALT INVESTMENT PARTNERSHIP, L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

C/R ENERGY COINVESTMENT II, L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

RIVERSTONE ENERGY COINVESTMENT III, L.P.

By:	RIVERSTONE COINVESTMENT GP, LLC

By:	RIVERSTONE HOLDINGS, LLC

By:	/s/ Pierre F. Lapeyre, Jr
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

[Signature page to the Registration Rights Agreement]

CARLYLE ENERGY COINVESTMENT III, L.P.

By:	CARLYLE ENERGY COINVESTMENT III GP, L.L.C.,
its general partner

By:	TCG HOLDINGS, L.L.C.
its sole member

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Managing Director

C/R ENERGY III COBALT PARTNERSHIP, L.P.

By:	CARLYLE/RIVERSTONE ENERGY
PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

CARLYLE/RIVERSTONE GLOBAL ENERGY AND POWER FUND III, L.P.

By:	CARLYLE/RIVERSTONE
ENERGY PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

[Signature page to the Registration Rights Agreement]

GSCP V COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS V FUND, L.P.,
its sole member

By:	GSCP V ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
	Name:	Kenneth Pontarelli
	Title:	Managing Director

GSCP V OFFSHORE COBALT HOLDINGS, LLC

By:	GSCP V OFFSHORE COBALT
HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.,
its general partner

By:	GSCP V OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
	Name:	Kenneth Pontarelli
	Title:	Managing Director

[Signature page to the Registration Rights Agreement]

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.,

By:	GS ADVISORS V, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
	Name:	Kenneth Pontarelli
	Title:	Managing Director

GSCP V GMBH COBALT HOLDINGS, LLC

By:	GSCP V GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP V GmbH Cobalt Holdings,
its general partner

By:	/s/ Kenneth Pontarelli
	Name:	Kenneth Pontarelli
	Title:	Managing Director

[Signature page to the Registration Rights Agreement]

GSCP VI COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS VI FUND, L.P.,
its sole member

By:	GSCP VI ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
	Name:	Kenneth Pontarelli
	Title:	Managing Director

GSCP VI OFFSHORE COBALT HOLDINGS, LLC

By:	GSCP VI OFFSHORE COBALT
HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.,
its general partner

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
	Name:	Kenneth Pontarelli
	Title:	Managing Director

[Signature page to the Registration Rights Agreement]

GS CAPITAL PARTNERS VI PARALLEL, L.P.,

By:	GS ADVISORS VI, L.L.C.,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

GSCP VI GMBH COBALT HOLDINGS, LLC

By:	GSCP VI GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP VI GmbH Cobalt Holdings,
its general partner

By:	/s/ Kenneth Pontarelli
Name: Kenneth Pontarelli
Title: Managing Director

[Signature page to the Registration Rights Agreement]

KERN COBALT CO-INVEST PARTNERS AP LP

By:	KERN Cobalt Group Management, Ltd.,
its general partner

By:	/s/ Jeffrey van Steenbergen
Name: Jeffrey van Steenbergen
Title: Director

[Signature page to the Registration Rights Agreement]

FIRST RESERVE FUND XI, L.P.

By:	First Reserve GP XI, L.P.,
its general partner

By:	First Reserve GP XI, Inc.,
its general partner

By:	/s/ Kenneth W. Moore
Name: Kenneth W. Moore
Title: Managing Director

FR XI ONSHORE AIV L.P.

By:	First Reserve GP XI, L.P.,
its manager

By:	First Reserve GP XI, Inc.,
its general partner

By:	/s/ Kenneth W. Moore
Name: Kenneth W. Moore
Title: Managing Director

[Signature page to the Registration Rights Agreement]

MANAGEMENT:

/s/ Joseph H. Bryant
Joseph H. Bryant

/s/ Samuel H. Gillespie, III
Samuel H. Gillespie, III

/s/ James W. Farnsworth
James W. Farnsworth

/s/ James H. Painter
James H. Painter

/s/ Van P. Whitfield
Van P. Whitfield

/s/ Richard A. Smith
Richard A. Smith

/s/ John P. Wilkirson
John P. Wilkirson

/s/ Rodney L. Gray
Rodney L. Gray

[Signature page to the Registration Rights Agreement]

Schedule A

GSCP

GSCP V Cobalt Holdings, LLC	85 Broad St, 10th Floor New York, NY 10004 Attn: Ken Pontarelli
GSCP V Offshore Cobalt Holdings, LLC
GS Capital Partners V Institutional, L.P.
GSCP V GmbH Cobalt Holdings, LLC
GSCP VI Cobalt Holdings, LLC
GSCP VI Offshore Cobalt Holdings, LLC
GS Capital Partners VI Parallel, L.P.
GSCP VI GmbH Cobalt Holdings, LLC

C/R

Riverstone Energy Coinvestment III, L.P.	c/o Riverstone Holdings LLC 712 Fifth Avenue, 51st Floor New York, NY 10019 Attn: Greg Beard
Carlyle Energy Coinvestment III, L.P.
C/R Energy III Cobalt Partnership, L.P.
Carlyle/Riverstone Global Energy and Power Fund III, L.P.
C/R Energy Coinvestment II, L.P.
C/R Cobalt Investment Partnership, L.P.

First Reserve

First Reserve Fund XI, L.P.	c/o First Reserve Corporation One Lafayette Place
FR XI Onshore AIV L.P.	Greenwich, CT 06830 Attn: Alan G. Schwartz

KERN

KERN Cobalt Co-Invest Partners AP LP	100 Doll Block 116-8th Avenue Calagary, Alberta, Canada T26 0K4 Attn: Jeff van Steenbergen

Management

Joseph H. Bryant	c/o Cobalt International Energy, L.P. Two Post Oak Central 1980 Post Oak Blvd., Suite 1200 Houston, TX 77056
Samuel H. Gillespie, III
James W. Farnsworth
James H. Painter
Van P. Whitfield
Richard A. Smith
John P. Wilkirson
Rodney L. Gray

A-1

EXHIBIT H

DIRECTOR INDEMNIFICATION AGREEMENT

Indemnification Agreement (this “Agreement”), dated as of               , 2009 between Cobalt International Energy, Inc., a Delaware corporation (the “Company”), and                    (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, highly competent persons have become more reluctant to serve as directors of publicly held corporations unless they are provided with adequate protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, directors are increasingly being subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation itself.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.  At the same time, the Board recognizes the limitations on the protection provided by liability insurance and the uncertainties as to the scope and level of such coverage that may be available in the future.

WHEREAS, the Company’s directors have certain existing indemnification arrangements pursuant to the Company’s certificate of incorporation and bylaws and may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”).  At the same time, the Board recognizes the limitations on the protection provided by such indemnification and the uncertainties as to its availability in any particular situation.

WHEREAS, the Board believes that in light of the limitations and uncertainties about the protection provided by the Company’s liability insurance and existing indemnification arrangements and the impact these uncertainties may have on the Company’s ability to attract and retain qualified individuals to serve as directors, the Company should act to assure such persons that there will be increased certainty of protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be adequately protected.

WHEREAS, Indemnitee is concerned that the protection provided under the Company’s liability insurance and existing indemnification arrangements may not be adequate and may not be willing to serve as a director of the Company without greater certainty concerning such protection, and the Company desires Indemnitee to serve in such capacity and is willing to provide such greater certainty.

[WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by the Sponsor Indemnitors (as defined below) which Indemnitee and the Sponsor Indemnitors intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.]*

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

(a) As used in this Agreement:

“Change of Control” means any one of the following circumstances occurring after the date hereof: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any other schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall have become, without prior approval of a majority of the Continuing Directors, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding voting securities (provided that for purposes of this clause (ii), the term “person” shall exclude a trustee or other fiduciary holding securities under an employee benefit plan of the Company); (iii) there occurs a merger or consolidation of the Company with any other entity,

* Bracketed language to be included in indemnification agreements between the Company and the Sponsor Indemnitors’ designees.

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other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 51% of the combined voting power of the voting securities of the surviving or resulting entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving or resulting entity; (iv) all or substantially all the assets of the Company are sold or otherwise disposed of in a transaction or series of related transactions; (v) the approval by the stockholders of the Company of a complete liquidation of the Company; or (vi) the Continuing Directors cease for any reason to constitute at least a majority of the members of the Board.

“Continuing Directors” means the directors who are on the Board on the date hereof and any new directors whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved.

“Corporate Status” means the status of a person who is or was a director, officer, employee, consultant or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee, consultant or agent of any other Enterprise.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of expenses is sought by Indemnitee.

“Enterprise” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other person or enterprise.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expenses” means all costs and expenses (including fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement) incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses shall also include expenses incurred in connection with any appeal resulting from any Proceeding (including the premium, security for and other costs relating to any cost bond, supersedeas

3

bond or other appeal bond or its equivalent).  Expenses, however, shall not include Liabilities.

“Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (provided that acting as an Independent Counsel under this Agreement or in a similar capacity with respect to any other indemnification arrangements between the Company and its present or former directors shall not be deemed a representation of the Company or Indemnitee) or (ii) any other party to the Proceeding giving rise to a claim for indemnification or advancement of expenses hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” means all judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties and amounts paid in settlement and other liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts) arising out of or in connection with any Proceeding; provided that Liabilities shall not include any Expenses.

“person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Proceeding” includes any threatened, pending or completed action, suit or other proceeding (which shall include an arbitration or other alternate dispute resolution mechanism or an inquiry, investigation or administrative hearing), whether civil, criminal, administrative, legislative or investigative (formal or informal) in nature (including any and all appeals therefrom) and whether instituted by or on behalf of the Company or any other party, in any such case, in which Indemnitee was, is or may be involved as a party or otherwise by reason of any Corporate Status of Indemnitee or by reason of any action taken (or failure to act) by him or on his part while serving in any Corporate Status or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding; provided that Proceeding shall not include an action, suit or other proceeding contemplated by Section 8.06(b).

(b)        For the purposes of this Agreement:

References to the “Company” shall include, in addition to the surviving or resulting corporation in any merger or consolidation, any constituent corporation

4

(including any constituent of a constituent) absorbed in a merger or consolidation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, consultant or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, consultant or agent of another Enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the surviving or resulting corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

References to “director, officer, employee, consultant or agent” shall include, in addition to directors, officers, employees, consultants and agents, a trustee, general partner, manager, managing member, fiduciary or member of a committee of a board of directors.

References to “serving at the request of the Company” shall include any service as a director, officer, employee, consultant or agent of the Company or any other Enterprise which imposes duties on, or involves services by, such director, officer, employee, consultant or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as used herein.

References to “hereof”, “herein” and “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to “includes” or “including” shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  Unless otherwise expressly stated herein, references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

ARTICLE 2
SERVICES BY INDEMNITEE

Section 2.01.  Services by Indemnitee.  Indemnitee hereby agrees to serve or continue to serve as a director of the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation or is removed.

5

ARTICLE 3
INDEMNIFICATION

Section 3.01.  General.  (a) The Company hereby agrees to and shall indemnify Indemnitee and hold Indemnitee harmless, to the fullest extent permitted by applicable law, from and against any and all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding.  The phrase “to the fullest extent permitted by applicable law” shall include:

(i)           to the fullest extent permitted by the DGCL as in effect on the date of this Agreement, and

(ii)          to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement.

(b)        To the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in the defense of any Proceeding or any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in any Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to each such successfully resolved claim, issue or matter.  For purposes of this Section 3.01(b) and without limitation, the termination of any Proceeding or any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter.  Nothing in this Section 3.01(b) is intended to limit Indemnitee’s rights provided for in Section 3.01(a).

(c)        To the extent that Indemnitee is, by reason of his Corporate Status, a witness in or is otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  Nothing in this Section 3.01(c) is intended to limit Indemnitee’s rights provided for in Section 3.01(a).

(d)        If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6

Section 3.02. Exclusions.  Notwithstanding any provision of this Agreement to the contrary (including Section 3.01), the Company shall not be obligated under this Agreement to indemnify in connection with:

(a)        any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company pursuant to Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(b)        except for an action, suit or other proceeding contemplated by Section 8.06(b), any action, suit or other proceeding (or part thereof) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees unless (i) the Board authorizes the action, suit or other proceeding (or part thereof), (ii) the Company provides the indemnification or advancement of Expenses, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) such indemnification or advancement of Expenses is otherwise required under the DGCL; or

(c)        any claim, issue or matter in a Proceeding by or in the right of the Company to procure a judgment in its favor as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company unless and only to the extent the Delaware Chancery Court or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Chancery Court or such other court shall deem proper.

ARTICLE 4
ADVANCEMENT OF EXPENSES; DEFENSE OF CLAIMS

Section 4.01.  Advances. The Company shall advance any Expenses that shall be actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding within 20 days after receipt by the Company of a written request for advancement of Expenses, which request may be delivered to the Company at such time and from time to time as Indemnitee deems appropriate in his sole discretion (whether prior to or after final disposition of any such Proceeding).  Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under this Agreement or otherwise.  Any such advances shall be made on an unsecured basis and be interest free.  Nothing in this Section 4.01 shall require the Company to advance Expenses in any case in which indemnification would not be permitted under Section 3.02(a) or (b) or following the entry of a final, nonappealable judgment of the type described in Section 3.02(c).

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Section 4.02.  Repayment of Advances or Other Expenses.  Indemnitee agrees that Indemnitee shall reimburse the Company for all amounts advanced by the Company pursuant to Section 4.01 if it is ultimately determined, by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company for such Expenses.  If Indemnitee seeks a judicial adjudication or an arbitration pursuant to Section 6.01, or if the Company initiates an action, suit or other proceeding against Indemnitee to recover any amounts advanced by the Company pursuant to Section 4.01, Indemnitee shall not be required to reimburse the Company pursuant to this Section 4.02 until a final determination (as to which all rights of appeal have been exhausted or lapsed) has been made.

Section 4.03.  Defense Of Claims.  (a) If a Change of Control shall not have occurred, the Company shall be entitled to assume the defense of any Proceeding with counsel reasonably acceptable to Indemnitee upon delivery of written notice to the Indemnitee.  After the Company assumes the defense, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to such Proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in respect of any Proceeding at Indemnitee’s expense and (ii) if the employment of counsel by Indemnitee has been previously authorized in writing by the Company or Indemnitee shall have reasonably concluded upon the advice of counsel that (x) there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or (y) Indemnitee has one or more legal defenses available to him which are different from or additional to those available to the Company in such Proceeding, then, in each such case, the fees and expenses of Indemnitee’s counsel shall be at the Company’s expense.  The Company shall not settle any Proceeding (in whole or in part) which would impose any Expense, Liability or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld.  Indemnitee shall not settle any Proceeding (in whole or in part) which would impose any Expense, Liability or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.

(b)  If a Change of Control shall have occurred, the Company shall not have the right to assume the defense of any Proceeding; provided, however, that the Company will be entitled to participate in any Proceeding at its own expense.

ARTICLE 5
REQUEST FOR INDEMNIFICATION AND DETERMINATION OF ENTITLEMENT

Section 5.01.  Notification; Request For Indemnification.  (a) As soon as reasonably practicable after receipt by Indemnitee of written notice that Indemnitee is a party to or a participant (as a witness or otherwise) in any

8

Proceeding or of any other matter in respect of which Indemnitee intends to seek indemnification or advancement of Expenses hereunder, Indemnitee shall provide to the Company written notice thereof (including the nature and facts underlying such matter).  The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise than under this Agreement.  Any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement or otherwise than under this Agreement.

(b)        To obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written request for indemnification, including therewith such information as is reasonably available to Indemnitee and reasonably necessary to determine Indemnitee’s entitlement to indemnification hereunder.  Such request(s) may be delivered at such times and from time to time as Indemnitee deems appropriate in his sole discretion.  Indemnitee’s entitlement to indemnification shall be determined according to Section 5.02 of this Agreement and applicable law.

Section 5.02.  Determination of Entitlement.  (a) Except with respect to requests for indemnification pursuant to Sections 3.01(b) or (c), in which case payment of indemnification shall be made by the Company automatically within 10 days of receipt by the Company of a written request therefor, as soon as reasonably practicable (but in no event later than 60 days) after the later of request for indemnification pursuant to Section 5.01(b) and the final disposition of the matter that is the subject of the request for indemnification, a determination shall be made with respect to Indemnitee’s entitlement thereto in the specific case.  If a Change in Control shall not have occurred, such determination shall be made (i) by a majority vote of the Disinterested Directors or of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (in either case, even though less than a quorum of the Board) or (ii) if there are no Disinterested Director or the Disinterested Directors so direct, by Independent Counsel.  If a Change in Control shall have occurred, such determination shall be made by Independent Counsel.  Any determination made by Independent Counsel pursuant to this Section 5.02 shall be in the form of a written opinion to the Board, a copy of which shall be delivered to Indemnitee.  Indemnitee shall reasonably cooperate with the person or persons making such determination including providing to such person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including fees and expenses of counsel) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be deemed “Expenses” hereunder and shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

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Indemnification for the Expenses referred to in the immediately preceding sentence shall be made by the Company automatically within 10 days of receipt by the Company of a written request therefor.

(b)        If the determination is to be made by Independent Counsel, such Independent Counsel shall be selected as provided in this Section 5.02(b).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either case, the party receiving the notice may, within 10 days after receipt thereof, deliver to the other a written objection to such selection; provided that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a proper and timely objection is made, the counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 6.01, an arbitration) has determined that such objection is without merit.  If, within 20 days after the later of the receipt by the Company of a request for indemnification pursuant to Section 5.01(b) and the final disposition of the matter, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 6.01, an arbitration) for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment of another person as Independent Counsel, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel.  The Company agrees to pay the reasonable fees and expenses of any Independent Counsel appointed pursuant to this Section and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(c)        If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

Section 5.03.  Presumptions and Burdens of Proof; Effect of Certain Proceedings.  (a) In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall, to the fullest extent not prohibited by law, be entitled to a presumption that he is entitled to indemnification under

10

this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.01(b), and the Company shall, to the fullest extent not prohibited by law, have the burdens of coming forward with evidence and of persuasion to overcome that presumption.

(b)        The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent shall not of itself create a presumption (i) that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, (ii) that with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that his conduct was unlawful or (iii) that Indemnitee did not otherwise satisfy the applicable standard of conduct to be indemnified pursuant to this Agreement.

(c)        For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based (i) on the records or books of account of the Company or other Enterprise, as applicable, including financial statements, (ii) on information supplied to Indemnitee by the officers of the Company or other Enterprise, as applicable, in the course of their duties, (iii) on the advice of legal counsel for the Company or other Enterprise, as applicable, or counsel selected by any committee of the board of directors of such entity, or (iv) on information or records given or reports made to the Company or other Enterprise, as applicable, by an independent certified public accountant or an appraiser, investment banker or other expert selected with reasonable care by such entity or the board of directors or any committee of the board of directors of such entity.  The provisions of this Section 5.03(c) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct to be indemnified pursuant to this Agreement.

(d)        The knowledge or actions or failure to act of any other director, officer, employee, consultant or agent of the Company or other Enterprise, as applicable, shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

(e)        If a determination as to Indemnitee’s entitlement to indemnification shall not have been made pursuant to this Agreement within 60 days after the later of the request for indemnification pursuant to Section 5.01(b) and the final disposition of the matter that is the subject of the request for indemnification, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made in favor of Indemnitee, and Indemnitee shall be entitled to such indemnification, absent a misstatement by Indemnitee of a material fact or an omission by Indemnitee of a material fact necessary in order to make the information provided not misleading in connection with the request for indemnification; provided that such 60-day

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period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making the determination in good faith requires such additional time to obtain or evaluate any documentation or information relating thereto.

ARTICLE 6
REMEDIES OF INDEMNITEE

Section 6.01.  Adjudication or Arbitration.  (a) Indemnitee shall be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association) of any determination pursuant to Section 5.02 that Indemnitee is not entitled to indemnification under this Agreement.  Any such adjudication shall be conducted in all respects as a de novo trial or arbitration on the merits, and any prior adverse determination shall not be referred to or introduced into evidence, create a presumption that Indemnitee is not entitled to indemnification or advancement of expenses, be a defense or otherwise adversely affect Indemnitee.  In addition, neither the failure of the Company, the Disinterested Directors, a committee of the Disinterested Directors or Independent Counsel to have made a determination prior to the commencement of any such adjudication that indemnification under this Agreement is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company, the Disinterested Directors, a committee of the Disinterested Directors or Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct in such adjudication.  In any such judicial proceeding or arbitration, the provisions of Section 5.03 (including the presumption in favor of Indemnitee and the burdens on the Company) shall apply.

(b)        Indemnitee shall also be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration as described above) of any other disputes under this Agreement, including any disputes arising because (i) advancement of Expenses is not timely made pursuant to Section 4.01, (ii) no determination of entitlement to indemnification shall have been made pursuant to Section 5.02 of this Agreement within the required time period, (iii) payment of indemnification is not made pursuant to Section 3.01(b) or (c) or the last two sentences of Section 5.02(a) within 10 days after receipt by the Company of written request therefor, (iv) payment of indemnification pursuant to Section 3.01(a) is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, or (v) the Company takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to

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recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder.

(c)        If a determination shall have been made pursuant to Section 5.02 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6.01, absent a misstatement by Indemnitee of a material fact or an omission by Indemnitee of a material fact necessary in order to make the information provided not misleading in connection with the request for indemnification.

(d)        In connection with any judicial proceeding or arbitration commenced pursuant to this Section 6.01, the Company shall not oppose Indemnitee’s right to seek such adjudication, shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

ARTICLE 7
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

Section 7.01.  D&O Liability Insurance.  (a) The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies providing liability insurance for directors of the Company in their capacities as such (and for any capacity in which any director of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable than those of such policy in effect on the date hereof; provided that such coverage and amounts are available on commercially reasonable terms.

(b)        Indemnitee shall be covered by the Company’s D&O Liability Insurance policies as in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage available for any other director under such policy or policies.  The Company shall, promptly after receiving notice of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), give notice of such Proceeding to the insurers under the Company’s D&O Liability Insurance policies in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.  The failure or refusal of any such insurer to pay any

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such amount shall not affect or impair the obligations of the Company under this Agreement.

(c)        Upon request by Indemnitee, the Company shall provide to Indemnitee copies of the D&O Liability Insurance policies as in effect from time to time.  The Company shall promptly notify Indemnitee of any material changes in such insurance coverage.

[(d)          The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [Insert name of applicable Sponsor] and/or certain of its affiliates (collectively, the “Sponsor Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Sponsor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Liabilities to the extent legally permitted and as required by the terms of this Agreement and the Company’s certificate of incorporation and bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Sponsor Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Sponsor Indemnitors from any and all claims against the Sponsor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Sponsor Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company and Indemnitee agree that the Sponsor Indemnitors are express third party beneficiaries of the terms of this Section 7.01(d).]*

ARTICLE 8
MISCELLANEOUS

Section 8.01.  Nonexclusivity of Rights.  The rights of indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to

* Bracketed language to be included in indemnification agreements between the Company and the Sponsor Indemnitors’ designees.

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under applicable law, the Company’s certificate of incorporation or bylaws, any other agreement, any vote of stockholders or resolution of directors or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall be entitled under this Agreement to the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 8.02.  Subrogation, etc.  (a) [Except as provided in Section 7.01(d),] in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than against the Sponsor Indemnitors)], who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(b)        [Except as provided in Section 7.01(d),] the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(c)        [Except as provided in Section 7.01(d),] the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, consultant or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.

Section 8.03.  Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee or on his behalf, whether for Liabilities and/or Expenses in connection with a Proceeding or other expenses relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the

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Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such action, suit or other proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 8.04.  Amendment.  This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 8.05.  Waivers.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 8.06.  Expenses.  (a) The Company shall pay all costs and expenses (including fees and expenses of counsel) incurred by the Company and Indemnitee in connection with the preparation of this Agreement.

(b)        The Company shall indemnify and hold Indemnitee harmless from any and all Expenses (including fees and expenses of counsel and expenses incurred in connection with the preparation and forwarding of statements to the Company to support an advancement of Expenses hereunder) actually and reasonably incurred by Indemnitee or on his behalf in seeking (whether through a judicial proceeding or arbitration (including any and all appeals resulting therefrom) or otherwise) to enforce, interpret or defend any rights against the Company for indemnification or advancement of Expenses (whether under this Agreement or otherwise) or to recover under any liability insurance policy maintained by any person for the benefit of Indemnitee in connection with the performance of his duties for or on behalf of the Company.  The Company shall pay (or reimburse Indemnitee for the payment of) any such Expenses within 10 days after receipt by the Company of a written request for the payment of such amounts, which request may be delivered to the Company at such time or from time to time as Indemnitee deems appropriate in his sole discretion (whether prior to or after final disposition of any such matter).  Indemnitee shall have no obligation to reimburse any amounts paid by the Company pursuant to this Section 8.06(b).

Section 8.07.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered herein

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and supersedes all prior oral, written or implied understandings or agreements with respect to the matters covered herein.  This Section 8.07 shall not be construed to limit any other rights Indemnitee may have under the Company’s certificate of incorporation or bylaws, applicable law or otherwise.

Section 8.08.  Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 8.09.  Notices.  All notices, requests and other communications under this Agreement shall be in writing (including facsimile transmission or electronic mail (“e-mail”) transmission so long as a confirmation of receipt of such e-mail is requested and received).  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.  The address for notice to a party is as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.

Section 8.10.  Binding Effect.  (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b)        This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, heirs, executors, administrators or other successors.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all or a

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substantial part of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c)        The indemnification and advancement of expenses provided by this Agreement shall continue as to a person who has ceased to be a director, officer, employee, consultant or agent or is deceased and shall inure to the benefit of the heirs, executors, administrators or other successors of the estate of such person.

Section 8.11.  Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

Section 8.12.  Consent To Jurisdiction.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 6.01, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action, suit or other proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Chancery Court and any court to which an appeal may be taken in such action, suit or other proceeding (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action, suit or other proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action, suit or other proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action, suit or other proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 8.13.  Headings.  The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 8.14.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

Address:
Facsimile:
Attention:

With a copy to:

Address:
Facsimile:
Attention:

[INDEMNITEE]

Address:
Facsimile:

With a copy to:

Address:
Facsimile:
Attention:

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EXHIBIT I

FORM OF CONTRIBUTION AGREEMENT(1)

THIS CONTRIBUTION AGREEMENT, dated as of [•] [•], 2009 (this “Agreement”), is entered into by and among Cobalt International Energy, Inc., a Delaware corporation (“Cobalt”) and the other parties signatory hereto (the “Holders”) who hold, directly or indirectly, Class A Interests (“Class A Interests”) in Cobalt International Energy, L.P., a Delaware limited partnership (the “Partnership”).

RECITALS

WHEREAS, Cobalt is a party to a Reorganization Agreement, dated as of December [•], 2009 by and among the Partnership, Cobalt, Cobalt MergerSub, Inc., a Delaware corporation and wholly-owned subsidiary of Cobalt, and the other parties signatory thereto (the “Reorganization Agreement”).  Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Reorganization Agreement;

WHEREAS, the Holders own Class A Interests of the Partnership (the “Contributed Class A Interests”) and/or equity interests in one or more Special Purpose Holdcos (as defined in the Reorganization Agreement) that hold Class A Interests of the Partnership (the “Contributed Holdcos,” and together with the Contributed Class A Interests, the “Contributed Interests”), in each case as set forth on Schedule I hereto;

WHEREAS, pursuant to Section 3.02 of the Reorganization Agreement, after the Contribution and prior to the Effective Time, each Investor (as defined in the Partnership Agreement) has agreed to contribute or cause to be contributed (including through a direct or indirect transfer of such Investor) to Cobalt the Contributed Interests in exchange for a number of shares of common stock of Cobalt, par value $0.01 per share (the “Common Stock”), determined as set forth herein;

WHEREAS, upon the contribution of the Contributed Interests, Cobalt will become the direct owner of the Contributed Class A Interests and certain Contributed Holdcos and the indirect owner of certain other Contributed Holdcos and all of the Class A Interests owned by the Contributed Holdcos; and

WHEREAS, the parties hereto intend that the contributions contemplated by this Agreement shall be treated as exchanges qualifying under Section 351 of the Code.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

(1) Each Sponsor Group will execute a separate Contribution Agreement.  Applicable private equity funds of each Sponsor Group will agree to stand behind the representations made by and other obligations of its affiliated Holders.

ARTICLE I
CONTRIBUTION

Section 1.1             Contribution.  Upon the terms and subject to the conditions set forth herein, effective immediately prior to the Effective Time, each Holder hereby contributes, assigns, conveys and delivers its Contributed Interests to Cobalt, and Cobalt, in exchange therefor, hereby agrees to issue and deliver, subject to Section 3.10 of the Reorganization Agreement, to each Holder, immediately prior to the Effective Time, such number of shares of Common Stock set forth opposite such Holder’s name on Schedule I hereto.

Section 1.2             Deliveries.  Contemporaneously with the execution of this Agreement, (a) each Holder agrees to deliver to Cobalt certificates representing the Contributed Interests, to the extent certificated, duly endorsed or accompanied by appropriate powers or, in the case of the Contributed Class A Interests, such other documents required by the Partnership Agreement as may be necessary, in order to facilitate the contribution of the Contributed Interests under this Agreement and (b) Cobalt shall deliver to each Holder a certificate or certificates with appropriate legends in accordance with the terms of the Stockholders Agreement, registered in the name of such Holder or its designee, representing the number of shares of Common Stock to be issued to such Holder pursuant to Section 1.1 hereof.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1             Each Holder contributing Class A Interests directly to Cobalt in the exchange contemplated by Section 1.1 of this Agreement represents and warrants to Cobalt that:

(i)            Such Holder has good and valid title in and to the Class A Interests held by such person, free and clear of all Liens; and

(ii)           Upon consummation of the exchange, Cobalt will have acquired good and valid title in and to such Class A Interests, free and clear of all Liens.

(b)        Each Holder that indirectly owns Class A Interests through one or more Special Purpose Holdcos and is contributing all of the equity or other ownership interests in one or more such Special Purpose Holdcos to Cobalt in the exchange contemplated by Section 1.1 of this Agreement, represents and warrants to Cobalt that:

(i)            Each such Special Purpose Holdco and each of its subsidiaries, if any, and each Special Purpose Holdco Shared Subsidiary that is partially owned directly or indirectly by such Special Purpose Holdco, if any, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted;

(ii)           Other than pursuant to the Partnership Agreement, the Equity Commitment Letter and the Rig Guarantee, there are no liabilities with respect to any

2

such Special Purpose Holdco or any of its subsidiaries or any Special Purpose Holdco Shared Subsidiary that is partially owned directly or indirectly by such Special Purpose Holdco, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability;

(iii)          Each such Special Purpose Holdco and each of its direct or indirect subsidiaries, if any, and each Special Purpose Holdco Shared Subsidiary that is partially owned directly or indirectly by such Special Purpose Holdco, if any has no assets other than Class A Interests and the interests in such subsidiaries, if any, and the interests in each such Special Purpose Holdco Shared Subsidiary, if any;

(iv)          Except as set forth in Schedule II that is reasonably acceptable to Cobalt, each such Special Purpose Holdco is a domestic corporation for U.S. federal income tax purposes, and each wholly owned subsidiary thereof is a domestic wholly-owned entity that is disregarded for U.S. federal income tax purposes, and each Special Purpose Holdco Shared Subsidiary that is partially owned directly or indirectly by such Special Purpose Holdco is a domestic entity treated as a partnership for U.S. federal income tax purposes;

(v)           Each such Special Purpose Holdco that directly owns Class A Interests has good and valid title in and to the Class A Interests held by such entity, free and clear of all Liens;

(vi)          With respect to each such Special Purpose Holdco that indirectly owns Class A Interests through one or more wholly-owned subsidiaries, such Special Purpose Holdco has, directly or indirectly, good and valid title in and to all of the equity or other ownership interests of each such subsidiary, free and clear of all Liens and each such subsidiary holding Class A Interests has good and valid title in and to the Class A Interests held by such entity, free and clear of all Liens;

(vii)         With respect to each Special Purpose Holdco that indirectly owns Class A Interests through one or more Special Purpose Holdco Shared Subsidiaries, (i) such Special Purpose Holdco (or its wholly owned subsidiary) has good and valid title in and to all of the equity or other ownership interests of each such Special Purpose Holdco Shared Subsidiary held directly or indirectly by such Special Purpose Holdco, free and clear of all Liens and (ii) each such Special Purpose Holdco Shared Subsidiary holding Class A Interests has good and valid title in and to the Class A Interests held by such entity, free and clear of all Liens; and

(viii)        Upon consummation of the contribution contemplated by Section 1.1, Cobalt will have acquired good and valid title in and to all of the outstanding equity or other ownership interests in each such Special Purpose Holdco contributed pursuant to Section 1.1 and its subsidiaries, and to all of the equity or other ownership interests in each Special Purpose Holdco Shared Subsidiary, if any, free and clear of all Liens.

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ARTICLE III
CERTAIN TAX MATTERS

Section 3.1             Preparation and Filing of Special Purpose Holdco and Special Purpose Holdco Shared Subsidiary Tax Returns. Each Holder contributing one or more Special Purpose Holdcos to Cobalt, directly or indirectly, shall timely prepare or cause to be prepared all Tax Returns for each such Special Purpose Holdco (and any Special Purpose Holdco Shared Subsidiary in which such Special Purpose Holdco holds an interest, directly or indirectly) for all periods ending on or prior to the date of the closing of the IPO (the “Effective Date”) that are required to be filed by such Special Purpose Holdco (and any Special Purpose Holdco Shared Subsidiary in which such Special Purpose Holdco holds an interest, directly or indirectly) after the Effective Date (the “Pre-Effective Date Returns”), subject to the reasonable advance review of Cobalt, and at least five (5) business days before the respective due dates for filing such Pre-Effective Date Returns, deliver them to Cobalt for signing and filing.  The applicable Holder shall be responsible for all Tax liabilities with respect to such Tax Returns; provided that, in the case of a Special Purpose Holdco Shared Subsidiary, such obligation shall be shared, jointly and severally, by each Holder directly or indirectly contributing a portion of such Special Purpose Holdco Shared Subsidiary pursuant to the Exchange (the “Shared Holders”).  Cobalt will (i) cooperate fully in connection with the preparation and filing of Tax Returns pursuant to this Section 3.1, (ii) provide to the applicable Holder copies of any K-1s and other Tax information received by each Special Purpose Holdco (and any Special Purpose Holdco Shared Subsidiary in which such Special Purpose Holdco holds an interest, directly or indirectly) for all periods that begin before and end on or after the Effective Date, and (iii) provide information to each applicable Holder regarding the apportionment of items of income, gain, loss, deduction and credit among periods ending on or prior to the Effective Date and periods beginning after the Effective Date.  No amended Tax Returns for any periods ending on or prior to the Effective Date shall be filed by Cobalt for any Special Purpose Holdco or any Special Purpose Holdco Shared Subsidiary without the prior written consent of the applicable Holder(s).  Cobalt shall timely prepare and file or cause to be prepared and filed all Tax Returns for each Special Purpose Holdco and any Special Purpose Holdco Shared Subsidiary for any taxable period that includes (but does not end on) the Effective Date (each such period, a “Straddle Period”, and each such Tax Return, a “Straddle Return”), subject to the reasonable advance review of the applicable Holder, provided that (i) Cobalt shall consult with the applicable Holder(s) on any items on such Straddle Returns that relate to transactions or events of the Special Purpose Holdco or Special Purpose Holdco Shared Subsidiary, as the case may be, occurring on or prior to the Effective Date, (ii) no Straddle Return shall be filed without the consent of the applicable Holder(s), such consent not to be unreasonably withheld and (iii) the applicable Holder(s) shall reimburse Cobalt for 50% of Cobalt’s reasonable out-of-pocket costs and expenses incurred in connection with the preparation and filing of any Straddle Return.  The applicable Holder(s) shall be responsible for all Tax liabilities with respect to any Straddle Return allocable to periods ending on or prior to the Effective Date; provided that, in the case of a Special Purpose Holdco Shared Subsidiary, such obligation shall be shared, jointly and severally, by the Shared Holders.

Section 3.2             Procedures Relating to Tax Claims.  If Cobalt or an affiliate of Cobalt receives notice of the assertion or commencement of any claim, audit, examination, proceeding, litigation or other proposed change or adjustment by any taxing authority or other person (a “Tax Claim”) with respect to a taxable period of a Special Purpose Holdco or any Special Purpose

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Holdco Shared Subsidiary ending on, prior to, or including the Effective Date, then promptly after receipt of such notice, the party receiving notice of such Tax Claim shall notify the applicable Holder of such notice.  Such notice will contain factual information (to the extent known) describing the asserted Tax Claim in reasonable detail and will include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax Claim.  The applicable Holder(s) shall have the right to control, defend or prosecute (A) any Tax Claim relating to a period ending on or prior to the Effective Date and (B) any Tax Claim relating to a Straddle Period to the extent such Tax Claim relates to transactions or events of the Special Purpose Holdco or the Special Purpose Holdco Shared Subsidiary, as the case may be, occurring on or prior to the Effective Date, by all appropriate proceedings, and Cobalt shall (i) cooperate fully in connection with such Tax Claim and (ii) provide all necessary approvals, including powers of attorney, needed to defend, control, or prosecute such Tax Claim; provided, however, that (x) Cobalt shall be kept informed of and have the right to participate in such Tax Claim and (y) the applicable Holder(s) shall not, without the prior written consent of Cobalt, which consent shall not be unreasonably withheld, delayed or conditioned, enter into any compromise or settlement of such Tax Claim that could reasonably be expected to have an adverse effect on Cobalt or any of its affiliates; provided, further, that in the case of a Special Purpose Holdco Shared Subsidiary, such right shall be shared by the Shared Holders in a manner determined by such Holders.  Except as otherwise provided in this Section 3.2, Cobalt shall control, defend or prosecute any Tax Claim relating to Straddle Periods by all appropriate proceedings and the applicable Holder(s) shall cooperate fully, as and to the extent requested by Cobalt, in connection with such Tax Claims provided, however, that (1) the applicable Holder(s) shall be kept informed of and have the right to participate in such Tax Claim and (2) Cobalt shall not, without the prior written consent of the applicable Holder(s), which consent shall not be unreasonably withheld, delayed or conditioned, enter into any compromise or settlement of such Tax Claim that could reasonably be expected to have an adverse effect on the applicable Holder(s) or any of its affiliates.  The applicable Holder(s) shall reimburse Cobalt for all reasonable out-of-pocket costs and expenses incurred in connection with controlling, defending or prosecuting any Tax Claim pursuant to this Section 3.2 to the extent such costs and expenses are attributable to a Tax Claim arising out of transactions or events of a Special Purpose Holdco or a Special Purpose Holdco Shared Subsidiary occurring on or prior to the Effective Date; provided that, in the case of a Special Purpose Holdco Shared Subsidiary, such reimbursement obligation shall be shared, jointly and severally, by the Shared Holders.

Section 3.3             Tax Refunds.  Any refund of Taxes paid by a Holder pursuant to this Article III and any amounts credited against Tax (but only when and to the extent such credit results in a reduction in current Taxes payable by Cobalt or any subsidiary thereof) to which a Special Purpose Holdco or a Special Purpose Holdco Shared Subsidiary becomes entitled, that relate to Taxes for taxable periods or portions thereof ending on or before the Effective Date shall be for the account of such Holder, and Cobalt shall pay over to such Holder an amount equal to such refund or credit (less any related expenses incurred by Cobalt to obtain such Tax refund or credit) no more than ten (10) days after receipt of such refund or credit.  Cobalt and the applicable Holder shall cooperate fully regarding the filing of any claim for refund or credit that is for the benefit of such Holder under this Section 3.3.   Notwithstanding any other provision in this Section 3.3, to the extent any taxing authority disallows any Tax refund or Tax credit with respect to which the Company has made a payment to the applicable Holder pursuant to this Section 3.3, the Company shall notify such Holder of such disallowed Tax refund or credit, and

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such Holder shall pay to Cobalt an amount equal to such disallowed Tax refund or credit within five (5) business days after such notification.  In the case of a Special Purpose Holdco Shared Subsidiary, the rights and obligations of this Section 3.3 shall be shared among the Shared Holders, and the obligations shall be joint and several.

Section 3.4             Straddle Periods.  For all purposes under this Agreement, in the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Tax that is allocable to the portion of the period ending on the close of the Effective Date shall be (i) in the case of Taxes that are (x) based upon or related to income or receipts, (y) imposed in connection with the sale or other transfer or assignment of property (real or personal, tangible or intangible) and (z) employment, social security or other similar taxes, deemed equal to the amount which would be payable for such period if the taxable year ended at the end of the Effective Date; and (ii) in the case of Taxes imposed on a periodic basis with respect to any assets or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Effective Date and the denominator of which is the number of calendar days in the entire period.

Section 3.5             Intended Tax Treatment.  Each party hereto agrees that (1) the exchange contemplated by Section 1.1 of this Agreement, (2) the receipt of shares of Cobalt common stock pursuant to the Merger (other than restricted shares as to which an election under Section 83(b) of the Code will not be made) and (3) the issuance of shares of Cobalt common stock in the IPO are intended collectively to be treated as exchanges qualifying under Section 351 of the Code, and that it will not take any position on any Tax Return or other action inconsistent with such intended treatment.  Each party hereto agrees to treat the contribution of Class A interests to [applicable newly formed Special Purpose Holdco] as a transaction qualifying under Section 351(a) of the Code, and will not take any position on any Tax Return or other action inconsistent with such intended treatment, except as required by applicable law.

Section 3.6             Reporting. Cobalt agrees that it will comply with the reporting requirements of Treasury Regulation Section 1.351-3(b) with respect to the transactions described herein.

Section 3.7             Tax Filings.  Cobalt and the Surviving Entity each hereby acknowledge that one or more Class A Limited Partners or affiliates of such Class A Limited Partners may be required to make certain Tax filings with respect to Section 897 of the Code and related provisions to receive nonrecognition treatment with respect to (i) a transfer of Class A Interests or an entity by such person to Cobalt pursuant to Section 1.1 of this Agreement and (ii) if applicable, a transfer of Class A Interests by such person to a Special Purpose Holdco, and each of Cobalt and the Surviving Entity agree to reasonably cooperate with such person in the making of such Tax filings and not to take any position on any Tax Return or other action inconsistent with the treatment of such transfers as qualifying for nonrecognition treatment under Section 351 and Section 897(e) of the Code, and the Treasury regulations promulgated thereunder, except as required by applicable law.

For purposes of this Agreement:

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“Tax” or “Taxes” means all taxes, charges, fees, levies, or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, and franchise taxes imposed by any governmental body; and such term shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof, and

“Tax Return” or “Tax Returns” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any laws relating to any Tax.

ARTICLE IV
MISCELLANEOUS

Section 4.1             Indemnification.  Each Holder shall jointly and severally indemnify, defend and hold harmless Cobalt, its Affiliates, and the officers, directors, employees, agents, representatives, successors and assigns of any of the foregoing (each a “Cobalt Indemnitee”) against all claims, losses, liabilities and damages incurred by any Cobalt Indemnitee arising out of or relating to any breach of any representation or warranty made by Holders in Article II of this Agreement.

Section 4.2             Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

if to Cobalt, to:

Cobalt International Energy, Inc.
Two Post Oak Central
1980 Post Oak Blvd., Suite 1200
Houston, TX 77056
Attention: Joseph H. Bryant
Facsimile No.: (713) 579-9184
E-mail: joe.bryant@cobaltintl.com

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with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Christopher Mayer
Richard D. Truesdell, Jr.
Facsimile No.:	(212) 701-5338
(212) 701-5674
E-mail:	chris.mayer@davispolk.com
richard.truesdell@davispolk.com

if to any Holder, to such Holder at the address set forth on Schedule III hereto:

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention:	Robert C. Schwenkel
Murray Goldfarb
Facsimile No.:	(212) 859-4000
E-mail:	robert.schwenkel@friedfrank.com
murray.goldfarb@friedfrank.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 4.3             Amendments and Waivers.  Any provision of this Agreement may be amended or waived with the written approval of Cobalt and each of the Holders that would be adversely affected by such amendment or waiver.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 4.4             Binding Effect; Benefit; Assignment.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Cobalt may transfer or assign its rights and obligations under

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this Agreement, in whole or from time to time in part, to one or more of its affiliates at any time; provided that such transfer or assignment shall not relieve Cobalt of its obligations hereunder or enlarge, alter or change any obligation of any Holder, and each Holder may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to any person that such Holder or any of its affiliates is permitted to assign any portion of its Partnership Interests pursuant to the terms of the Partnership Agreement; provided that such transfer or assignment shall not relieve such Holder of its obligations hereunder or enlarge, alter or change any obligation of Cobalt.

Section 4.5             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 4.6             Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 2.1 shall be deemed effective service of process on such party.

Section 4.7             WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.8             Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 4.9             Entire Agreement.  This Agreement and the agreements referenced herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

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Section 4.10           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.11           Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

[HOLDERS]

By:
Name:
Title:

SCHEDULE I

Holder	Class A Interests	Contributed Interests

SCHEDULE II

Holder	Number of Shares of Common Stock to be Issued to Holder

SCHEDULE III

ADDRESS OF HOLDERS